IVY BALANCED FUND
IVY BOND FUND
IVY INTERNATIONAL BALANCED FUND
IVY MORTGAGE SECURITIES FUND
IVY REAL ESTATE SECURITIES FUND
IVY SMALL CAP VALUE FUND
IVY VALUE FUND

Supplement dated October          , 2003 to
Statement of Additional Information dated October          , 2003

Each Fund will become the successor to an Advantus Fund (each, a “Predecessor Fund”) if shareholders of each Predecessor Fund approve a proposal to reorganize such Predecessor Fund into a corresponding Fund (the “Reorganizations”) and if certain other conditions are met. The shareholder meeting at which this proposal will be presented currently is scheduled to be held on November 20, 2003. This Statement of Additional Information assumes that the Reorganizations have been consummated as of the date of this Statement of Additional Information. The Reorganizations currently are scheduled to close on November 24, 2003, or at such later date as may be mutually agreed upon. The Funds are closed to purchases prior to the date of the closing of the Reorganizations.

Ivy Balanced Fund
Ivy Bond Fund
Ivy International Balanced Fund
Ivy Mortgage Securities Fund
Ivy Real Estate Securities Fund
Ivy Small Cap Value Fund
Ivy Value Fund

series of
IVY FUNDS
6300 Lamar Avenue
P. O. Box 29217
Shawnee Mission, Kansas 66201-9217
913-236-2000
888-WADDELL

STATEMENT OF ADDITIONAL INFORMATION
October       , 2003

     Ivy Funds (the “Trust”) is an open-end management investment company that currently consists of fifteen portfolios. This Statement of Additional Information (“SAI”) relates to the Class A, B, C and Y shares of the Ivy Balanced Fund, Ivy Bond Fund, Ivy International Balanced Fund, Ivy Mortgage Securities Fund, Ivy Real Estate Securities Fund, Ivy Small Cap Value Fund, and Ivy Value Fund, (each a “Fund” and, collectively, the “Funds”). The other eight portfolios of the Trust are described in separate prospectuses and SAIs.

     This SAI is not a prospectus and should be read in conjunction with the prospectus for the Funds dated October      , 2003, as supplemented from time to time (the “Prospectus”), which may be obtained upon request and without charge from the Trust at the Distributor’s address and telephone number printed below.

Investment Manager

Waddell & Reed Ivy Investment Company (“WRIICO”)
6300 Lamar Avenue
P.O. Box 29217
Shawnee Mission, Kansas 66201-9217

Distributor

Ivy Funds Distributor, Inc. (“IFDI”)
6300 Lamar Avenue
P. O. Box 29217
Shawnee Mission, Kansas 66201-9217

TABLE OF CONTENTS

General Information
Investments Objectives, Strategies and Limitations
Investment Restrictions
Portfolio Turnover
Management of the Funds
Principal Holders of Securities
Investment Advisory and Other Services
Brokerage Allocation
Proxy Voting Policy
Capitalization and Voting Rights
Purchase, Redemption and Pricing of Shares
Taxation of the Fund
Performance Information
Appendix A
Appendix B
Appendix C

GENERAL INFORMATION

     Each Fund is organized as a separate, diversified portfolio of Ivy Funds (the “Trust”), an open-end management investment company organized as a Massachusetts business trust on December 21, 1983.

     Each Fund is the successor to a separate Advantus Fund, each of which was a Minnesota corporation. Each such Advantus Fund to which a Fund succeeded (the “Predecessor Funds”) was reorganized as a separate series of the Trust, and Class A shares of the Funds were issued in exchange for existing shares of the Predecessor Funds. The Funds offer Class A, Class B, Class C and Class Y shares.

     Advantus Spectrum Fund, Inc. (the Predecessor Fund to Ivy Balanced Fund) and Advantus Mortgage Securities Fund, Inc. (the Predecessor Fund to Ivy Mortgage Securities Fund) were incorporated in October 1984. Advantus Bond Fund, Inc. (the Predecessor Fund to Ivy Bond Fund) was incorporated in January 1987, Advantus International Balanced Fund, Inc. (the Predecessor Fund to Ivy International Balanced Fund) and Advantus Cornerstone Fund, Inc. (the Predecessor Fund to Ivy Value Fund) were incorporated in January 1994. Advantus Real Estate Securities Fund, Inc. (the Predecessor Fund to Ivy Real Estate Securities Fund) was incorporated in September 1998. Advantus Venture Fund, Inc. (the Predecessor Fund to Ivy Small Cap Value Fund) was incorporated in July 1996.

     Effective July 23, 2003, the Trust changed its name from Ivy Fund to its current name.

     Descriptions in this SAI of a particular investment practice or technique in which any Fund may engage or a financial instrument which any Fund may purchase are meant to describe the spectrum of investments that WRIICO or a sub-advisor, in its discretion, might, but is not required to, use in managing each Fund’s portfolio assets. For example, WRIICO or a sub-advisor may, as the case may be, in its discretion, at any time employ a given practice, technique or instrument for one or more funds but not for all funds advised by it. It is also possible that certain types of financial instruments or investment techniques described herein may not be available, permissible, economically feasible or effective for their intended purposes in some or all markets, in which case a Fund would not use them. Investors should also be aware that certain practices, techniques, or instruments could, regardless of their relative importance in a Fund’s overall investment strategy, from time to time have a material impact on that Fund’s performance.

INVESTMENT OBJECTIVES, STRATEGIES AND RESTRICTIONS

     Each Fund has its own investment objectives and policies, which are described in the Prospectus under the captions “An Overview of the Funds” and “Additional Information About Strategies and Risks.” Descriptions of each Fund’s policies, strategies and investment restrictions, as well as additional information regarding the characteristics and risks associated with each Fund’s investment techniques, are set forth below.

     Whenever an investment objective, policy or restriction set forth in the Prospectus or this SAI states a maximum percentage of assets that may be invested in any security or other asset or describes a policy regarding quality standards, such percentage limitation or standard shall,

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unless otherwise indicated, apply to a Fund only at the time a transaction is entered into. Accordingly, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in the percentage which results from circumstances not involving any affirmative action by a Fund, such as a change in market conditions or a change in a Fund’s asset level or other circumstances beyond a Fund’s control, will not be considered a violation.

Fund Names And Investment Policies

     Ivy Mortgage Securities Fund, Ivy Bond Fund, Ivy Real Estate Securities Fund and Ivy Small Cap Value Fund have names that suggest a focus on a particular type of investment. In accordance with Rule 35d-1 under the Investment Company Act of 1940 (the “1940 Act”), each of those Funds has adopted a policy that it will, under normal circumstances, invest at least 80% of its assets in investments of the type suggested by its name. For this policy, “assets” means net assets plus the amount of any borrowings for investment purposes. In addition, in appropriate circumstances, synthetic investments may be included in the 80% basket if they have economic characteristics similar to the other investments included in the basket. A Fund’s policy to invest at least 80% of its assets in such a manner is not a “fundamental” one, which means that it may be changed without the vote of a majority of the Fund’s outstanding shares as defined in the 1940 Act. However, Rule 35d-1 requires that shareholders be given written notice at least 60 days prior to any change by a Fund of its 80% investment policy.

Equity Securities Of Small Capitalization Companies

     The Ivy Small Cap Value Fund will invest primarily in equity securities issued by small capitalization companies. Ivy International Balanced Fund, Ivy Balanced Fund, Ivy Value Fund and Ivy Real Estate Securities Fund may also invest in such securities. Small capitalization companies may be in a relatively early stage of development or may produce goods and services which have favorable prospects for growth due to increasing demand or developing markets. Frequently, such companies have a small management group and single product or product-line expertise that may result in an enhanced entrepreneurial spirit and greater focus which allow such firms to be successful. WRIICO, or the respective Fund’s investment sub-advisor, believes that such companies may develop into significant business enterprises and that an investment in such companies offers a greater opportunity for capital appreciation than an investment in larger more established entities. However, small capitalization companies frequently retain a large part of their earnings for research, development and investment in capital assets, so that the prospects for immediate dividend income are limited.

     While securities issued by smaller capitalization companies have historically produced better market results than the securities of larger issuers, there is no assurance that they will continue to do so or that the Fund will invest specifically in those companies which produce those results. Because of the risks involved, the Fund is not intended to constitute a complete investment program.

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Debt And Money Market Securities

     Each of the Funds may invest in long, intermediate and short-term debt securities from various industry classifications and money market instruments. The debt instruments in which these Funds may invest include the following:

•	Corporate obligations which at the time of purchase are rated within the four highest grades assigned by Standard & Poor’s Corporation (“S&P”), Moody’s Investors Services, Inc. (“Moody’s”) or any other national rating service, or, if not rated, are of equivalent investment quality as determined by WRIICO or a sub-advisor, as the case may be. To the extent that the Fund invests in securities rated BBB or Baa by S&P or Moody’s, respectively, it will be investing in securities which have speculative elements. As an operating policy, Ivy International Balanced Fund will not invest more than 5% of its assets in debt securities rated BBB by S&P or Baa by Moody’s. In addition, Ivy Bond Fund, Ivy Balanced Fund, and Ivy Mortgage Securities Fund may also invest up to 10% of their respective net assets in securities rated BB or Ba by S&P or Moody’s, respectively, and Ivy Small Cap Value Fund may also invest up to 10% of its net assets in securities (including convertible securities) rated at least B- by S&P or by B3 by Moody’s. See “Low Rated Securities,” below. For a description of the ratings used by Moody’s and S&P, see Appendix A below.

•	Obligations of, or guaranteed by, the U.S. Government, its agencies or instrumentalities.

•	Debt obligations of banks.

     Ivy Bond Fund may also purchase U.S. dollar denominated debt securities of foreign governments and companies which are publicly traded in the United States and rated within the four highest grades assigned by S&P or Moody’s.

     In addition to the instruments described above, which will generally be long-term, but may be purchased by a Fund within one year of the date of a security’s maturity, a Fund may also purchase other high quality securities including:

•	Obligations (including certificates of deposit and bankers acceptances) of U.S. banks, savings and loan associations, savings banks which have total assets (as of the date of their most recent annual financial statements at the time of investment) of not less than $2,000,000,000; U.S. dollar denominated obligations of Canadian chartered banks, London branches of U.S. banks and U.S. branches or agencies of foreign banks which meet the above-stated asset size; and obligations of any U.S. banks, savings and loan associations and savings banks, regardless of the amount of their total assets, provided that the amount of the obligations purchased does not exceed $100,000 for any one U.S. bank, savings and loan association or savings bank and the payment of the principal is insured by the Federal Deposit

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Insurance Corporation or the Federal Savings and Loan Insurance Corporation.

•	Obligations of the International Bank for Reconstruction and Development.

•	Commercial paper (including variable amount master demand notes) issued by U.S. corporations or affiliated foreign corporations and rated (or guaranteed by a company whose commercial paper is rated) at the date of investment Prime-1 by Moody’s or A-1 by S&P or, if not rated by either Moody’s or S&P, issued by a corporation having an outstanding debt issue rated Aa or better by Moody’s or AA or better by S&P and, if issued by an affiliated foreign corporation, such commercial paper (not to exceed in the aggregate 10% of such Fund’s (other than Ivy Mortgage Securities Fund’s) net assets) is U.S. dollar denominated and not subject at the time of purchase to foreign tax withholding.

     A Fund may also invest in securities which are unrated if WRIICO or a sub-advisor, as the case may be, determines that such securities are of equivalent investment quality to the rated securities described above. In the case of “split-rated” securities, which result when nationally-recognized rating agencies rate the security at different rating levels (e.g., BBB by S&P and Ba by Moody’s), it is each Fund’s general policy to classify such securities at the higher rating level where, in the judgment of WRIICO or the Fund’s sub-advisor, as the case may be, such classification reasonably reflects the security’s quality and risk.

     The market value of debt securities generally varies in response to changes in interest rates and the financial condition of each issuer. During periods of declining interest rates, the value of debt securities generally increases. Conversely, during periods of rising interest rates, the value of such securities generally declines. These changes in market value will be reflected in each Fund’s net asset value.

     A Fund may, however, acquire debt securities which, after acquisition, are down-graded by the rating agencies to a rating which is lower than the applicable minimum rating described above. In such an event it is each Fund’s general policy to dispose of such down-graded securities except when, in the judgment of WRIICO or the Fund’s sub-advisor, as the case may be, it is to the Fund’s advantage to continue to hold such securities. In no event, however, will any Fund hold in excess of 5% of its net assets in securities which have been down-graded subsequent to purchase where such down-graded securities are not otherwise eligible for purchase by the Fund. This 5% is in addition to securities which the Fund may otherwise purchase under its usual investment policies.

Low Rated Securities

     Ivy Value Fund and Ivy Small Cap Value Fund may also invest up to 10% of their respective net assets in debt securities (including convertible debt securities), which at the time of acquisition are rated at least B- or B3 by S&P or Moody’s, respectively, or rated at a comparable level by another independent publicly-recognized rating agency, or if not rated, are of equivalent investment quality as determined by WRIICO, or the Fund’s sub-advisor, as the

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case may be. Ivy Balanced Fund, Ivy Mortgage Securities Fund, and Ivy Bond Fund may invest up to 10% of their respective net assets in corporate bonds and mortgage-related securities, including convertible securities, which, at the time of acquisition, are rated BB or Ba by S&P or Moody’s, respectively, or rated at a comparable level by another independent publicly-recognized rating agency, or, if not rated, are of equivalent investment quality as determined by WRIICO or sub-advisor, as the case may be. Each Fund (except for Ivy Real Estate Securities Fund) may also hold an additional 5% of its net assets in securities rated below “investment grade” (i.e. below BBB) where such securities were either investment grade or eligible low rated securities at the time of purchase but subsequently down-graded to a rating not otherwise eligible for purchase by the Fund (see “Debt and Money Market Securities” above). Debt securities rated below the four highest categories (i.e., below BBB) are not considered investment grade obligations and are commonly called “junk bonds.” These securities are predominately speculative and present more credit risk than investment grade obligations. Bonds rated below BBB are also regarded as predominately speculative with respect to the issuer’s continuing ability to meet principal and interest payments.

     Low rated and unrated debt securities generally involve greater volatility of price and risk of principal and income, including the possibility of default by, or bankruptcy of, the issuers of the securities. In addition, the markets in which low rated and unrated debt securities are traded are more limited than those in which higher rated securities are traded. The existence of limited markets for particular securities may diminish a Fund’s ability to sell the securities at fair value either to meet redemption requests or to respond to changes in the economy or in the financial markets and could adversely affect and cause fluctuations in the daily net asset value of the Fund’s shares.

     Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of low rated debt securities, especially in a thinly traded market. Analysis of the creditworthiness of issuers of low rated debt securities may be more complex than for issuers of higher rated securities, and the ability of a Fund to achieve its investment objective may, to the extent of investment in low rated debt securities, be more dependent upon such creditworthiness analysis than would be the case if the Fund were investing in higher rated securities.

     Low rated debt securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. The prices of low rated debt securities have been found to be less sensitive to interest rate changes than higher rated investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in low rated debt securities prices because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If the issuer of low rated debt securities defaults, a Fund may incur additional expenses to seek recovery. The low rated bond market is relatively new, and many of the outstanding low rated bonds have not endured a major business recession.

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Convertible Securities

     Each of the Funds (except Ivy International Balanced Fund) may invest in debt or preferred equity securities convertible into or exchangeable for equity securities. Traditionally, convertible securities have paid dividends or interest at rates higher than common stocks but lower than non-convertible securities. They generally participate in the appreciation or depreciation of the underlying stock into which they are convertible, but to a lesser degree. The total return and yield of lower quality (high yield/high risk) convertible bonds can be expected to fluctuate more than the total return and yield of higher quality, shorter-term bonds, but not as much as common stocks. Ivy Value Fund and Ivy Small Cap Value Fund will limit its purchase of convertible debt securities to those that, at the time of purchase, are rated at least B- by S&P or B3 by Moody’s, or if not rated by S&P of Moody’s, are of equivalent investment quality as determined by WRIICO or sub-advisor, as the case may be. Ivy Bond Fund, Ivy Real Estate Securities Fund, Ivy Mortgage Securities Fund and Ivy Balanced Fund will each limit its purchase of convertible debt securities to those that, at the time of purchase, are rated at least BB or Ba by S&P or Moody’s, respectively, or if not rated by S&P or Moody’s, are of equivalent investment quality as determined by WRIICO or sub-advisor, as the case may be. See “Low Rated Securities” above.

U.S. Government Obligations

     These obligations are bills, certificates of indebtedness, notes and bonds issued or guaranteed as to principal or interest by the U.S. Government or by agencies or authorities controlled or supervised by and acting as instrumentalities of the U.S. Government established under the authority granted by Congress. Bills, notes and bonds issued by the U.S. Treasury are direct obligations of the U.S. Government and differ in their interest rates, maturities and times of issuance. Securities issued or guaranteed by agencies or authorities controlled or supervised by and acting as instrumentalities of the U.S. Government established under authority granted by Congress include but are not limited to, the Government National Mortgage Association (“GNMA”), the Export-Import Bank, the Student Loan Marketing Association, the U.S. Postal Service, the Tennessee Valley Authority, the Bank for Cooperatives, the Farmers Home Administration, the Federal Home Loan Bank, the Federal Financing Bank, the Federal Intermediate Credit Banks, the Federal Land Banks, the Farm Credit Banks and the Federal National Mortgage Association. Some obligations of U.S. Government agencies, authorities and other instrumentalities are supported by the full faith and credit of the U.S. Treasury, such as securities of the Government National Mortgage Association and the Student Loan Marketing Association; others by the right of the issuer to borrow from the U.S. Treasury, such as securities of the Federal Financing Bank and the U.S. Postal Service; and others only by the credit of the issuing agency, authority or other instrumentality, such as securities of the Federal Home Loan Bank and the Federal National Mortgage Association (“FNMA”).

Obligations Of Non-Domestic Banks

     Each Fund may invest in obligations of Canadian chartered banks, London branches of U.S. banks, and U.S. branches and agencies of foreign banks, which may involve somewhat greater opportunity for income than the other money market instruments in which such Funds invest, but may also involve investment risks in addition to any risks associated with direct

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obligations of domestic banks. These additional risks include future political and economic developments, the possible imposition of withholding taxes on interest income payable on such obligations, the possible seizure or nationalization of foreign deposits, the possible establishment of exchange controls or the adoption of other governmental restrictions, as well as market and other factors which may affect the market for or the liquidity of such obligations. Generally, Canadian chartered banks, London branches of U.S. banks, and U.S. branches and agencies of foreign banks are subject to fewer U.S. regulatory restrictions than those applicable to domestic banks, and London branches of U.S. banks may be subject to less stringent reserve requirements than domestic branches. Canadian chartered banks, U.S. branches and agencies of foreign banks, and London branches of U.S. banks may provide less public information than, and may not be subject to the same accounting, auditing and financial recordkeeping standards as, domestic banks. A Fund will not invest more than 25% of its total assets in obligations of Canadian chartered banks, London branches of U.S. banks, and U.S. branches and agencies of foreign banks.

Mortgage-Related Securities

     Ivy Bond Fund, Ivy Balanced Fund, and Ivy Mortgage Securities Fund may invest in mortgage-related securities (including securities which represent interests in pools of mortgage loans) issued by government (some of which may be U.S. Government agency issued or guaranteed securities as described herein) and non-government entities such as banks, mortgage lenders or other financial institutions. These securities may include both collateralized mortgage obligations and stripped mortgage-backed securities. Mortgage loans are originated and formed into pools by various organizations, including the Government National Mortgage Association (“GNMA”), the Federal National Mortgage Association (“FNMA”), the Federal Home Loan Mortgage Corporation (“FHLMC”) and various private organizations including commercial banks and other mortgage lenders. Payments on mortgage-related securities generally consist of both principal and interest, with occasional repayments of principal due to refinancings, foreclosures or certain other events. Some mortgage-related securities, such as collateralized mortgage obligations, make payments of both principal and interest at a variety of intervals. Certain mortgage-related securities, such as GNMA securities, entitle the holder to receive such payments, regardless of whether or not the mortgagor makes loan payments; certain mortgage-related securities, such as FNMA securities, guarantee the timely payment of interest and principal; certain mortgage-related securities, such as FHLMC securities, guarantee the timely payment of interest and ultimate collection of principal; and certain mortgage-related securities contain no such guarantees but may offer higher rates of return. No mortgage-related securities guarantee a Fund’s yield or the price of its shares.

     Each of these Funds expects its investments in mortgage-related securities to be primarily in high-grade mortgage-related securities either (a) issued by GNMA, FNMA or FHLMC or other United States Government owned or sponsored corporations or (b) rated A or better by S&P or Moody’s, or rated at a comparable level by another independent publicly-recognized rating agency, or, if not rated, are of equivalent investment quality as determined by WRIICO or sub-advisor, as the case may be. Each of these Funds may invest in mortgage-related securities rated BBB or Baa by S&P or Moody’s, respectively, or rated at a comparable level by another independent publicly-recognized rating agency, or, if not rated, are of equivalent investment quality as determined by WRIICO or sub-advisor, as the case may be, when deemed by WRIICO

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or sub-advisor to be consistent with the Fund’s respective investment objective. To the extent that a Fund invests in securities rated BBB or Baa by S&P or Moody’s, respectively, it will be investing in securities which have speculative elements. Each of these Funds may also invest up to 10% of its assets in mortgage-related securities rated BB or Ba by S&P or Moody’s, respectively, or rated at a comparable level by another independent publicly-recognized rating agency, or, if not rated, are of equivalent investment quality as determined by WRIICO or sub-advisor, as the case may be. See “Low Rated Securities,” above. Ivy Mortgage Securities Fund may not invest more than 35% of its total assets in securities rated BBB or Baa or lower by S&P or Moody’s, respectively. For further information about the characteristics and risks of mortgage-related securities, and for a description of the ratings used by Moody’s and S&P, see Appendix A.

U.S. Government Mortgage-Related Securities

     A governmental (i.e., backed by the full faith and credit of the U.S. Government) guarantor of mortgage-related securities is GNMA. GNMA is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of FHA-insured or VA-guaranteed mortgages.

     Government-related (i.e., not backed by the full faith and credit of the U.S. Government) guarantors include FNMA and FHLMC. FNMA is a government-sponsored corporation owned entirely by private stockholders. It is subject to general regulation by the Secretary of Housing and Urban Development. FNMA purchases residential mortgages from a list of approved seller/servicers which include state and federally-chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government.

     FHLMC is a corporate instrumentality of the U.S. Government and was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. Its stock is publicly traded. FHLMC issues Participation Certificates (“PCs”) which represent interests in mortgages from FHLMC’s national portfolio. FHLMC guarantees the timely payment of interest and principal on most PCs. There are some PCs, however, on which FHLMC guarantees the timely payment of interest but only the ultimate payment of principal. PCs are not backed by the full faith and credit of the U.S. Government.

Non-Governmental Mortgage-Related Securities

     Ivy Mortgage Securities Fund, Ivy Balanced Fund, and Ivy Bond Fund may invest in non-governmental mortgage-related securities. Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential and commercial mortgage loans. Such issuers may in addition be the originators and servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental

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issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government guarantees of payments in the former pools. However, timely payment of interest and principal of these pools is supported by various forms of insurance, guarantees and credit enhancements, including individual loan, title, pool and hazard insurance. The insurance and guarantees are issued by government entities, private insurers and the mortgage poolers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets a Fund’s investment quality standards. There can be no assurance that the private insurers can meet their obligations under the policies. Each of these Funds may buy mortgage-related securities without insurance or guarantees if through an examination of the loan experience and practices of the poolers WRIICO or sub-advisor, as the case may be, determines that the securities meet the Fund’s quality standards. Although the market for such securities is becoming increasingly liquid, securities issued by certain private organizations may not be readily marketable. A Fund will not purchase mortgage-related securities or any other assets which in WRIICO’s or a sub-advisor’s opinion are illiquid if, as a result, more than 15% of the value of the Fund’s net assets will be illiquid.

Collateralized Mortgage Obligations

     Ivy Bond Fund, Ivy Balanced Fund, and Ivy Mortgage Securities Fund may invest in collateralized mortgage obligations (“CMOs”), in which several different series of bonds or certificates secured by pools of mortgage-backed securities or mortgage loans, are issued. The series differ from each other in terms of the priority rights which each has to receive cash flows with the CMO from the underlying collateral. Each CMO series may also be issued in multiple classes. Each class of a CMO series, often referred to as a “tranche,” is usually issued at a specific coupon rate and has a stated maturity. The underlying security for the CMO may consist of mortgage-backed securities issued or guaranteed by U.S. Government agencies or whole loans. CMOs backed by U.S. Government agency securities retain the credit quality of such agency securities and therefore present minimal credit risk. CMOs backed by whole loans typically carry various forms of credit enhancements to protect against credit losses and provide investment grade ratings. Unlike traditional mortgage pass-through securities, which simply pass through interest and principal on a pro rata basis as received, CMOs allocate the principal and interest from the underlying mortgages among the several classes or tranches of the CMO in many ways. All residential, and some commercial, mortgage-related securities are subject to prepayment risk. A CMO does not eliminate that risk, but, by establishing an order of priority among the various tranches for the receipt and timing of principal payments, it can reallocate that risk among the tranches. Therefore, the stream of payments received by a CMO bondholder may differ dramatically from that received by an investor holding a traditional pass-through security backed by the same collateral.

     In the traditional form of CMO, interest is paid currently on all tranches but principal payments are applied sequentially to retire each tranche in order of stated maturity. Traditional sequential payment CMOs have evolved into numerous more flexible forms of CMO structures which can vary frequency of payments, maturities, prepayment risk and performance characteristics. The differences between these new types of CMOs relate primarily to the manner in which each varies the amount and timing of principal and interest received by each tranche from the underlying collateral. Under all but the sequential payment structures, specific

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tranches of CMOs have priority rights over other tranches with respect to the amount and timing of cash flow from the underlying mortgages.

     The primary risk associated with any mortgage security is the uncertainty of the timing of cash flows; specifically, uncertainty about the possibility of either the receipt of unanticipated principal in falling interest rate environments (prepayment or call risk) or the failure to receive anticipated principal in rising interest rate environments (extension risk). In a CMO, that uncertainty may be allocated to a greater or lesser degree to specific tranches depending on the relative cash flow priorities of those tranches. By establishing priority rights to receive and reallocate payments of prepaid principal, the higher priority tranches are able to offer better call protection and extension protection relative to the lower priority classes in the same CMO. For example, when insufficient principal is received to make scheduled principal payments on all tranches, the higher priority tranches receive their scheduled premium payments first and thus bear less extension risk than lower priority tranches. Conversely, when principal is received in excess of scheduled principal payments on all tranches (call risk), the lower priority tranches are required to receive such excess principal until they are retired and thus bear greater prepayment risk than the higher priority tranches. Therefore, depending on the type of CMO purchased, an investment may be subject to a greater or lesser risk of prepayment, and experience a greater or lesser volatility in average life, yield, duration and price, than other types of mortgage-related securities. A CMO tranche may also have a coupon rate which resets periodically at a specified increment over an index. These floating rate CMOs are typically issued with lifetime caps on the level to which the floating coupon rate is allowed to rise. Each of these Funds may invest in such securities, usually subject to a cap, provided such securities satisfy the same requirements regarding cash flow priority applicable to the Fund’s purchase of CMOs generally. CMOs are typically traded over the counter rather than on centralized exchanges. Because CMOs of the type purchased by the Fund tend to have relatively more predictable yields and are relatively less volatile, they are also generally more liquid than CMOs with greater prepayment risk and more volatile performance profiles.

     Ivy Bond Fund, Ivy Balanced Fund, and Ivy Mortgage Securities Fund may also purchase CMOs known as “accrual” or “Z” bonds. An accrual or Z bond holder is not entitled to receive cash payments until one or more other classes of the CMO have been paid in full from payments on the mortgage loans underlying the CMO. During the period in which cash payments are not being made on the Z tranche, interest accrues on the Z tranche at a stated rate, and this accrued interest is added to the amount of principal which is due to the holder of the Z tranche. After the other classes have been paid in full, cash payments are made on the Z tranche until its principal (including previously accrued interest which was added to principal, as described above) and accrued interest at the stated rate have been paid in full. Generally, the date upon which cash payments begin to be made on a Z tranche depends on the rate at which the mortgage loans underlying the CMO are prepaid, with a faster prepayment rate resulting in an earlier commencement of cash payments on the Z tranche. Like a zero coupon bond, during its accrual period the Z tranche of a CMO has the advantage of eliminating the risk of reinvesting interest payments at lower rates during a period of declining market interest rates. At the same time, however, and also like a zero coupon bond, the market value of a Z tranche can be expected to fluctuate more widely with changes in market interest rates than would the market value of a tranche which pays interest currently. Changes in market interest rates also can be expected to influence prepayment rates on the mortgage loans underlying the CMO of which a Z tranche is a

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part. As noted above, such changes in prepayment rates will affect the date at which cash payments begin to be made on a Z tranche, and therefore also will influence its market value. As an operating policy, Ivy Mortgage Securities Fund, Ivy Balanced Fund, and Ivy Bond Fund will not purchase a Z bond if the respective Fund’s aggregate investment in Z bonds which are then still in their accrual periods would exceed 20% of the Fund’s total assets (Z bonds which have begun to receive cash payments are not included for purposes of this 20% limitation).

     Ivy Bond Fund, Ivy Balanced Fund, and Ivy Mortgage Securities Fund may also invest in inverse or reverse floating CMOs. Inverse or reverse floating CMOs constitute a tranche of a CMO with a coupon rate that moves in the reverse direction to an applicable index. Accordingly, the coupon rate will increase as interest rates decrease. A Fund would be adversely affected, however, by the purchase of such CMOs in the event of an increase in interest rates since the coupon rate will decrease as interest rates increase, and, like other mortgage-related securities, the value will decrease as interest rates increase. Inverse or reverse floating rate CMOs are typically more volatile than fixed or floating rate tranches of CMOs, and usually carry a lower cash flow priority. As an operating policy, Ivy Bond Fund, Ivy Balanced Fund, and Ivy Mortgage Securities Fund will treat inverse floating rate CMOs as illiquid and, therefore, will limit its investments in such securities, together with all other illiquid securities, to 15% of such Fund’s net assets.

Stripped Mortgage-Backed Securities

     Ivy Bond Fund, Ivy Balanced Fund, and Ivy Mortgage Securities Fund may invest in stripped mortgage-backed securities. Stripped mortgage-backed securities represent undivided ownership interests in a pool of mortgages, the cash flow of which has been separated into its interest and principal components. “IOs” (interest only securities) receive the interest portion of the cash flow while “POs” (principal only securities) receive the principal portion. Stripped mortgage-backed securities may be issued by U.S. Government agencies or by private issuers. As interest rates rise and fall, the value of IOs tends to move in the same direction as interest rates, unlike other mortgage-backed securities (which tend to move in the opposite direction compared to interest rates). Under the Internal Revenue Code of 1986, as amended, POs may generate taxable income from the current accrual of original issue discount, without a corresponding distribution of cash to the Fund.

     The cash flows and yields on standard IO and PO classes are extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets. For example, a rapid or slow rate of principal payments may have a material adverse effect on the performance and prices of IOs or POs, respectively. If the underlying mortgage assets experience greater than anticipated prepayments of principal, an investor may fail to recoup fully its initial investment in an IO class of a stripped mortgage-backed security, even if the IO class is rated AAA or Aaa or is derived from a full faith and credit obligation (i.e., a GNMA). Conversely, if the underlying mortgage assets experience slower than anticipated prepayments of principal, the price on a PO class will be affected more severely than would be the case with a traditional mortgage-backed security, but unlike IOs, an investor will eventually recoup fully its initial investment provided no default of the guarantor occurs. As an operating policy, a Fund will limit its investments in IOs and POs to 15% of the Fund’s net assets, and will treat them as illiquid securities (which, in the aggregate, may not exceed 15% of each Fund’s net assets)

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except to the extent such securities are deemed liquid by WRIICO or sub-advisor, as the case may be, in accordance with standards established by the Trust’s Board of Trustees. See “Restricted and Illiquid Securities” below.

Asset-Backed And Stripped Asset-Backed Securities

     Ivy Bond Fund, Ivy Balanced Fund, and Ivy Mortgage Securities Fund may invest in asset-backed securities rated within the four highest grades assigned by Moody’s or S&P, or, if not rated, are of equivalent investment quality as determined by WRIICO or sub-advisor, as the case may be. Asset-backed securities usually represent interests in pools of consumer loans (typically trade, credit card or automobile receivables). The credit quality of most asset-backed securities depends primarily on the credit quality of the assets underlying such securities, how well the entity issuing the security is insulated from the credit risk of the originator or any other affiliated entities, the quality of the servicing of the receivables, and the amount and quality of any credit support provided to the securities. The rate of principal payment on asset-backed securities may depend on the rate of principal payments received on the underlying assets which in turn may be affected by a variety of economic and other factors. As a result, the yield on any asset-backed security may be difficult to predict with precision and actual yield to maturity may be more or less than the anticipated yield to maturity. Some asset-backed transactions are structured with a “revolving period” during which the principal balance of the asset-backed security is maintained at a fixed level, followed by a period of rapid repayment. This structure is intended to insulate holders of the asset-backed security from prepayment risk to a significant extent. Asset-backed securities may be classified as pass-through certificates or collateralized obligations.

     Pass-through certificates are asset-backed securities which represent an undivided fractional ownership interest in an underlying pool of assets. Pass-through certificates usually provide for payments of principal and interest received to be passed through to their holders, usually after deduction for certain costs and expenses incurred in administering the pool. Because pass-through certificates represent an ownership interest in the underlying assets, the holders thereof bear directly the risk of any defaults by the obligors on the underlying assets not covered by any credit support.

     Asset-backed securities issued in the form of debt instruments, also known as collateralized obligations, are generally issued as the debt of a special purpose entity organized solely for the purpose of owning such assets and issuing such debt. The assets collateralizing such asset-backed securities are pledged to a trustee or custodian for the benefit of the holders thereof. Such issuers generally hold no assets other than those underlying the asset-backed securities and any credit support provided. As a result, although payments on such asset-backed securities are obligations of the issuers, in the event of defaults on the underlying assets not covered by any credit support, the issuing entities are unlikely to have sufficient assets to satisfy their obligations on the related asset-backed securities.

     To lessen the effect of failures by obligors on underlying assets to make payments, such securities may contain elements of credit support. Such credit support falls into two classes: liquidity protection and protection against ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity

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administering the pool of assets, to ensure that scheduled payments on the underlying pool are made in a timely fashion. Protection against ultimate default ensures ultimate payment of the obligations on at least a portion of the assets in the pool. Such protection may be provided through guarantees, insurance policies or letters of credit obtained from third parties, through various means of structuring the transaction or through a combination of such approaches.

     Asset-backed securities may be stripped to create interest-only and principal-only securities in the same manner as mortgage-backed securities. See “Stripped Mortgage-Backed Securities,” above. The value of asset-backed IOs also tends to move in the same direction as changes in interest rates, unlike other asset-backed (or mortgage-backed) securities, which tend to move in the opposite direction compared to interest rates. As with stripped mortgage-backed securities, the cash flows and yields on asset-backed IOs and POs are also extremely sensitive to the rate of principal payments on the related underlying assets. See “Stripped Mortgage-Backed Securities,” above. As an operating policy, a Fund will limit its investment in IOs and POs to 15% of the Fund’s net assets, and will treat them as illiquid securities (which, in the aggregate, may not exceed 15% of each Fund’s net assets) except to the extent such securities are deemed liquid by WRIICO or sub-advisor, as the case may be, in accordance with standards established by the Trust’s Board of Trustees. See “Restricted and Illiquid Securities” below.

Direct Investments In Mortgages - Whole Loans

     Ivy Mortgage Securities Fund, Ivy Bond Fund, and Ivy Balanced Fund may invest up to 10% of the value of its net assets directly in mortgages securing residential or commercial real estate (i.e., the Fund becomes the mortgagee). Such investments are not “mortgage-related securities” as described above. They are normally available from lending institutions which group together a number of mortgages for resale (usually from 10 to 50 mortgages) and which act as servicing agent for the purchaser with respect to, among other things, the receipt of principal and interest payments. (Such investments are also referred to as “whole loans”.) The vendor of such mortgages receives a fee from a Fund for acting as servicing agent. The vendor does not provide any insurance or guarantees covering the repayment of principal or interest on the mortgages. Unlike pass-through securities, whole loans constitute direct investment in mortgages inasmuch as a Fund, rather than a financial intermediary, becomes the mortgagee with respect to such loans purchased by the Fund. At present, such investments are considered to be illiquid by WRIICO or sub-advisor, as the case may be. The Fund will invest in such mortgages only if its investment advisor or sub-advisor has determined through an examination of the mortgage loans and their originators (which may include an examination of such factors as percentage of family income dedicated to loan service and the relationship between loan value and market value) that the purchase of the mortgages should not represent a significant risk of loss to the Fund.

Foreign Securities

     Ivy Real Estate Securities Fund, Ivy Balanced Fund, Ivy Bond Fund, Ivy Mortgage Securities Fund, and Ivy Small Cap Value Fund may invest up to 10% of the market value of its total assets in securities of foreign issuers which are not traded in the U.S. (Securities of foreign issuers which are U.S. dollar denominated and issued and publicly traded in the U.S., usually in the form of sponsored American Depositary Receipts (ADRs), are not considered foreign

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securities for this purpose and are not subject to this 10% limitation. Each of Ivy Real Estate Securities Fund, Ivy Small Cap Value Fund, and Ivy Balanced Fund may not, however, invest more than 10% of its total assets in ADRs.). Such securities are typically publicly traded but may in some cases be issued as private placements (each Fund will treat private placement securities as illiquid securities which, when aggregated with all other illiquid securities, may not exceed 15% of the Fund’s net assets). Ivy Value Fund may invest up to 25% of its total assets in securities of foreign issuers which are not publicly traded in the U.S., and is under no restrictions with respect to ADRs. In addition, Ivy International Balanced Fund may invest in foreign securities without limitation.

     Investing in securities of foreign issuers may result in greater risk than that incurred in investing in securities of domestic issuers. There is the possibility of expropriation, nationalization or confiscatory taxation, taxation of income earned in foreign nations or other taxes imposed with respect to investments in foreign nations; foreign exchange controls (which may include suspension of the ability to transfer currency from a given country), default in foreign government securities, political or social instability or diplomatic developments which could affect investments in securities of issuers in those nations. In addition, in many countries there is less publicly available information about issuers than is available in reports about companies in the U.S. Foreign companies are not generally subject to uniform accounting, auditing and financial reporting standards, and auditing practices and requirements may not be comparable to those applicable to U.S. companies. Further, a Fund may encounter difficulties or be unable to pursue legal remedies and obtain judgments in foreign courts. Commission rates in foreign countries, which are sometimes fixed rather than subject to negotiation as in the U.S., are likely to be higher. Further, the settlement period of securities transactions in foreign markets may be longer than in domestic markets. In many foreign countries there is less government supervision and regulation of business and industry practices, stock exchanges, brokers and listed companies than in the U.S. The foreign securities markets of many of the countries in which the Fund may invest may also be smaller, less liquid, and subject to greater price volatility than those in the U.S. Also, some countries may withhold portions of interest, dividends and gains at the source. A Fund may also be unfavorably affected by fluctuations in the relative rates of exchange between the currencies of different nations (i.e., when the currency being exchanged has decreased in value relative to the currency being purchased). There are further risk considerations, including possible losses through the holding of securities in domestic and foreign custodial banks and depositories.

     Furthermore, Ivy International Balanced Fund may invest in securities issued by governments, governmental agencies and companies located in developing market countries. The Fund considers countries having developing markets to be all countries that are generally considered to be developing or emerging countries by the International Bank for Reconstruction and Development (more commonly referred to as the World Bank) and the International Finance Corporation, as well as countries that are classified by the United Nations or otherwise regarded by their authorities as developing. Currently, the countries not included in this category are Ireland, Spain, New Zealand, Australia, the United Kingdom, Italy, the Netherlands, Belgium, Austria, France, Canada, Germany, Denmark, the United States, Sweden, Finland, Norway, Japan and Switzerland. In addition, developing market securities means (i) securities of companies the principal securities trading market for which is a developing market country, as defined above, (ii) securities, traded in any market, of companies that derive 50% or more of

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their total revenue from either goods or services produced in such developing market countries or sales made in such developing market countries or (iii) securities of companies organized under the laws of, and with a principal office in, a developing market country. Ivy International Balanced Fund will at all times, except during temporary defensive periods, maintain investments in at least three countries having developing markets.

     An American Depositary Receipt (“ADR”) is a negotiable certificate, usually issued by a U.S. bank, representing ownership of a specific number of shares in a non-U.S. corporation. ADRs are quoted and traded in U.S. dollars in the U.S. securities market. An ADR is sponsored if the original issuing company has selected a single U.S. bank to serve as its U.S. depositary and transfer agent. This relationship requires a deposit agreement which defines the rights and duties of both the issuer and depositary. Companies that sponsor ADRs must also provide their ADR investors with English translations of company information made public in their own domiciled country. Sponsored ADR investors also generally have the same voting rights as ordinary shareholders, barring any unusual circumstances. ADRs which meet these requirements can be listed on U.S. stock exchanges. Unsponsored ADRs are created at the initiative of a broker or bank reacting to demand for a specific foreign stock. The broker or bank purchases the underlying shares and deposits them in a depositary. Unsponsored shares issued after 1983 are not eligible for U.S. stock exchange listings. Furthermore, they do not generally include voting rights.

     In addition, Ivy International Balanced Fund may invest in European Depositary Receipts, which are receipts evidencing an arrangement with a European bank similar to that for ADRs and which are designed for use in the European securities markets. European Depository Receipts are not necessarily denominated in the currency of the underlying security.

Investments In Russia

     Ivy International Balanced Fund may invest in securities of Russian companies, which involves risks and special considerations not typically associated with investing in United States securities markets. Since the breakup of the Soviet Union at the end of 1991, Russia has experienced dramatic political and social change. The political system in Russia is emerging from a long history of extensive state involvement in economic affairs. The country is undergoing a rapid transition from a centrally-controlled command system to a market-oriented, democratic model. The Fund may be affected unfavorably by political or diplomatic developments, social instability, changes in government policies, taxation and interest rates, currency repatriation restrictions and other political and economic developments in the law or regulations in Russia and, in particular, the risks of expropriation, nationalization and confiscation of assets and changes in legislation relating to foreign ownership.

     The planned economy of the former Soviet Union was run with qualitatively different objectives and assumptions from those prevalent in a market system and Russian businesses do not have any recent history of operating within a market-oriented economy. In general, relative to companies operating in Western economies, companies in Russia are characterized by a lack of: (i) management with experience of operating in a market economy; (ii) modern technology; and, (iii) a sufficient capital base with which to develop and expand their operations. It is unclear what will be the future effect on Russian companies, if any, of Russia’s continued

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attempts to move toward a more market-oriented economy. Russia’s economy has experienced severe economic recession, if not depression, since 1990 during which time the economy has been characterized by high rates of inflation, high rates of unemployment, declining gross domestic product, deficit government spending, and a devaluing currency. The economic reform program has involved major disruptions and dislocations in various sectors of the economy, and those problems have been exacerbated by growing liquidity problems. Further, Russia presently receives significant financial assistance from a number of countries through various programs. To the extent these programs are reduced or eliminated in the future, Russian economic development may be adversely impacted.

     The Russian securities markets are substantially smaller, less liquid and significantly more volatile than the securities markets in the United States. In addition, there is little historical data on these securities markets because they are of recent origin. A substantial proportion of securities transactions in Russia are privately negotiated outside of stock exchanges and over-the-counter markets. A limited number of issuers represent a disproportionately large percentage of market capitalization and trading volume. Although evolving rapidly, even the largest of Russia’s stock exchanges are not well developed compared to Western stock exchanges. The actual volume of exchange-based trading in Russia is low and active on-market trading generally occurs only in the shares of a few private companies. Most secondary market trading of equity securities occurs through over-the-counter trading facilitated by a growing number of licensed brokers. Shares are traded on the over-the-counter market primarily by the management of enterprises, investment funds, short-term speculators and foreign investors. The securities of Russian companies are mostly traded over-the-counter and, despite the large number of stock exchanges, there is still no organized public market for such securities. This may increase the difficulty of valuing the Fund’s investments. No established secondary markets may exist for many of the securities in which the Fund may invest. Reduced secondary market liquidity may have an adverse effect on market price and the Fund’s ability to dispose of particular instruments when necessary to meet its liquidity requirements or in response to specific economic events such as a deterioration in the creditworthiness of the issuer. Reduced secondary market liquidity for securities may also make it more difficult for the Fund to obtain accurate market quotations for purposes of valuing its portfolio and calculating its net asset value. Market quotations are generally available on many emerging country securities only from a limited number of dealers and may not necessarily represent firm bids of those dealers or prices for actual sales.

     Because of the recent formation of the securities markets as well as the underdeveloped state of the banking and telecommunications systems, settlement, clearing and registration transactions are subject to significant risks not normally associated with investments in the United States and other more developed markets. Ownership of shares (except where shares are held through depositories that meet the requirements of the 1940 Act) is defined according to entries in the company’s share register and normally evidenced by extracts from the register or in certain limited cases by formal share certificates. However, there is not a central registration system and these services are carried out by the companies themselves or by registrars located throughout Russia. These registrars are not necessarily subject to effective state supervision and its possible for the Fund to lose its registration through fraud, negligence and even mere oversight. The laws and regulations in Russia affecting Western investment business continue to evolve in an unpredictable manner. Russian laws and regulations, particularly those involving taxation, foreign investment and trade, title to property or securities, and transfer of title,

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applicable to the Fund’s activities are relatively new and can change quickly and unpredictably in a manner far more volatile than in the United States or other developed market economies. Although basic commercial laws are in place, they are often unclear or contradictory and subject to varying interpretation, and may at any time be amended, modified, repealed or replaced in a manner adverse to the interest of the Fund. There is still lacking a cohesive body of law and precedents normally encountered in business environments. Foreign investment in Russian companies is, in certain cases, legally restricted. Sometimes these restrictions are contained in constitutional documents of an enterprise which are not publicly available. Russian foreign investment legislation currently guarantees the right of foreign investors to transfer abroad income received on investments such as profits, dividends and interest payments. This right is subject to settlement of all applicable taxes and duties. However, more recent legislation governing currency regulation and control guarantees the right to export interest, dividends and other income on investments, but does not expressly permit the repatriation of capital from the realization of investments. Current practice is to recognize the right to repatriation of capital. Authorities currently do not attempt to restrict repatriation beyond the extent of the earlier law. No guarantee can be made, however, that amounts representing realization of capital of income will be capable of being remitted. If, for any reason, the Fund were unable to distribute an amount equal to substantially all of its investment company taxable income (as defined for U.S. tax purposes) within applicable time periods, the Fund would not qualify for the favorable U.S. federal income tax treatment afforded to regulated investment companies, or, even if it did so qualify, it might become liable for income and excise taxes on undistributed income.

     Russian courts lack experience in commercial dispute resolution and many of the procedural remedies for enforcement and protection of legal rights typically found in Western jurisdictions are not available in Russia. There remains uncertainty as to the extent to which local parties and entities, including Russian state authorities, will recognize the contractual and other rights of the parties with which they deal. Accordingly, there will be difficulty and uncertainty in the Fund’s ability to protect and enforce its rights against Russian state and private entities. There is also no assurance that the Russian courts will recognize or acknowledge that the Fund has acquired title to any property or securities in which the Fund invests, or that the Fund is the owner of any property or security held in the name of a nominee which has acquired such property or security on behalf of the Fund, because there is at present in Russia no reliable system or legal framework regarding the registration of titles. There can be no assurance that this difficulty in protecting and enforcing rights in Russia will not have a material adverse effect on the Fund and its operations. Difficulties are likely to be encountered enforcing judgments of foreign courts within Russia or of Russian courts in foreign jurisdictions due to the limited number of countries which have signed treaties for mutual recognition of court judgments with Russia.

Currency Exchange Transactions

     Spot Exchange Transactions. Ivy International Balanced Fund usually effects currency exchange transactions on a spot (i.e. cash) basis at the spot rate prevailing in the foreign exchange market. However, some price spread on currency exchange will be incurred when the Fund converts assets from one currency to another. Further, the Fund may be affected either unfavorably or favorably by fluctuations in the relative rates of exchange between the currencies of different nations. For example, in order to realize the value of a foreign investment, the Fund

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must convert that value, as denominated in its foreign currency, into U.S. dollars using the applicable currency exchange rate. The exchange rate represents the current price of a U.S. dollar relative to that foreign currency; that is, the amount of such foreign currency required to buy one U.S. dollar. If the Fund holds a foreign security which has appreciated in value as measured in the foreign currency, the level of appreciation actually realized by the Fund may be reduced or even eliminated if the foreign currency has decreased in value relative to the U.S. dollar subsequent to the date of purchase. In such a circumstance, the cost of a U.S. dollar purchased with that foreign currency has gone up and the same amount of foreign currency purchases fewer dollars than at an earlier date.

     Forward Exchange Contracts. Ivy International Balanced Fund also has the authority to deal in forward foreign currency exchange contracts between currencies of the different countries in which such Portfolios may invest for speculative purposes. This is accomplished through contractual agreements to purchase or sell a specified currency at a specified future date and price set at the time of the contract. Forward exchange contracts are individually negotiated and privately traded by currency traders and their customers. These forward foreign currency exchange contracts may involve the sale of U.S. dollars and the purchase of a foreign currency, or may be foreign cross-currency contracts involving the sale of one foreign currency and the purchase of another foreign currency (such foreign cross-currency contracts may be considered a hedging rather than a speculative strategy if the Fund’s commitment to purchase the new (more favorable) currency is limited to the market value of the Fund’s securities denominated in the old (less favorable) currency — see “Foreign Currency Hedging Transactions,” below). Because these transactions are not entered into for hedging purposes, the Fund’s custodian bank maintains, in a separate account of the Fund, liquid assets, such as cash, short-term securities and other liquid securities (marked to the market daily), having a value equal to, or greater than, any commitments to purchase currency on a forward basis. The prediction of currency movements is extremely difficult and the successful execution of a speculative strategy is highly uncertain.

Foreign Currency Hedging Transactions

     Forward Exchange Contracts. Ivy International Balanced Fund has authority to deal in forward foreign currency exchange contracts between currencies of the different countries in which the Fund will invest as a hedge against possible variations in the foreign exchange rate between these currencies. This is accomplished through contractual agreements to purchase or sell a specified currency at a specified future date and prices set at the time of the contract. Forward exchange contracts are individually negotiated and privately traded by currency traders and their customers. The Fund’s dealings in forward foreign exchange contracts entered into for the purpose of hedging will be limited to hedging involving specific transactions, portfolio positions or foreign cross-currency hedging.

     Transaction hedging is the purchase or sale of forward foreign currency with respect to specific receivables or payables of the Fund arising from the purchase and sale of portfolio securities, the sale and redemption of shares of the Fund, or the payment of dividends and distributions by the Fund. (An example of a transaction hedge is when the Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to “lock in” the price of the security in a particular currency). Position hedging is the sale of forward foreign exchange contracts into U.S. dollars with respect to portfolio security positions

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denominated or quoted in such foreign currency. (An example of a position hedge is if the Fund’s sub-advisor believes that a foreign currency - for example the Japanese yen - may suffer a decline against another currency - for example the U.S. dollar - it may enter into a forward sale contract to sell an amount of the foreign currency expected to decline - the Japanese yen - that approximates the value of some or all of the Fund’s investment securities denominated in the Japanese yen). Foreign cross-currency hedging occurs when the Fund’s investment sub-advisor believes a particular foreign currency may enjoy a substantial movement against another foreign currency and the sub-advisor decides to enter into a forward contract to sell the less favorable foreign currency in which certain Fund securities are denominated and to buy the more favorable foreign currency in an amount not to exceed the total market value of the Fund’s securities denominated in the less favorable currency.

     The prediction of short-term currency market movements is extremely difficult, and the successful execution of a hedging strategy is highly uncertain.

     It is impossible to forecast with absolute precision the market value of portfolio securities at the expiration of the contract. Accordingly, it may be necessary for the Fund to purchase additional foreign currency on the spot market (and bear the expense of such purchase) if the market value of the security is less than the amount of foreign currency the Fund is obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security if its market value exceeds the amount of foreign currency the Fund is obligated to deliver.

     If the Fund retains the portfolio security and engages in an offsetting transaction, the Fund will incur a gain or a loss to the extent that there has been movement in forward contract prices. If the Fund engages in an offsetting transaction, it may subsequently enter into a new forward contract to sell the foreign currency. Should forward prices decline during the period between the Fund entering into a forward contract for the sale of a foreign currency and the date it enters into an offsetting contract for the purchase of the foreign currency, the Fund will realize a gain to the extent the price of the currency it has agreed to sell exceeds the price of the currency it has agreed to purchase. Should forward prices increase, the Fund will suffer a loss to the extent the price of the currency it has agreed to purchase exceeds the price of the currency it has agreed to sell.

     Currency Futures Contracts. Ivy International Balanced Fund may also enter into exchange-traded contracts for the purchase or sale for future delivery of foreign currencies (“foreign currency futures”). This investment technique will be used only to hedge against anticipated future changes in exchange rates which otherwise might adversely affect the value of the Fund’s portfolio securities or adversely affect the prices of securities that the Fund intends to purchase at a later date. The successful use of foreign currency futures will usually depend on the ability of the Fund’s investment sub-advisor to forecast currency exchange rate movements correctly. Should exchange rates move in an unexpected manner, the Fund may not achieve the anticipated benefits of foreign currency futures or may realize losses.

Closed-End Investment Companies

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     Some countries, such as South Korea, Chile and India, have authorized the formation of closed-end investment companies to facilitate indirect foreign investment in their capital markets. In accordance with the Investment Company Act of 1940, Ivy International Balanced Fund may invest up to 10% of its total assets in securities of closed-end investment companies. This restriction on investments in securities of closed-end investment companies may limit opportunities for the Fund to invest indirectly in certain developing markets. Shares of certain closed-end investment companies may at times be acquired only at market prices representing premiums to their net asset values. If the Fund acquires shares of closed-end investment companies, shareholders would bear both their proportionate share of expenses of the Fund (including management and advisory fees) and, indirectly, the expenses of such closed-end investment companies.

Real Estate Investment Trust Securities

     Ivy Value Fund, Ivy Balanced Fund, and Ivy Real Estate Securities Fund may invest in securities issued by real estate investment trusts. A real estate investment trust (“REIT”) is a corporation or a business trust that would otherwise be taxed as a corporation, which meets certain requirements of the Internal Revenue Code of 1986, as amended (the “Code”). The Code permits a qualifying REIT to deduct dividends paid, thereby effectively eliminating corporate level federal income tax and making the REIT a pass-through vehicle for federal income tax purposes. In order to qualify as a REIT, a company must derive at least 75% of its gross income from real estate sources (rents, mortgage interest, and gains from sale of real estate assets), and must distribute to shareholders annually 95% or more of its taxable income. Moreover, at the end of each quarter of its taxable year, at least 75% of the value of its total assets must be represented by real estate assets, cash and cash items and U.S. government securities.

     REITs are sometimes informally characterized as equity REITs, mortgage REITs and hybrid REITs. An equity REIT invests primarily in the fee ownership or leasehold ownership of land and buildings and derives its income primarily from rental income. A mortgage REIT invests primarily in mortgages on real estate, and derives primarily from interest payments received on credit it has granted. A hybrid REIT combines the characteristics of equity REITs and mortgage REITs. It is anticipated, although not required, that under normal circumstances, a majority of the Fund investments in REITs will consist of equity REITs.

Loans Of Portfolio Securities

     For the purpose of realizing additional income, each Fund may make secured loans of portfolio securities amounting to not more than one-third of their respective total assets (which, for purposes of this limitation, will include the value of collateral received in return for securities loaned). Collateral received in connection with securities lending shall not be considered Fund assets, however, for purposes of compliance with any requirement described in a Fund’s prospectus that the Fund invest a specified minimum percentage of its assets in certain types of securities (e.g., securities of small companies). Securities loans are made to broker-dealers or financial institutions pursuant to agreements requiring that the loans be continuously secured by collateral at least equal at all times to the value of the securities lent. The collateral received will consist of cash, letters of credit or securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. While the securities are being lent, the Fund will continue to

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receive the equivalent of the interest or dividends paid by the issuer on the securities, as well as interest on the investment of the collateral or a fee from the borrower. Although the Fund does not expect to pay commissions or other front-end fees (including finders fees) in connection with loans of securities (but in some cases may do so), a portion of the additional income realized will be shared with the Fund’s custodian for arranging and administering such loans. The Fund has a right to call each loan and obtain the securities on five business days’ notice. The Fund will not have the right to vote securities while they are being lent, but it will call a loan in anticipation of any important vote. The risks in lending portfolio securities, as with other extensions of secured credit, consist of possible delay in receiving additional collateral or in the recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. Loans will only be made to firms deemed by WRIICO or sub-advisor, as the case may be, to be of good standing and to have sufficient financial responsibility, and will not be made unless, in the judgment of WRIICO or sub-advisor, the consideration to be earned from such loans would justify the risk. The creditworthiness of entities to which the Fund makes loans of portfolio securities is monitored by WRIICO or sub-advisor throughout the term of each loan.

Restricted And Illiquid Securities

     Each Fund may invest up to 15% of its net assets in securities restricted as to disposition under the federal securities laws or otherwise, or other illiquid assets. An investment is generally deemed to be “illiquid” if it cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the investment company is valuing the investment. “Restricted securities” are securities which were originally sold in private placements and which have not been registered under the Securities Act of 1933 (the “1933 Act”). Such securities generally have been considered illiquid by the staff of the Securities and Exchange Commission (the “SEC”), since such securities may be resold only subject to statutory restrictions and delays or if registered under the 1933 Act. Because of such restrictions, a Fund may not be able to dispose of a block of restricted securities for a substantial period of time or at prices as favorable as those prevailing in the open market should like securities of an unrestricted class of the same issuer be freely traded. A Fund may be required to bear the expenses of registration of such restricted securities.

     The SEC has acknowledged, however, that a market exists for certain restricted securities (for example, securities qualifying for resale to certain “qualified institutional buyers” pursuant to Rule 144A under the 1933 Act). Additionally, WRIICO or sub-advisor, as the case may be, believe that a similar market exists for commercial paper issued pursuant to the private placement exemption of Section 4(2) of the 1933 Act and for certain interest-only and principal-only classes of mortgage-backed and asset-backed securities. Each Fund may invest without limitation in these forms of restricted securities if such securities are deemed by WRIICO or sub-advisor to be liquid in accordance with standards established by the Trust’s Board of Trustees. Under these guidelines, WRIICO or sub-advisor must consider (a) the frequency of trades and quotes for the security, (b) the number of dealers willing to purchase or sell the security and the number of other potential purchasers, (c) dealer undertakings to make a market in the security, and (d) the nature of the security and the nature of the marketplace trades (for example, the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer). At the present time, it is not possible to predict with accuracy how the markets for certain restricted securities will develop. Investing in such restricted securities could have the effect of

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increasing the level of a Fund’s illiquidity to the extent that qualified purchasers of the securities become, for a time, uninterested in purchasing these securities.

     If through the appreciation of restricted securities or the depreciation of unrestricted securities, a Fund is in a position where more than 15% of its net assets are invested in restricted and other illiquid securities, the Fund will take appropriate steps to protect liquidity.

When-Issued Securities And Forward Commitments

     Ivy Mortgage Securities Fund, Ivy Balanced, Ivy Bond Fund, Ivy Real Estate Securities Fund, and Ivy International Balanced Fund may each purchase securities offered on a “when-issued” basis and may purchase or sell securities on a “forward commitment” basis. When such transactions are negotiated, the price, which is generally expressed in yield terms, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. Normally, the settlement date occurs within two months after the transaction, but delayed settlements beyond two months may be negotiated. During the period between a commitment to purchase by a Fund and settlement, no payment is made for the securities purchased by the Fund and, thus, no interest accrues to the Fund from the transaction.

     The use of when-issued transactions and forward commitments enables a Fund to hedge against anticipated changes in interest rates and prices. For instance, in periods of rising interest rates and falling prices, a Fund might sell securities in its portfolio on a forward commitment basis to limit its exposure to falling prices. In periods of falling interest rates and rising prices, the Fund might sell a security in its portfolio and purchase the same or a similar security on a when-issued or forward commitment basis, thereby fixing the purchase price to be paid on the settlement date at an amount below that to which the Fund anticipates the market price of such security to rise and, in the meantime, obtaining the benefit of investing the proceeds of the sale of its portfolio security at currently higher cash yields. Of course, the success of this strategy depends upon the ability of WRIICO or sub-advisor, as the case may be to correctly anticipate increases and decreases in interest rates and prices of securities. If WRIICO or sub-advisor anticipates a rise in interest rates and a decline in prices and, accordingly, a Fund sells securities on a forward commitment basis in order to hedge against falling prices, but in fact interest rates decline and prices rise, the Fund will have lost the opportunity to profit from the price increase. If the investment advisor or sub-advisor anticipates a decline in interest rates and a rise in prices, and, accordingly, the Fund sells a security in its portfolio and purchases the same or a similar security on a when-issued or forward commitment basis in order to enjoy currently high cash yields, but in fact interest rates increase and prices fall, the Fund will have lost the opportunity to profit from investment of the proceeds of the sale of the security at the increased interest rates. The likely effect of this hedging strategy, whether WRIICO or sub-advisor is correct or incorrect in its prediction of interest rate and price movements, is to reduce the chances of large capital gains or losses and thereby reduce the likelihood of wide variations in a Fund’s net asset value.

     When-issued securities and forward commitments may be sold prior to the settlement date, but, except for mortgage dollar roll transactions (as discussed below), a Fund enters into when-issued and forward commitments only with the intention of actually receiving or delivering the securities, as the case may be. Each of these Funds may hold a when-issued security or forward commitment until the settlement date, even if the Fund will incur a loss upon settlement.

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To facilitate transactions in when-issued securities and forward commitments, a Fund’s custodian bank maintains, in a separate account of the Fund, liquid assets, such as cash, short-term securities and other liquid securities (marked to the market daily), having a value equal to, or greater than, any commitments to purchase securities on a when-issued or forward commitment basis and, with respect to forward commitments to sell portfolio securities of the Fund, the portfolio securities themselves. If a Fund, however, chooses to dispose of the right to acquire a when-issued security prior to its acquisition or dispose of its right to deliver or receive against a forward commitment, it can incur a gain or loss. (At the time a Fund makes the commitment to purchase or sell a security on a when-issued or forward commitment basis, it records the transaction and reflects the value of the security purchased or, if a sale, the proceeds to be received, in determining its net asset value.)

     Ivy Balanced Fund, Ivy Bond Fund, Ivy International Balanced Fund, and Ivy Mortgage Securities Fund may also enter into such transactions to generate incremental income. In some instances, the third-party seller of when-issued or forward commitment securities may determine prior to the settlement date that it will be unable or unwilling to meet its existing transaction commitments without borrowing securities. If advantageous from a yield perspective, a Fund may, in that event, agree to resell its purchase commitment to the third-party seller at the current market price on the date of sale and concurrently enter into another purchase commitment for such securities at a later date. As an inducement for a Fund to “roll over” its purchase commitment, the Fund may receive a negotiated fee. These transactions, referred to as “mortgage dollar rolls,” are entered into without the intention of actually acquiring securities. For a description of mortgage dollar rolls and the Funds that may invest in such transactions, see “Mortgage Dollar Rolls” below.

     The purchase of securities on a when-issued or forward commitment basis exposes the Fund to risk because the securities may decrease in value prior to their delivery. Purchasing securities on a when-issued or forward commitment basis involves the additional risk that the return available in the market when the delivery takes place will be higher than that obtained in the transaction itself. A Fund’s purchase of securities on a when-issued or forward commitment basis while remaining substantially fully invested increases the amount of the Fund’s assets that are subject to market risk to an amount that is greater than the Fund’s net asset value, which could result in increased volatility of the price of the Fund’s shares. No more than 30% of the value of such Fund’s (other than Ivy International Balanced Fund’s) total assets will be committed to when-issued or forward commitment transactions, and of such 30%, no more than two-thirds (i.e., 20% of its total assets) may be invested in mortgage dollar rolls. No more than 20% of the value of Ivy International Balanced Fund’s total assets will be committed to when-issued or forward commitment transactions.

Mortgage Dollar Rolls

     In connection with its ability to purchase securities on a when-issued or forward commitment basis, Ivy Bond Fund, Ivy Balanced Fund, and Ivy Mortgage Securities Fund may enter into mortgage “dollar rolls” in which a Fund sells securities for delivery in the current month and simultaneously contracts with the same counterparty to repurchase similar (same type, coupon and maturity) but not identical securities on a specified future date. In a mortgage dollar roll, a Fund gives up the right to receive principal and interest paid on the securities sold.

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However, a Fund would benefit to the extent of any difference between the price received for the securities sold and the lower forward price for the future purchase plus any fee income received. Unless such benefits exceed the income, capital appreciation and gain or loss due to mortgage prepayments that would have been realized on the securities sold as part of the mortgage dollar roll, the use of this technique will diminish the investment performance of a Fund compared with what such performance would have been without the use of mortgage dollar rolls. A Fund will hold and maintain in a segregated account until the settlement date cash or liquid securities in an amount equal to the forward purchase price. The benefits derived from the use of mortgage dollar rolls may depend upon the ability of WRIICO or sub-advisor, as the case may be, to predict correctly mortgage prepayments and interest rates. There is no assurance that mortgage dollar rolls can be successfully employed. In addition, the use of mortgage dollar rolls by a Fund while remaining substantially fully invested increases the amount of the Fund’s assets that are subject to market risk to an amount that is greater than the Fund’s net asset value, which could result in increased volatility of the price of the Fund’s shares.

     For financial reporting and tax purposes, mortgage dollar rolls are considered as two separate transactions: one involving the sale of a security and a separate transaction involving a purchase. The Funds do not currently intend to enter into mortgage dollar rolls that are accounted for as a “financing” rather than as a separate sale and purchase transactions.

Reverse Repurchase Agreements

     Ivy Balanced Fund may also enter into reverse repurchase agreements. Reverse repurchase agreements are the counterparts of repurchase agreements, by which the Fund sells a security and agrees to repurchase the security from the buyer at an agreed upon price and future date. Because certain of the incidents of ownership of the security are retained by the Fund, reverse repurchase agreements may be considered a form of borrowing by the Fund from the buyer, collateralized by the security. The Fund uses the proceeds of a reverse repurchase agreement to purchase other money market securities either maturing, or under an agreement to resell, at a date simultaneous with or prior to the expiration of the reverse repurchase agreement. The Fund utilizes reverse repurchase agreements when the interest income to be earned from investment of the proceeds of the reverse repurchase transaction exceeds the interest expense of the transaction.

     The use of reverse repurchase agreements by the Fund allows it to leverage its portfolio. While leveraging offers the potential for increased yield, it magnifies the risks associated with the Fund’s investments and reduces the stability of the Fund’s net asset value per share. To limit this risk, the Fund will not enter into a reverse repurchase agreement if all such transactions, together with any money borrowed, exceed 5% of the Fund’s net assets. In addition, when entering into reverse repurchase agreements, the Fund will deposit and maintain in a segregated account with its custodian liquid assets, such as cash or cash equivalents and other appropriate short-term securities and high grade debt obligations, in an amount equal to the repurchase price (which shall include the interest expense of the transaction).

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Repurchase Agreements

     Each Fund may enter into repurchase agreements. Repurchase agreements are agreements by which a Fund purchases a security and obtains a simultaneous commitment from the seller (a member bank of the Federal Reserve System or, if permitted by law or regulation and if the Board of Trustees of the Fund has evaluated its creditworthiness through adoption of standards of review or otherwise, a securities dealer) to repurchase the security at an agreed upon price and date. The creditworthiness of entities with whom a Fund enters into repurchase agreements is monitored by the Fund’s investment sub-advisor throughout the term of the repurchase agreement. The resale price is in excess of the purchase price and reflects an agreed upon market rate unrelated to the coupon rate on the purchased security. Such transactions afford a Fund the opportunity to earn a return on temporarily available cash. A Fund’s custodian, or a duly appointed subcustodian, holds the securities underlying any repurchase agreement in a segregated account or such securities may be part of the Federal Reserve Book Entry System. The market value of the collateral underlying the repurchase agreement is determined on each business day. If at any time the market value of the collateral falls below the repurchase price of the repurchase agreement (including any accrued interest), a Fund promptly receives additional collateral, so that the total collateral is in an amount at least equal to the repurchase price plus accrued interest. While the underlying security may be a bill, certificate of indebtedness, note or bond issued by an agency, authority or instrumentality of the United States Government, the obligation of the seller is not guaranteed by the United States Government. In the event of a bankruptcy or other default of a seller of a repurchase agreement, a Fund could experience both delays in liquidating the underlying security and losses, including: (a) possible decline in the value of the underlying security during the period while the Fund seeks to enforce its rights thereto; (b) possible subnormal levels of income and lack of access to income during this period; and (c) expenses of enforcing its rights.

Futures Contracts And Options On Futures Contracts

     Futures Contracts. Consistent with its investment objectives and strategies, each Fund may enter into interest rate futures contracts, stock index futures contracts and foreign currency futures contracts. (Unless otherwise specified, interest rate futures contracts, stock index futures contracts and foreign currency futures contracts are collectively referred to as “futures contracts.”)

     A futures contract is a bilateral agreement providing for the purchase and sale of a specified type and amount of a financial instrument or foreign currency, or for the making and acceptance of a cash settlement, at a stated time in the future for a fixed price. By its terms, a futures contract provides for a specified settlement date on which, in the case of the majority of interest rate and foreign currency futures contracts, the fixed income securities or currency underlying the contract are delivered by the seller and paid for by the purchaser, or on which, in the case of stock index futures contracts and certain interest rate and foreign currency futures contracts, the difference between the price at which the contract was entered into and the contract’s closing value is settled between the purchaser and the seller in cash. Futures contracts differ from options in that they are bilateral agreements, with both the purchaser and the seller equally obligated to complete the transaction. Futures contracts call for settlement only on the expiration date, and cannot be “exercised” at any other time during their term.

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     Interest rate futures contracts currently are traded on a variety of fixed income securities, including long-term U.S. Treasury Bonds, Treasury Notes, Government National Mortgage Association modified pass-through mortgage-backed securities, and U.S. Treasury Bills. In addition, interest rate futures contracts include contracts on indexes of municipal securities. Foreign currency futures contracts currently are traded on the British pound, Canadian dollar, Japanese yen, Swiss franc, West German mark, and on Eurodollar deposits.

     Stock index futures contracts include contracts on the S&P 500 Index and other broad-based stock market indexes, as well as contracts based on narrower market indexes or indexes of securities of particular industry groups. A stock index assigns relative values to the common stocks included in the index and the index fluctuates with the value of the common stocks so included. The parties to a stock index futures contract agree to make a cash settlement on a specific future date in an amount determined by the value of the stock index on the last trading day of the contract. The amount is a specified dollar amount times the difference between the value of the index on the last trading day and the value on the day the contract was struck.

     Purchases or sales of stock index futures contracts are used to attempt to protect current or intended stock investments from broad fluctuations in stock prices. Interest rate and foreign currency futures contracts are purchased or sold to attempt to hedge against the effects of interest or exchange rate changes on a Fund’s current or intended investments in fixed income or foreign securities. In the event that an anticipated decrease in the value of a Fund’s securities occurs as a result of a general stock market decline, a general increase in interest rates, or a decline in the dollar value of foreign currencies in which portfolio securities are denominated, the adverse effects of such changes may be offset, in whole or in part, by gains on the sale of futures contracts. Conversely, the increased cost of a Fund’s securities to be acquired, caused by a general rise in the stock market, a general decline in interest rates, or a rise in the dollar value of foreign currencies, may be offset, in whole or in part, by gains on futures contracts purchased by such Fund.

     Although many futures contracts by their terms call for actual delivery or acceptance of the financial instrument, in most cases the contracts are closed out before the settlement date without the making or taking of delivery. Closing out a short position is effected by purchasing a futures contract for the same aggregate amount of the specific type of financial instrument and the same delivery month. If the price of the initial sale of the futures contract exceeds the price of the offsetting purchase, the seller is paid the difference and realizes a gain. Conversely, if the price of the offsetting purchase exceeds the price of the initial sale, the trader realizes a loss. Similarly, the closing out of a long position is effected by the purchaser entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, the purchaser realizes a gain and, if the purchase price exceeds the offsetting sale price, the purchaser realizes a loss.

     The purchase or sale of a futures contract differs from the purchase or sale of a security in that no purchase price is paid or received. Instead, an amount of cash or cash equivalents, which varies but may be as low as 5% or less of the value of the contract, must be deposited with the broker as “initial margin.” Subsequent payments to and from the broker, referred to as “variation margin,” are made on a daily basis as the value of the index or instrument underlying the futures contract fluctuates, making positions in the futures contracts more or less valuable, a process known as “marking to the market.”

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     U.S. futures contracts may be purchased or sold only on an exchange, known as a “contract market,” designated by the Commodity Futures Trading Commission (“CFTC”) for the trading of such contract, and only through a registered futures commission merchant which is a member of such contract market. A commission must be paid on each completed purchase and sale transaction. The contract market clearing house guarantees the performance of each party to a futures contract by in effect taking the opposite side of such contract. At any time prior to the expiration of a futures contract, a trader may elect to close out its position by taking an opposite position on the contract market on which the position was entered into, subject to the availability of a secondary market, which will operate to terminate the initial position. At that time, a final determination of variation margin is made and any loss experienced by the trader is required to be paid to the contract market clearing house while any profit due to the trader must be delivered to it. Futures contracts may also be traded on foreign exchanges.

     Options On Futures Contracts. Each Fund also may purchase and sell put and call options on futures contracts and enter into closing transactions with respect to such options to terminate existing positions. Each Fund may use such options on futures contracts in connection with their hedging strategies in lieu of purchasing and writing options directly on the underlying securities or purchasing and selling the underlying futures contracts.

     An option on a futures contract provides the holder with the right to enter into a “long” position in the underlying futures contract, in the case of a call option, or a “short” position in the underlying futures contract, in the case of a put option, at a fixed exercise price up to a stated expiration date or, in the case of certain options, on such date. Upon exercise of the option by the holder, the contract market clearing house establishes a corresponding short position for the writer of the option, in the case of a call option, or a corresponding long position, in the case of a put option. In the event that an option is exercised, the parties will be subject to all the risks associated with the trading of futures contracts, such as payment of variation margin deposits. In addition, the writer of an option on a futures contract, unlike the holder, is subject to initial and variation margin requirements on the option position.

     A position in an option on a futures contract may be terminated by the purchaser or the seller prior to expiration by affecting a closing purchase or sale transaction, subject to the availability of a liquid secondary market, which is the purchase or sale of an option of the same series (i.e., the same exercise price and expiration date) as the option previously purchased or sold. The difference between the premiums paid and received represents the trader’s profit or loss on the transaction.

     Options on futures contracts that are written or purchased by a Fund on United States exchanges are traded on the same contract market as the underlying futures contract and, like futures contracts, are subject to regulation by the CFTC and the performance guarantee of the exchange clearing house. In addition, options on futures contracts may be traded on foreign exchanges.

     Risks of Futures Contracts and Options on Futures Contracts. The use of futures contracts and options on futures contracts will expose a Fund to additional investment risks and transactions costs. Risks include:

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•	the risk that interest rates, securities prices or currency markets will not move in the direction that WRIICO or sub-advisor anticipates;

•	an imperfect correlation between the price of the instrument and movements in the prices of any securities or currencies being hedged;

•	the possible absence of a liquid secondary market for any particular instrument and possible exchange imposed price fluctuation limits;

•	leverage risk, which is the risk that adverse price movements in an instrument can result in a loss substantially greater than a Fund’s initial investment in that instrument; and

•	the risk that the counterparty to an instrument will fail to perform its obligations.

     Regulatory Matters. To the extent required to comply with applicable Securities and Exchange Commission releases and staff positions, when entering into futures contracts each Fund will maintain, in a segregated account, cash or liquid securities equal to the value of such contracts. The CFTC, a federal agency, regulates trading activity on the exchanges pursuant to the Commodity Exchange Act, as amended.

     The CFTC requires the registration of “commodity pool operators,” defined as any person engaged in a business which is of the nature of a company, syndicate or a similar form of enterprise, and who, in connection therewith, solicits, accepts or receives from others, funds, securities or property for the purpose of trading in any commodity for future delivery on or subject to the rules of any contract market. The CFTC has adopted Rule 4.5, which provides an exclusion from the definition of commodity pool operator for any registered investment company which meets the requirements of the Rule. Rule 4.5 requires, among other things, that an investment company wishing to avoid commodity pool operator status use futures and options positions only (a) for “bona fide hedging purposes” (as defined in CFTC regulations) or (b) for other purposes so long as aggregate initial margins and premiums required in connection with non-hedging positions do not exceed 5% of the liquidation value of the investment company’s portfolio. Any investment company wishing to claim the exclusion provided in Rule 4.5 must file a notice of eligibility with both the CFTC and the National Futures Association. Before engaging in transactions involving futures contracts, the Funds will file such notices and meet the requirements of Rule 4.5, or such other requirements as the CFTC or its staff may from time to time issue, in order to render registration as a commodity pool operator unnecessary.

     For examples of futures contracts and their tax treatment, see Appendix B to this Statement of Additional Information.

Options

     Each Fund may write (i.e., sell) covered call and secured put options and purchase and sell put and call options written by others. Each Fund will limit the total market value of securities against which it may write call or put options to 20% of its total assets. In addition, no

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Fund will commit more than 5% of its total assets to premiums when purchasing put or call options.

     A put option gives the purchaser the right to sell a security or other instrument to the writer of the option at a stated price during the term of the option. A call option gives the purchaser the right to purchase a security or other instrument from the writer of the option at a stated price during the term of the option. Thus, if a Fund writes a call option on a security, it becomes obligated during the term of the option to deliver the security underlying the option upon payment of the exercise price. If a Fund writes a put option, it becomes obligated during the term of the option to purchase the security underlying the option at the exercise price if the option is exercised.

     Each Fund may use put and call options for a variety of purposes. For example, if a portfolio manager wishes to hedge a security a Fund owns against a decline in price, the manager may purchase a put option on the underlying security; i.e., purchase the right to sell the security to a third party at a stated price. If the underlying security then declines in price, the manager can exercise the put option, thus limiting the amount of loss resulting from the decline in price. Similarly, if the manager intends to purchase a security at some date in the future, the manager may purchase a call option on the security today in order to hedge against an increase in its price before the intended purchase date. Put and call options also can be used for speculative purposes. For example, if a portfolio manager believes that the price of stocks generally is going to rise, the manager may purchase a call option on a stock index, the components of which are unrelated to the stocks held or intended to be purchased. Finally, a portfolio manager may write options on securities owned in order to realize additional income. Each Fund receives premiums from writing call or put options, which it retains whether or not the options are exercised.

     By writing a call option, a Fund might lose the potential for gain on the underlying security while the option is open, and by writing a put option a Fund might become obligated to purchase the underlying security for more than its current market price upon exercise. If a Fund purchases a put or call option, any loss to the Fund is limited to the premium paid for, and transaction costs paid in connection with, the option.

     Options On Securities. An option on a security provides the purchaser, or “holder,” with the right, but not the obligation, to purchase, in the case of a “call” option, or sell, in the case of a “put” option, the security or securities underlying the option, for a fixed exercise price up to a stated expiration date or, in the case of certain options, on such date. The holder pays a nonrefundable purchase price for the option, known as the “premium.” The maximum amount of risk the purchaser of the option assumes is equal to the premium plus related transaction costs, although this entire amount may be lost. The risk of the seller, or “writer,” however, is potentially unlimited, unless the option is “covered.” A call option written by a Fund is “covered” if the Fund owns the underlying security covered by the call or has an absolute and immediate right to acquire that security without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities held in its portfolio. A call option is also covered if the Fund holds a call on the same security and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Fund in cash and liquid

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securities in a segregated account with its custodian. A put option written by a Fund is “covered” if the Fund maintains cash and liquid securities with a value equal to the exercise price in a segregated account with its custodian, or else holds a put on the same security and in the same principal amount as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written. If the writer’s obligation is not so covered, it is subject to the risk of the full change in value of the underlying security from the time the option is written until exercise.

     Upon exercise of the option, the holder is required to pay the purchase price of the underlying security, in the case of a call option, or to deliver the security in return for the purchase price in the case of a put option. Conversely, the writer is required to deliver the security, in the case of a call option, or to purchase the security, in the case of a put option. Options on securities which have been purchased or written may be closed out prior to exercise or expiration by entering into an offsetting transaction on the exchange on which the initial position was established, subject to the availability of a liquid secondary market.

     Options on securities and options on indexes of securities, discussed below, are traded on national securities exchanges, such as the Chicago Board Options Exchange and the New York Stock Exchange, which are regulated by the SEC. The Options Clearing Corporation guarantees the performance of each party to an exchange-traded option, by in effect taking the opposite side of each such option. A holder or writer may engage in transactions in exchange-traded options on securities and options on indexes of securities only through a registered broker-dealer which is a member of the exchange on which the option is traded.

     In addition, options on securities and options on indexes of securities may be traded on exchanges located outside the United States and over-the-counter through financial institutions dealing in such options as well as the underlying instruments. While exchange-traded options have a continuous liquid market, over-the-counter options may not.

     Options On Stock Indexes. In contrast to an option on a security, an option on a stock index provides the holder with the right to make or receive a cash settlement upon exercise of the option, rather than the right to purchase or sell a security. The amount of this settlement is equal to (a) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a call) or is below (in the case of a put) the closing value of the underlying index on the date of exercise, multiplied by (b) a fixed “index multiplier.” The purchaser of the option receives this cash settlement amount if the closing level of the stock index on the day of exercise is greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option. The writer of the option is obligated, in return for the premium received, to make delivery of this amount if the option is exercised. As in the case of options on securities, the writer or holder may liquidate positions in stock index options prior to exercise or expiration by entering into closing transactions on the exchange on which such positions were established, subject to the availability of a liquid secondary market.

     A Fund will cover all options on stock indexes by owning securities whose price changes, in the opinion of the Fund’s advisor or sub-advisor, are expected to be similar to those of the index, or in such other manner as may be in accordance with the rules of the exchange on which the option is traded and applicable laws and regulations. Nevertheless, where a Fund covers a

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call option on a stock index through ownership of securities, such securities may not match the composition of the index. In that event, the Fund will not be fully covered and could be subject to risk of loss in the event of adverse changes in the value of the index. The Funds will secure put options on stock indexes by segregating assets equal to the option’s exercise price, or in such other manner as may be in accordance with the rules of the exchange on which the option is traded and applicable laws and regulations.

     The index underlying a stock option index may be a “broad-based” index, such as the Standard & Poor’s 500 Index or the New York Stock Exchange Composite Index, the changes in value of which ordinarily will reflect movements in the stock market in general. In contrast, certain options may be based upon narrower market indexes, such as the Standard & Poor’s 100 Index, or on indexes of securities of particular industry groups, such as those of oil and gas or technology companies. A stock index assigns relative values to the stocks included in the index and the index fluctuates with changes in the market values of the stocks so included.

Warrants

     Each of the Funds (except Ivy Mortgage Securities Fund) may invest in warrants. Warrants are instruments that allow investors to purchase underlying shares at a specified price (exercise price) at a given future date. The market price of a warrant is determined by market participants by the addition of two distinct components: (1) the price of the underlying shares less the warrant’s exercise price, and (2) the warrant’s premium that is attributed to volatility and leveraging power. Warrants are pure speculation in that they have no voting rights, pay no dividends and have no rights with respect to the assets of the corporation issuing them. The prices of warrants do not necessarily move parallel to the prices of the underlying securities.

     It is not expected that Ivy Bond Fund will invest in common stocks or equity securities other than warrants, but it may retain for reasonable periods of time up to 5% of its total assets in common stocks acquired upon conversion of debt securities or preferred stocks or upon exercise of warrants.

Warrants With Cash Extractions

     Ivy International Balanced Fund may also invest up to 5% of its assets in warrants used in conjunction with the cash extraction method. If an investor wishes to replicate an underlying share, the investor can use the warrant with cash extraction method by purchasing warrants and holding cash. The cash component would be determined by subtracting the market price of the warrant from the underlying share price.

     For example, assume one share for company “Alpha” has a current share price of $40 and issued warrants can be converted one for one share at an exercise price of $31 exercisable two years from today. Also assume that the market price of the warrant is $10 ($40 - $31 + $1) because investors are willing to pay a premium ($1) for previously stated reasons. If an investor wanted to replicate an underlying share by engaging in a warrant with cash extraction strategy, the amount of cash the investor would need to hold for every warrant would be $30 ($40 - $10 = $30). A warrant with cash extraction is, thus, simply a synthetically created quasi-convertible bond.

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     If an underlying share issues no or a low dividend and has an associated warrant with a market price that is low relative to its share price, a warrant with cash extraction may provide attractive cash yields and minimize capital loss risk, provided the underlying share is also considered a worthy investment. For example, assume Alpha’s share is an attractive investment opportunity and its share pays no dividend. Given the information regarding Alpha provided above, also assume that short-term cash currently yields 5% per year and that the investor plans to hold the investment at least two years, barring significant near-term capital appreciation. If the share price were to fall below $30, the warrant with cash extraction strategy would yield a lower loss than the underlying share because an investor cannot lose more than the purchase cost of the warrant (capital risk minimized). The cash component for this strategy would yield $3.08 after two years (compound interest). The total value of the underlying investment would be $43.08 versus $40.00 for the non-yielding underlying share (attractive yield). Finally, it is important to note that this strategy will not be pursued if it is not economically more attractive than underlying shares.

Index Depositary Receipts

     Ivy Value Fund, Ivy Balanced Fund and Ivy Small Cap Value Fund may invest up to 10% of its total assets in one or more types of depositary receipts (“DRs”) as a means of tracking the performance of a designated stock index while maintaining liquidity. No more than 5% of a Fund’s total assets may be invested in any one DR. The Fund may invest in S&P 500 Depositary Receipts (“SPDRs”), which track the S&P 500 Index; S&P MidCap 400 Depositary Receipts (“MidCap SPDRs”), which track the S&P MidCap 400 Index; and “Dow Industrial Diamonds,” which track the Dow Jones Industrial Average, or in other DRs which track indexes, provided that such investments are consistent with a Fund’s investment objective as determined by WRIICO or sub-advisor. Each of these securities represents shares of ownership of a long term unit investment trust (a type of investment company) that holds all of the stock included in the relevant underlying index.

     DRs carry a price which equals a specified fraction of the value of the designated index and are exchange traded. As with other equity transactions, brokers charge a commission in connection with the purchase of DRs. In addition, an asset management fee is charged in connection with the underlying unit investment trust (which is in addition to the asset management fee paid by a Fund).

     Trading costs for DRs are somewhat higher than those for stock index futures contracts, but, because DRs trade like other exchange-listed equities, they represent a quick and convenient method of maximizing the use of a Fund’s assets to track the return of a particular stock index. DRs share in the same market risks as other equity investments.

Short Sales Against The Box

     Each Fund may sell securities “short against the box.” Whereas a short sale is the sale of a security a Fund does not own, a short sale is “against the box” if, at all times during which the short position is open, a Fund owns at least an equal amount of the securities sold short or other securities convertible into or exchangeable without further consideration for securities of the same issue as the securities sold short. Short sales against the box are typically used by

33

sophisticated investors to defer recognition of capital gains or losses. The Funds have no present intention to sell securities short in this fashion.

Defensive Purposes

     Each Fund (other than Ivy Real Estate Securities Fund) may invest up to 20% of its net assets in cash or cash items. Ivy Real Estate Securities Fund may invest approximately 5% of its net assets in cash or cash items. In addition, for temporary or defensive purposes, each Fund may invest in cash or cash items without limitation. The “cash items” in which each Fund may invest, include short-term obligations such as rated commercial paper and variable amount master demand notes; United States dollar-denominated time and savings deposits (including certificates of deposit); bankers’ acceptances; obligations of the United States Government or its agencies or instrumentalities; repurchase agreements collateralized by eligible investments of a Fund; securities of other mutual funds which invest primarily in debt obligations with remaining maturities of 13 months or less (which investments also are subject to the advisory fee); and other similar high-quality short-term United States dollar-denominated obligations.

INVESTMENT RESTRICTIONS

     Each of the Funds is “diversified” as defined in the Investment Company Act of 1940. This means that at least 75% of the value of the Fund’s total assets is represented by cash and cash items, government securities, securities of other investment companies, and securities of other issuers, which for purposes of this calculation, are limited in respect of any one issuer to an amount not greater in value than 5% of the Fund’s total assets and to not more than 10% of the outstanding voting securities of such issuer.

     In addition to the foregoing limitations, each Fund is subject to certain “fundamental” investment restrictions, described below, which may not be changed without the vote of a “majority” of the Fund’s outstanding shares. As used in the applicable Prospectus and this Statement of Additional Information, “majority” means the lesser of (i) 67% of a Fund’s outstanding shares present at a meeting of the holders if more than 50% of the outstanding shares are present in person or by proxy or (ii) more than 50% of a Fund’s outstanding shares. Each Fund is also subject to certain other investment restrictions which are not fundamental and may be changed by vote of the Board of Trustees without further shareholder approval.

Fundamental Restrictions

1.	Policy Regarding Borrowing and the Issuance of Senior Securities.

No Fund may issue senior securities. Each Fund may, however, issue additional series and classes of shares in accordance with the Agreement and Declaration of Trust of Ivy Funds.

Each Fund may borrow money only for temporary, emergency or extraordinary purposes (not for leveraging or investment) in an amount not exceeding 33 1/3% of the value of its total assets less liabilities (other than borrowings). Any borrowings that come to exceed 33 1/3% of a Fund’s total assets less liabilities

34

(other than borrowings) will be reduced within three days (not including Sundays and holidays) to the extent necessary to comply with the 33 1/3% limitation.

2.	Policy Regarding Concentration in a Particular Industry.

Ivy Bond Fund, Ivy International Balanced Fund, Ivy Balanced Fund, Ivy Value Fund and Ivy Small Cap Value Fund.

The Fund will not concentrate its investments in a particular industry. For purposes of this limitation, the United States Government, and state or municipal governments and their political subdivisions, are not considered members of any industry. Whether the Fund is concentrating in an industry shall be determined in accordance with the Investment Company Act of 1940, as amended, and as interpreted or modified from time to time by any regulatory authority having jurisdiction.

Ivy Mortgage Securities Fund.

Under normal market conditions, the Fund will concentrate its investments in the mortgage and mortgage-finance industry. The Fund will not concentrate its investments in any other particular industry. For purposes of this limitation, the United States Government, and state or municipal governments and their political subdivisions, are not considered members of any industry. Whether the Fund is concentrating in an industry shall be determined in accordance with the Investment Company Act of 1940, as amended, and as interpreted or modified from time to time by any regulatory authority having jurisdiction.

Ivy Real Estate Securities Fund.

Under normal market conditions, the Fund will concentrate its investments in the real estate or real estate related industry. The Fund will not concentrate its investments in any other particular industry. For purposes of this limitation, the United States Government, and state or municipal governments and their political subdivisions, are not considered members of any industry. Whether the Fund is concentrating in an industry shall be determined in accordance with the Investment Company Act of 1940, as amended, and as interpreted or modified from time to time by any regulatory authority having jurisdiction.

3.	Policy Regarding Investments in Real Estate.

The Fund will not purchase or sell real estate unless acquired as a result of ownership of securities or other instruments, but this shall not prevent the Fund from investing in securities or other instruments backed by real estate or interests therein or in securities of companies that deal in real estate or mortgages.

4.	Policy Regarding Investments in Commodities.

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No Fund may purchase or sell physical commodities; however, this policy does not prevent a Fund from purchasing and selling foreign currency, futures contracts, options, forward contracts, swaps, caps, floors, collars and other financial instruments.

5.	Policy Regarding Lending.

The Fund may not make loans, except that the Fund may purchase or hold debt instruments in accordance with its investment objective and policies, lend Fund securities in accordance with its investment objective and policies and enter into repurchase agreements, to the extent allowed, and in accordance with the requirements, under the Investment Company Act of 1940, as amended. For purposes of this restriction, the participation of the Fund in a credit facility whereby the Fund may directly lend and borrow money for temporary purposes, provided that the loans are made in accordance with an order of exemption from the Securities and Exchange Commission and any conditions thereto, will not be considered the making of a loan.

6.	Policy Regarding Underwriting of Securities.

The Fund will not act as an underwriter of securities, except to the extent that the Fund may be deemed to be an underwriter, under the federal securities laws, in connection with the disposition of portfolio securities.

Non-Fundamental Restrictions

7.	The Fund will not acquire any new securities while borrowings, including borrowings through reverse repurchase agreements, exceed 5% of total assets.

8.	The Fund will use futures contracts and options on futures contracts only (a) for “bona fide hedging purposes” (as defined in regulations of the Commodity Futures Trading Commission) or (b) for other purposes so long as the aggregate initial margins and premiums required in connection with non-hedging positions do not exceed 5% of liquidation value of the Fund’s portfolio.

9.	The Fund may mortgage, pledge or hypothecate its assets only to secure permitted borrowings. Collateral arrangements with respect to futures contracts, options thereon and certain options transactions are not considered pledges for purposes of this limitation.

10.	The Fund may not make short sales of securities, other than short sales “against the box.”

11.	The Fund may not purchase securities on margin, but it may obtain such short-term credits as may be necessary for the clearance of securities transactions and it may make margin deposits in connection with futures contracts.

12.	The Fund will not invest more than 15% of its net assets in illiquid securities.

36

13.	The total market value of securities against which the Fund may write call or put options will not exceed 20% of the Fund’s total assets. In addition, the Fund will not commit more than 5% of its total assets to premiums when purchasing put or call options.

     With respect to each of the Funds, any investment policy set forth in the Prospectus, under “Investment Objectives and Policies” above, or any restriction set forth above which involves a maximum percentage of securities or assets shall not be considered to be violated unless an excess over the percentage occurs immediately after an acquisition of securities or utilization of assets and results therefrom, or unless the Investment Company Act of 1940 provides otherwise.

PORTFOLIO TURNOVER

     Each Fund may purchase and sell securities without regard to the length of time the security is to be, or has been, held. A change in securities held by a Fund is known as “portfolio turnover” and may involve the payment by the Fund of dealer markup or underwriting commission and other transaction costs on the sale of securities, as well as on the reinvestment of proceeds in other securities. Each Fund’s portfolio turnover rate is calculated by dividing the lesser of purchases or sales of portfolio securities for the most recently completed fiscal year by the monthly average of the value of the portfolio securities owned by the Fund during that year. For purposes of determining each Fund’s portfolio turnover rate, all securities whose maturities at the time of acquisition were one year or less are excluded. A high turnover rate will increase transaction costs and commission costs that will be borne by the Fund and could generate taxable income or loss to the shareholder. A portfolio turnover rate that exceeds 100% is considered high and will result in higher costs.

     Ivy Mortgage Securities Fund’s investment activities may result in the Fund’s engaging in a considerable amount of trading of securities held for less than one year. Accordingly, it can be expected that the Fund will have a higher turnover rate, and thus a higher incidence of brokerage and other costs, than might be expected from investment companies which invest substantially all of their funds on a long-term basis.

     Each of the Ivy Balanced Fund, Ivy Bond Fund, Ivy International Balanced Fund, Ivy Value Fund, Ivy Small Cap Value Fund, and Ivy Real Estate Securities Fund makes changes in its portfolio securities which are considered advisable in light of market conditions. Portfolio turnover rates may vary greatly from year to year and within a particular year and may also be affected by cash requirements for redemptions of Fund shares. Rate of portfolio turnover is not a limiting factor, however, and particular holdings may be sold at any time, if, in the opinion of WRIICO or sub-advisor, as the case may be, such a sale is advisable. Frequent changes may result in higher brokerage and other costs for the Fund. The Fund does not emphasize short-term trading profits.

     For the fiscal years ended September 30, 2002, 2001 and 2000, the portfolio turnover rate for Advantus Spectrum Fund (the Predecessor Fund to Ivy Balanced Fund) was 129.0%, 158.4% and 132.0%, respectively. For the fiscal years ended September 30, 2002, 2001 and 2000, the portfolio turnover rate for Advantus Mortgage Securities Fund (the Predecessor Fund to Ivy

37

Mortgage Securities Fund) was 98.5%, 55.2% and 64.7%, respectively. For the fiscal years ended September 30, 2002, 2001, and 2000, the portfolio turnover rate for Advantus Bond Fund (the Predecessor Fund to Ivy Bond Fund) was 148.3%, 251.9% and 191.4%, respectively. For the fiscal years ended September 30, 2002, 2001 and 2000, the portfolio turnover rate for Advantus International Balanced Fund (the Predecessor Fund to Ivy International Balanced Fund) was 47.8%, 35.6% and 44.2%, respectively. For the fiscal year ended July 31, 2003, the fiscal period ended July 31, 2002, and the fiscal year ended September 30, 2001, the portfolio turnover rate for Advantus Cornerstone Fund (the Predecessor Fund to Ivy Value Fund) was 123.4%, 95.3%, and 147.9%, respectively. For the fiscal years ended July 31, 2003, 2002, and 2001, the portfolio turnover rate for Advantus Real Estate Securities Fund (the Predecessor Fund to Ivy Real Estate Securities Fund) was 48.2%, 101.2%, and 173.1%, respectively. For the fiscal years ended July 31, 2003, 2002, and 2001, the portfolio turnover rate for Advantus Venture Fund (the Predecessor Fund to Ivy Small Cap Value Fund) was 54.2%, 37.3%, and 37.8%, respectively.

MANAGEMENT OF THE FUNDS

Trustees and Officers

     The Board of Trustees (the “Board”) oversees the operations of the Funds, which number 15 portfolios, and is responsible for the overall management and supervision of its affairs in accordance with the laws of the State of Massachusetts. The members of the Board are also Directors for, and similarly oversee the operations of, each of the 13 funds in the Ivy Funds, Inc., which, together with the Funds, comprise the Ivy Family of Funds. The Waddell & Reed Fund Complex is comprised of the Ivy Family of Funds and the Advisors Fund Complex, which is comprised of each of the funds in the Waddell & Reed Advisors Funds (21 portfolios), W&R Target Funds, Inc. (15 portfolios) and Waddell & Reed InvestEd Portfolios, Inc. (3 portfolios). Four of the Trustees for the Funds also oversee all of the funds in the Advisors Fund Complex.

     The Board appoints officers and delegates to them the management of the day-to-day operations of each of the Funds, based on policies reviewed and approved by the Board and general oversight by the Board.

     The address for each Trustee and Executive Officer in the following tables is 6300 Lamar Avenue, P.O. Box 29217, Shawnee Mission, Kansas 66201-9217. Each Trustee and Officer serves an indefinite term, until he or she dies, resigns or becomes disqualified. The Trustees who are not “interested persons” of the Funds within the meaning of Section 2(a)(19) of the 1940 Act (“Independent Trustees”) and their principal occupations during the past five years are:

38

Term of
		Office	Principal	Total
Name,	Position(s)	and	Occupation(s)	Number of	Other
Address,	Held with	Length of	During Past	Funds	Directorships
And Age	Fund	Time Served	5 Years	Overseen	Held
Jarold W	Trustee	Trustee	President of Boettcher Enterprises,	28	Director of Guaranty
Boettcher		since	Inc. (agriculture products and		State Bank & Trust Co.;
(62)		December	services) since 1979; President		Director of Guaranty,
		16, 2002	of Boettcher Supply, Inc.		Inc.
(electrical and plumbing supplies
distributor) since 1979; President
of Boettcher Aerial, Inc. (Aerial Ag
Applicator) since 1983

James D	Trustee	Trustee	CEO of PacPizza, Inc. (Pizza Hut	28	Director of Collins
Gressett		since	franchise) since 2000; Secretary of		Financial Services, a
(52)		December	Street Homes, LLP (homebuilding		debt recovery company
		16, 2002	company) since 2001; President of
Alien, Inc. (real estate development),
1997 to 2001

Joseph Harroz	Trustee	Trustee	General Counsel, University of	67	Co-Lead Independent
Jr.		since	Oklahoma, Cameron University and		Director of each of the
(36)		December	Rogers State University;		funds in the Advisors
		16, 2002	University-wide Vice President		Fund Complex Waddell
			of the University of Oklahoma		& Reed Advisors Funds
			since 1994; Adjunct Professor		(39 portfolios overseen)
of Law, University of Oklahoma
College of Law; Managing Member,
Harroz Investment, LLC
(commercial real estate), since
1998; Managing Member, JHJ
Investments, LLC (commercial real
estate) since 2002

Glendon E	Trustee	Trustee	Of Counsel, Lee & Smith, PC (law	28	None
Johnson, Jr. (51)		since	firm) since 1996; Member/Manager,
		December	Castle Valley Ranches, LLC (ranching)
		16, 2002	since 1995

Eleanor B	Trustee	Trustee	Professor Emeritus, formerly	67	Director of each of the
Schwartz (66)		since	Professor of		funds in the Advisors
		December	Business Administration, University		Fund Complex Waddell
		16, 2002	of Missouri—Kansas City since 1980;		& Reed Advisors Funds
			Chancellor of University of Missouri		(39 portfolios overseen)
Kansas City, 1991-1999

Michael G	Trustee	Trustee	Retired; formerly, Managing Director	28	Director, Executive
Smith		since	Institutional Sales, Merrill Lynch,		Board, Cox Business
(58)		December	1983-1999		School, Southern
		16, 2002			Methodist University
(since 1998); Director,
Northwestern Mutual
Life Series Funds &
Mason Street Advisors
Funds (since February,
2003) (29 portfolios
overseen).

Edward M	Trustee	3 years	Chairman, CEO and Director of JBE	28	Director of Hansberger
Tighe			Technology Group, Inc.		Institutional Funds (2
(60)			(telecommunications and computer		portfolios overseen).
network consulting); CEO and
Director of Asgard Holding LLC
(computer network and security
services); President of Global
Mutual Fund Services.; President and
CEO of Global Technology.

39

     The Trustees considered by the Funds and its counsel to be “interested persons” (as defined in the 1940 Act) of the Funds or of their investment manager because of their employment by Waddell & Reed Financial, Inc. (Waddell & Reed) or its subsidiaries are:

		Term of		Total
	Position(s)	Office and	Principal	Number of	Other
	Held with	Length of	Occupation(s)	Funds	Directorships
Name and Age	the Funds	Time Served	During Past 5 Years	Overseen	Held

Keith A. Tucker	Director	since	Chairman of the Board, Director	67	Chairman of the
(58)	and	December	and CEO of Waddell & Reed; Chairman of		Board and Director
	Chairman	16, 2002	the Board of Waddell & Reed, Inc.;		of the Advisors
			Chairman of the Board and Director		Funds Complex (39
			of Waddell & Reed Investment		portfolios overseen)
Management Company; Chairman of the
Board and Director of Waddell & Reed
Services Co. (WRSCO); President and
CEO of Waddell & Reed Financial
Services, Inc.; Chairman of the Board
of Waddell & Reed Development, Inc.;
Chairman of the Board of Waddell &
Reed Distributors, Inc.

Henry J. Herrmann	Director	Since	Chairman of the Board, CEO and	67	Chairman of the Board
(60)	and	December 16,	President of WRIICO; President,		and Director, Ivy Services
	President	2002	Chief Investment Officer and Director		Inc. (“ISI”); Director of
			of Investment Officer and Director of		WRI; Director of Waddell &
			Waddell & Reed; President and CEO		Reed Development, Inc.;
			of WRIMCO; Chief Investment Officer		Director of WRSCO;
			of WRIMCO; Chief Investment Officer of		Director of Austin Calvert
			Waddell & Reed Financial Services,		& Flavin, Inc.; Director
			Inc.; Executive Vice President of		and President of the
			Waddell & Reed Financial Services,		Advisors Funds Complex (39
			Inc.; formerly, Chairman of the Board		portfolios overseen)
of Austin, Calvert & Flavin, Inc.

40

     The Board has appointed officers who are responsible for the day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Herrmann, who is President, the Fund’s officers are:

	POSITION(S)	TERM OF
NAME,	HELD WITH THE	OFFICE:
ADDRESS AND AGE	FUNDS	OFFICER SINCE	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS

Theodore W. Howard	Treasurer and	since December	Senior Vice President of WRSCO; Vice President,
Age: 60	Vice President,	16, 2002	Treasurer, Principal Accounting Officer and
Principal Financial Officer of the Funds and each
of the funds in the Advisors Funds Complex and of
Ivy Funds, Inc.; Vice President of WRSCO

Kristen A. Richards	Vice President	since December	Vice President, Associate General Counsel and Chief
Age: 35	and Secretary	16, 2002	Compliance Officer of WRIMCO and WRIICO; Vice
President, Secretary and Associate General Counsel
of each of the funds in the Waddell & Reed Fund
Complex; formerly, Assistant Secretary of the
Funds and each of the funds in the Waddell & Reed
Advisors Funds, Ivy Funds, Inc. and W&R Target
Funds, Inc.; formerly, Compliance Officer of
WRIMCO

Daniel C. Schulte	Vice President	since December	Vice President, Secretary and General Counsel of
Age: 37	and Assistant	16, 2002	Waddell & Reed; Senior Vice President, Secretary
	Secretary		and General Counsel of Waddell & Reed, WRIMCO and
WRSCO; Senior Vice President, Assistant Secretary
and General Counsel of WRIICO and ISI; Vice
President, General Counsel and Assistant
Secretary of each of the funds in the Waddell &
Reed Fund Complex; formerly, Assistant Secretary
of Waddell & Reed; formerly, an attorney with
Klenda, Mitchell, Austerman & Zuercher, L.L.C.

     The Board has an Audit Committee, an Executive Committee, a Valuation Committee, and a Governance Committee. The function of the Audit Committee is to assist the Board in fulfilling its responsibilities to shareholders of the Fund relating to accounting and reporting, internal controls and the adequacy of auditing relative thereto. As of December 17, 2002, the Audit Committee consists of Michael G. Smith, Jarold W. Boettcher and Glendon E. Johnson, Jr. During the last fiscal year, the Audit Committee held 4 meetings.

     The function of the Executive Committee is to act as necessary on behalf of the full Board. When the Board is not in session, the Executive Committee has and may exercise any or all of the powers of the Board in the management of the business and affairs of the Fund except the power to increase or decrease the size of, or fill vacancies on the Board, and except as otherwise prohibited by law. As of December 17, 2002, the Executive Committee consists of Keith A. Tucker, Henry J. Herrmann and Edward M. Tighe. During the last fiscal year, Executive Committee did not meet.

     The function of the Valuation Committee is to consider the valuation of portfolio securities which may be difficult to price. As of December 17, 2002, the Valuation Committee consists of Keith A. Tucker and Henry J. Herrmann. During the last fiscal year, the Valuation Committee met 4 times.

41

     The function of the Governance Committee is to consider the responsibilities and actions of the Board of Trustees. As of December 17, 2002, the Governance Committee consists of Joseph Harroz, Jr., Eleanor B. Schwartz and James D. Gressett. During the last fiscal year, the Governance Committee held 4 meetings.

Compensation Table

Ivy Fund
(fiscal year ended December 31, 2002)

		PENSION OR
		RETIREMENT		TOTAL COMPENSA-
	AGGREGATE	BENEFITS ACCRUED	ESTIMATED ANNUAL	TION FROM TRUST
	COMPENSATION	AS PART OF FUND	BENEFITS UPON	AND FUND COMPLEX
NAME, POSITION	FROM TRUST	EXPENSES	RETIREMENT	PAID TO TRUSTEES*
John S. Anderegg, Jr.	$23,000	N/A	N/A	$23,000
(Trustee through December 16, 2002)
Jarold W. Boettcher	$0	N/A	N/A	$0
Stanley Channick	$24,000	N/A	N/A	$24,000
(Trustee through December 16, 2002)
Roy J. Glauber	$24,000	N/A	N/A	$24,000
(Trustee through December 16, 2002)
James D. Gressett	$0	N/A	N/A	$0
(Trustee)
Joseph Harroz, Jr.	$0	N/A	N/A	$0
(Trustee)
Henry J. Herrmann	$0	N/A	N/A	$0
(Trustee and President)
Glendon E. Johnson, Jr.	$0	N/A	N/A	$0
(Trustee)
Joseph G. Rosenthal	$24,000	N/A	N/A	$24,000
(Trustee through December 16, 2002)
Eleanor B. Schwartz	$0	N/A	N/A	$0
(Trustee)
Richard N. Silverman	$24,000	N/A	N/A	$24,000
(Trustee through December 16, 2002)
Michael G. Smith	$0	N/A	N/A	$0
(Trustee)
J. Brendan Swan	$24,000	N/A	N/A	$24,000
(Trustee through December 16, 2002)
Edward M. Tighe	$24,000	N/A	N/A	$24,000
(Trustee)
Keith A. Tucker	$0	N/A	N/A	$0
(Trustee and Chairman)

* Prior to July 1, 2003, the Fund complex was comprised solely of Ivy Funds.

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OWNERSHIP OF FUND SHARES AS OF DECEMBER 31, 2002

     The following table provides information regarding the aggregate dollar range of shares owned, by each, within the Waddell & Reed Fund Complex. None of the Trustees owned beneficially shares of any of the Predecessor Funds as of December 31, 2002.

Independent Trustees

Aggregate Dollar Range of Fund Shares Owned in All
Trustee	Funds within the Waddell & Reed Fund Complex

Jarold W. Boettcher	$0
James D. Gressett	$0
Joseph Harroz, Jr.	over $100,000
Glendon E. Johnson, Jr.	$0
Eleanor B. Schwartz	$0
Michael G. Smith	$0
Edward M. Tighe	$10,000 to $50,000

Non-Independent Trustees

Aggregate Dollar Range of Fund Shares Owned in All
Trustee	Funds within the Waddell & Reed Fund Complex

Henry J. Hermann	over $100,000
Keith A. Tucker	over $100,000

     The following Trustees have each deferred a portion of their annual compensation. The values of these deferred accounts are:

Aggregate Dollar Range of Fund Shares Owned in All
Director	Funds within the Waddell & Reed Fund Complex

James D. Gressett	$1 to $10,000
Joseph Harroz, Jr.	$10,001 to $50,000
Eleanor B. Schwartz	$1 to $10,000
Michael G. Smith	$1 to $10,000
Edward M. Tighe	$1 to $10,000

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PRINCIPAL HOLDERS OF SECURITIES

     The following table sets forth information with respect to the Predecessor Funds, as of September 30, 2003, regarding beneficial ownership of Predecessor Fund shares. Minnesota Life Insurance Company (“Minnesota Life”), the parent of Advantus Capital Management, Inc. (“Advantus Capital”), and affiliates of Minnesota Life, owned a majority of the outstanding shares of Advantus Cornerstone Fund, Advantus Enterprise Fund, Advantus International Balanced Fund, Advantus Real Estate Securities Fund and Advantus Venture Fund, and more than 25% of the outstanding shares of Advantus Index 500 Fund. A shareholder who owns beneficially 25% or more of the outstanding voting securities of a fund is presumed to “control” the fund as defined in the 1940 Act. Such control may affect the voting rights of other shareholders.

5% owners as of September 30, 2003

Fund/Name and Address of Record or		Number of	Percent
Beneficial Owner	Share Class	Shares Owned	of Class

Advantus Bond Fund
Minnesota Life and Affiliates 400 Robert Street North St. Paul, MN 55101	A	341,589	21.0%
Philip C. Northcutt 4901 East Sunrise Drive, Apt. #115 Tucson, AZ 85718	C	5,872	5.7%
Advantus Cornerstone Fund
Minnesota Life and Affiliates 400 Robert Street North St. Paul, MN 55101	A	4,228,043	84.0%
Advantus International Balanced Fund
Minnesota Life and Affiliates 400 Robert Street North St. Paul, MN 55101	A	3,222,851	79.4%
Patrick Ryan 3467 Stoney Road Rockland, CA 95765	C	4,606	6.0%

44

Fund/Name and Address of Record or		Number of	Percent
Beneficial Owner	Share Class	Shares Owned	of Class

Advantus Mortgage Securities Fund
Minnesota Life and Affiliates
400 Robert Street North
St. Paul, MN 55101	A	747,445	9.0%

Robert E. Reckwerdt and
Mona L. Reckwerdt JTWROS
c/o Robbies Full Service Marina
7281 Shrimp Road Stock Island
Key West, FL 33040	C	82,033	6.1%
Advantus Real Estate Securities Fund
Minnesota Life and Affiliates
400 Robert Street North
St. Paul, MN 55101	A	4,150,208	82.7%
Advantus Spectrum Fund
Rolland T. Scales
5455 La Sierra Drive, #705	C	14,237	8.0%
Advantus Venture Fund
Minnesota Life and Affiliates
400 Robert Street North
St. Paul, MN 55101	A	4,017,623	88.9%

NFSC FEBO #APX-709123
Carl Hewitt
4718 Meridian Avenue, #150
San Jose, CA 95118	C	12,927	15.2%

M. David Thornton
Debra M. Thornton
Joint Tenants
2865 Monterey Boulevard
Brookfield, WI 53005	C	5,472	6.4%

     Personal Investments By Employees Of WRIICO, IFDI, the Investment Sub-Advisors and the Trust. WRIICO, IFDI and the Trust have each adopted a Code of Ethics and Business Conduct Policy, and the Investment Sub-Advisors have each adopted a code of ethics, each of which is designed to identify and address certain conflicts of interest between personal investment activities and the interests of investment advisory clients such as each Fund, in compliance with Rule 17j-1 under the 1940 Act. Each code of ethics permits employees of WRIICO, IFDI, the Trust or the Investment Sub-Advisor, as the case may be, to engage in personal securities transactions, including with respect to securities held by one or more Funds, subject to certain requirements and restrictions.

INVESTMENT ADVISORY AND OTHER SERVICES

Management Agreement

     Waddell & Reed Ivy Investment Company (“WRIICO”), 6300 Lamar Avenue, P.O. Box 29217, Shawnee Mission KS 66201-9217, has an Investment Management Agreement (the Management Agreement) with the Funds. Under the Management Agreement, WRIICO is employed to supervise the investments of the Funds and provide investment advice to the Funds or monitor and supervise the activities of a sub-advisor. WRIICO is an SEC registered

45

investment advisor with approximately $1.6 billion in assets under management as of December 31, 2002.

     Advantus Capital, an SEC-registered investment advisor located at 400 Robert Street North, St. Paul, Minnesota 55101, serves as investment sub-advisor to Ivy Real Estate Securities Fund, Ivy Mortgage Securities Fund and Ivy Bond Fund under an agreement with WRIICO. Advantus Capital had approximately $13 billion in assets under management as of June 30, 2003. For its services, Advantus Capital receives fees from WRIICO pursuant to the following schedule:

Fee Payable to Advantus Capital as a Percentage of
Fund Name	the Fund's Average Net Assets

Ivy Bond Fund	0.27%
Ivy Mortgage Securities Fund	0.30%
Ivy Real Estate Securities Fund	0.55%

     Advantus Capital was the investment adviser and manager of each of the Predecessor Funds since March 1, 1995. Prior to that date, the Predecessor Funds’ investment adviser was MIMLIC Asset Management Company, formerly the parent company of Advantus Capital. Advantus Capital was incorporated in Minnesota in June 1994, and is an affiliate of Minnesota Life.

     Templeton Investment Counsel, LLC (“Templeton Counsel”), an SEC-registered investment advisor located at 500 East Broward Boulevard, Fort Lauderdale, Florida 33394 serves as investment sub-advisor to the Ivy International Balanced Fund under an agreement with WRIICO. Templeton Counsel provides investment advice, and generally conducts the investment management program for the investments of the Fund. For its services, Templeton Counsel receives fees from WRIICO pursuant to the following schedule:

	Fee Payable to Templeton Counsel as a Percentage of
Fund Name	the Fund's Average Net Assets

Ivy International Balanced Fund	Assets	Fee

	On the first $100 million	0.50%
	On the next $100 million	0.35%
	On the next $250 million	0.30%
	On all assets exceeding $450 million	0.25%

     State Street Research & Management Company (State Street Research), an SEC-registered investment advisor located at One Financial Center, Boston, Massachusetts 02111 serves as investment sub-advisor to the Ivy Small Cap Value Fund under an agreement with WRIICO. State Street Research provides investment advice, and generally conducts the investment management program for the Fund. At September 30, 2003, State Street Research had approximately $40.6 billion in assets under management. For its services, State Street Research receives fees from WRIICO pursuant to the following schedule:

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Fee Payable to State Street as a Percentage of
Fund Name	the Fund's Average Net Assets

Ivy Small Cap Value Fund	0.50%

     Each Fund pays WRIICO a monthly fee for providing business management and investment advisory services at the following annual rates (as a percentage of the Fund’s average net assets):

Fee Payable to WRIICO as a Percentage of the Fund’s
Fund Name	Average Net Assets

Ivy Balanced Fund	Net Assets	Fee

	Up to $1 billion	0.70% of net assets
	Over $1 billion and up to $2 billion	0.65% of net assets
	Over $2 billion and up to $3 billion	0.60% of net assets
	Over $3 billion	0.55% of net assets

Ivy Bond Fund	Net Assets	Fee

	Up to $500 million	0.525% of net assets
	Over $500 million and up to $1 billion	0.50% of net assets
	Over $1 billion and up to $1.5 billion	0.45% of net assets
	Over $1.5 billion	0.40% of net assets

Ivy International Balanced Fund	Net Assets	Fee

	Up to $1 billion	0.70% of net assets
	Over $1 billion and up to $2 billion	0.65% of net assets
	Over $2 billion and up to $3 billion	0.60% of net assets
	Over $3 billion	0.55% of net assets

Ivy Mortgage Securities Fund	Net Assets	Fee

	Up to $500 million	0.50% of net assets
	Over $500 million and up to $1 billion	0.45% of net assets
	Over $1 billion and up to $1.5 billion	0.40% of net assets
	Over $1.5 billion	0.35% of net assets

Ivy Real Estate Securities Fund	Net Assets	Fee

	Up to $1 billion	0.90% of net assets
	Over $1 billion and up to $2 billion	0.87% of net assets
	Over $2 billion and up to $3 billion	0.84% of net assets
	Over $3 billion	0.80% of net assets

Ivy Small Cap Value Fund	Net Assets	Fee

	Up to $1 billion	0.85% of net assets
	Over $1 billion and up to $2 billion	0.83% of net assets
	Over $2 billion and up to $3 billion	0.80% of net assets
	Over $3 billion	0.76% of net assets

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Ivy Value Fund	Net Assets	Fee

	Up to $1 billion	0.70% of net assets
	Over $1 billion and up to $2 billion	0.65% of net assets
	Over $2 billion and up to $3 billion	0.60% of net assets
	Over $3 billion	0.55% of net assets

     Pursuant to advisory agreements, each Predecessor Fund paid Advantus Capital an advisory fee equal on an annual basis to a percentage of that Fund’s average daily net assets as set forth in the following table:

ADVISORY FEE AS PERCENTAGE OF AVERAGE NET ASSETS

Predecessor Fund

CORNERSTONE FUND:

On the first $500 million in assets	70%

On the next $500 million in assets	65%

On the next $1 billion in assets	60%

On all assets in excess of $2 billion	55%

REAL ESTATE SECURITIES FUND:

On the first $1 billion in assets	75%

On the next $1 billion in assets	725%

On all assets in excess of $2 billion	70%

VENTURE FUND:

On the first $1 billion in assets	70%

On the next $1 billion in assets	68%

On all assets in excess of $2 billion	66%

SPECTRUM FUND:

On the first $1 billion in assets	50%

On the next $1 billion in assets	48%

On all assets in excess of $2 billion	46%

MORTGAGE SECURITIES FUND:

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On the first $1 billion in assets	475%

On the next $1 billion in assets	46%

On all assets in excess of $2 billion	45%

BOND FUND:

On the first $250 million in assets	60%

On the next $250 million in assets	55%

On the next $500 million in assets	50%

On all assets in excess of $1 billion	45%

INTERNATIONAL BALANCED FUND:

On the first $250 million in assets	70%

On the next $250 million in assets	65%

On the next $500 million in assets	60%

On all assets in excess of $1 billion	55%

     The amount of the annual subadvisory fee that was payable by Advantus Capital with respect to Advantus Venture Fund (the Predecessor Fund to Ivy Small Cap Value Fund) as applied to the average daily net assets of Venture Fund was equal to 0.65% of the first $100 million of average daily net assets and 0.60% of average daily net assets in excess of $100 million. For purposes of calculating the breakpoint, the term “assets” included all “small company value” assets subadvised by State Street Research for Advantus Capital, in addition to the assets of the Venture Fund. The aggregation of those assets for purposes of the breakpoint was calculated quarterly based upon the aggregate assets on March 31st, June 30th, September 30th and December 31st of each calendar year (or portion thereof) that the State Street Research subadvisory agreement was effective.

     From the advisory fee paid by Advantus International Balanced Fund (the Predecessor Fund to Ivy International Balanced Fund), Advantus Capital paid Templeton Counsel a subadvisory fee equal to 0.70% on the first $25 million of the Predecessor Fund’s average daily net assets, 0.55% on the next $25 million, 0.50% on the next $50 million and 0.40% on all average daily net assets in excess of $100 million. Solely for the purpose of establishing the appropriate breakpoints at which the Predecessor Fund’s subadvisory fee was to be calculated, the breakpoints were based on the aggregation of the monthly market value of any non-mutual fund account of Minnesota Life or any affiliate thereof advised or subadvised by Templeton Counsel or any advisory affiliate thereof as well as the average daily net assets of any U.S.- registered mutual fund advised by Advantus Capital and subadvised by Templeton Counsel or any advisory affiliate thereof. For fee-stacking purposes, the asset classes so managed with the

49

highest fee schedules were to be counted first as assets of the Predecessor Fund in order to determine the Predecessor Fund’s appropriate starting breakpoint when the following conditions were satisfied: (i) Franklin Advisors, Inc., an affiliate of Templeton Counsel, provided other subadvisory services to Advantus Capital, beginning on or after February 15, 2000, covering small company domestic equities in an amount in excess of $100 million; and (ii) Minnesota Life, an affiliate of Advantus Capital, offered as investment options in its registered variable insurance contracts the Templeton Developing Markets Fund and any other two funds in the Franklin/Templeton Variable Insurance Products Fund.

     From the subadvisory fee received from Advantus Capital for the Advantus International Balanced Fund, Templeton Counsel paid its affiliate, FAV, a fee equal to 30% of such subadvisory fee for managing the fixed income portion of such Fund’s portfolio.

     The fees for investment advisory services paid by Advantus Cornerstone Fund, Inc. (the Predecessor Fund to Ivy Value Fund) during the fiscal year ended July 31, 2003, the fiscal period ended July 31, 2002 and the fiscal year ended September 30, 2001, by Advantus Real Estate Securities Fund, Inc. (the Predecessor Fund to Ivy Real Estate Securities Fund) and Advantus Venture Fund, Inc. (the Predecessor Fund to Ivy Small Cap Value Fund) during the fiscal years ended July 31, 2003, 2002 and 2001 and by Advantus Bond Fund, Inc. (the Predecessor Fund to Ivy Bond Fund), Advantus International Balanced Fund, Inc. (the Predecessor Fund to Ivy International Balanced Fund), Advantus Mortgage Securities Fund, Inc. (the Predecessor Fund to Ivy Mortgage Securities Fund) and Advantus Spectrum Fund (the Predecessor Fund to Ivy Balanced Fund) during the fiscal years ended September 30, 2002, 2001 and 2000 (each before Advantus Capital’s absorption of certain expenses) were as follows:

Predecessor Fund	2003	2002	2001

Cornerstone Fund	$446,882	$443,621	$623,266
Real Estate Securities Fund	322,522	163,110	103,301
Venture Fund	386,688	444,881	325,568

Predecessor Fund	2002	2001	2000

Bond Fund	$140,385	$134,639	$162,489
International Balanced Fund	318,502	359,101	456,877
Mortgage Securities Fund	397,173	269,974	260,837
Spectrum Fund	309,933	425,996	624,481

     During the fiscal years and periods referenced above with respect to each Predecessor Fund, Advantus Capital voluntarily absorbed certain expenses of the Predecessor Funds (which do not include certain Rule 12b-1 fees waived by the Predecessor Funds’ distributor), or, in the case of each Predecessor Fund other than Real Estate Securities Fund, absorbed certain expenses of each Predecessor Fund in accordance with the Fund’s investment management agreement, as set forth below:

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Predecessor Fund	2003	2002	2001

Cornerstone Fund	$130,768	$105,055	$131,531
Real Estate Securities Fund	—	10,569	46,235
Venture Fund	—	—	7,163

Predecessor Fund	2002	2001	2000

Bond Fund	$181,150	$188,638	$168,365
International Balanced Fund	21,524	28,799	48,370
Mortgage Securities Fund	216,342	205,818	180,596
Spectrum Fund	187,045	241,979	95,590

     The Management Agreement obligates WRIICO to make investments for the account of each Fund in accordance with its best judgment and within the investment objectives and restrictions set forth in the Prospectus, the 1940 Act and the provisions of the Code relating to regulated investment companies, subject to policy decisions adopted by the Board. WRIICO also determines the securities to be purchased or sold by each Fund and places orders with brokers or dealers who deal in such securities.

     The Management Agreement permits WRIICO, or an affiliate of WRIICO, to enter into a separate agreement for transfer agency services (the Shareholder Servicing Agreement) and a separate agreement for accounting services (the Accounting Services Agreement) with the Funds. The Management Agreement contains detailed provisions as to the matters to be considered by the Board of Directors prior to approving any Shareholder Servicing Agreement or Accounting Services Agreement.

     WRIICO and/or its predecessors has served as investment manager to each of the registered investment companies in the Ivy Funds since December 17, 2002 and Ivy Funds, Inc. since June 30, 2003.

     The Agreement may be terminated with respect to each Fund at any time, without payment of any penalty, by the vote of a majority of the Board, or by a vote of a majority of the outstanding voting securities of the Fund, on 60 days’ written notice to WRIICO, or by WRIICO on 60 days’ written notice to the Trust. The Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

     In connection with their consideration of the Management Agreement as to each Fund, the Independent Trustees met separately with independent legal counsel. In determining whether to approve the Management Agreement as to each Fund, the Independent Trustees, as well as the full Board of Trustees, considered a number of factors, including: the nature and quality of investment management services to be provided to the Fund by WRIICO, including WRIICO’s investment management expertise and the personnel, resources and experience of WRIICO; the terms of the Management Agreement; whether the Fund and its shareholders will benefit from economies of scale; whether WRIICO or any of its affiliates will receive ancillary benefits that should be taken into consideration in evaluating the investment management fee payable by the Fund; compensation payable by each Fund to affiliates of WRIICO for other services; and the investment management fees paid by comparable investment companies.

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          Based upon their review and consideration of the factors described above, and such other factors and information it considered relevant, the Board recognized that WRIICO is deemed to owe a fiduciary duty to each Fund and approved the investment advisory agreement.

          In connection with their consideration of the subadvisory agreements with Advantus Capital, Templeton Counsel, and State Street Research (the “Subadvisers”), the Independent Trustees met separately with independent legal counsel. In determining whether to approve the subadvisory agreement as to Ivy Bond Fund, Ivy International Balanced Fund, Ivy Mortgage Securities Fund, Ivy Real Estate Securities Fund and Ivy Small Cap Value Fund, the Independent Trustees, as well as the full Board of Trustees, considered a number of factors, including: the fees to be paid by each Fund and the terms of the Management Agreement between the Funds and WRIICO and each subadvisory agreement between WRIICO and the respective Subadviser; information regarding each Subadviser; the services that WRIICO performs under the Management Agreement and the investment advisory services that each Subadviser performs for the Funds under the respective subadvisory agreement; and that WRIICO continues to be ultimately responsible for each Subadviser’s compliance with each Fund’s investment objective and policies and applicable securities laws and is also responsible for the selection of each Subadviser and monitoring its performance, as well as the overall success or failure of each Fund.

          Based upon their review and consideration of the factors described above, and such other factors and information it considered relevant, the Board recognized that each Subadviser is deemed to owe a fiduciary duty to the Fund for which they serve as Subadviser and approved each subadvisory agreement.

Distribution Services

          Ivy Funds Distributor, Inc. (“IFDI”), a wholly-owned subsidiary of WRIICO, formerly known as Ivy Mackenzie Distributors, Inc., serves as the principal underwriter and distributor of Ivy Funds’ shares pursuant to a Distribution Agreement with the Trust (the Distribution Agreement). IFDI distributes shares of each Fund through broker-dealers who are members of the National Association of Securities Dealers, Inc. and who have executed dealer agreements with IFDI. IFDI distributes shares of each Fund on a continuous basis, but reserves the right to suspend or discontinue distribution on that basis. IFDI is not obligated to sell any specific amount of Fund shares.

          Each Fund has authorized IFDI to accept on its behalf purchase and redemption orders. IFDI is also authorized to designate other intermediaries to accept purchase and redemption orders on each Fund’s behalf. Each Fund will be deemed to have received a purchase or redemption order when an authorized intermediary or, if applicable, an intermediary’s authorized designee, accepts the order. Client orders will be priced at the Fund’s Net Asset Value next computed after an authorized intermediary or the intermediary’s authorized designee accepts them.

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          Pursuant to the Distribution Agreement, IFDI is entitled to deduct a commission on all Class A Fund shares sold equal to the difference, if any, between the public offering price, as set forth in each Fund’s then-current prospectus, and the net asset value on which such price is based. Out of that commission, IFDI may reallow to dealers such concessions as IFDI may determine from time to time. In addition, IFDI is entitled to deduct a CDSC on the redemption of Class A shares sold without an initial sales charge and Class B and Class C shares, in accordance with, and in the manner set forth in, the Prospectus.

          Under the Distribution Agreement, each Fund bears, among other expenses, the expenses of registering and qualifying its shares for sale under Federal and state securities laws and preparing and distributing to existing shareholders periodic reports, proxy materials and prospectuses.

          The Distribution Agreement will continue in effect initially for two years and for successive one-year periods thereafter, provided that such continuance is specifically approved at least annually by the vote of a majority of the Independent Trustees, cast in person at a meeting called for that purpose and by the vote of either a majority of the entire Board or a majority of the outstanding voting securities of each Fund. The Distribution Agreement may be terminated with respect to any Fund at any time, without payment of any penalty, by IFDI on 60 days’ written notice to the Fund or by the Fund by vote of either a majority of the outstanding voting securities of the Fund or a majority of the Independent Trustees on 60 days’ written notice to IFDI. The Distribution Agreement shall terminate automatically in the event of its assignment.

          Securian Financial Services, Inc. (“Securian Financial”), an affiliate of Advantus Capital, acted as the principal underwriter for each of the Fund’s Predecessor Funds. During the fiscal year ended July 31, 2003, the fiscal period ended July 31, 2002 and the fiscal year ended September 30, 2001 (for Cornerstone Fund), the fiscal years ended September 30, 2002, 2001, and 2000 (for Spectrum, Mortgage Securities, Bond and International Balanced Funds) and the fiscal years ended July 31, 2003, 2002, and 2001 (for Real Estate Securities and Venture Funds), the commissions received by Securian Financial under its Distribution Agreement with the Predecessor Funds, with respect to shares of all classes of the Predecessor Funds under the Distribution Agreement were as follows:

Predecessor Fund	2003	2002	2001

Cornerstone Fund	$20,437	$50,234	$312,734
Real Estate Securities Fund	65,805	60,489	3,991
Venture Fund	56,803	70,657	30,384

Predecessor Fund	2002	2001	2000

Bond Fund	$113,731	$112,593	$101,969
International Balanced Fund	146,708	171,258	153,603
Mortgage Securities Fund	443,976	301,109	73,738
Spectrum Fund	285,316	401,339	437,766

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          During the same periods, Securian Financial retained from these commissions the following amounts:

Predecessor Fund	2003	2002	2001

Cornerstone Fund	$7,008	$6,127	$5,298
Real Estate Securities Fund	5,111	17,921	-783
Venture Fund	23,644	20,106	6,975

Predecessor Fund	2002	2001	2000

Bond Fund	$11,613	$4,914	$1,342
International Balanced Fund	4,142	4,602	9,942
Mortgage Securities Fund	87,690	20,523	13,015
Spectrum Fund	21,010	3,862	44,385

          Payments to Dealers. IFDI currently intends to pay to dealers a sales commission of 4% of the sale price of Class B shares they have sold, and will receive the entire amount of the CDSC paid by shareholders on the redemption of Class B shares to finance the 4% commission and related marketing expenses. With respect to Class C shares, IFDI currently intends to pay to dealers a sales commission of 1% of the sale price of Class C shares that they have sold, a portion of which is to compensate the dealers for providing Class C shareholder account services during the first year of investment. IFDI will receive the entire amount of the CDSC paid by shareholders on the redemption of Class C shares to finance the 1% commission and related marketing expenses.

          Rule 18f-3 Plan. On February 23, 1995, the SEC adopted Rule 18f-3 under the 1940 Act, which permits a registered open-end investment company to issue multiple classes of shares in accordance with a written plan approved by the investment company’s board of directors/trustees and filed with the SEC. The Board has adopted a Rule 18f-3 plan on behalf of each Fund. The key features of the Rule 18f-3 plan are as follows: (i) shares of each class of each Fund represent an equal pro rata interest in the Fund and generally have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, except that each class bears certain class-specific expenses and has separate voting rights on certain matters that relate solely to that class or in which the interests of shareholders of one class differ from the interests of shareholders of another class; (ii) subject to certain limitations described in the Prospectus, shares of a particular class of each Fund may be exchanged for shares of the same class of another Ivy fund; and (iii) each Fund’s Class B shares will convert automatically into Class A shares of that Fund after a period of eight years, based on the relative net asset value of such shares at the time of conversion.

          Rule 12b-1 Distribution Plans. The Trust has adopted on behalf of each Fund, in accordance with Rule 12b-1 under the 1940 Act, separate Rule 12b-1 distribution plans pertaining to each Fund’s Class A, Class B, Class C and Class Y shares (each, a “Plan”). In adopting each Plan, a majority of the Independent Trustees have concluded in accordance with the requirements of Rule 12b-1 that there is a reasonable likelihood that each Plan will benefit each Fund and its shareholders. The Trustees of the Trust believe that the Plans should result in

54

greater sales and/or fewer redemptions of each Fund’s shares, although it is impossible to know for certain the level of sales and redemptions of the Fund’s shares in the absence of a Plan or under an alternative distribution arrangement.

          Under each Plan, each Fund pays IFDI a service fee, accrued daily and paid monthly, at the annual rate of up to 0.25% of the average daily net assets attributable to its Class A, Class B, Class C or Class Y shares, as the case may be. For Class A, B and C shares, this fee is a reimbursement to IFDI for service fees paid by IFDI. For Class Y shares, this fee is compensation to IFDI for service fees paid by IFDI. The services for which service fees may be paid include, among other things, advising clients or customers regarding the purchase, sale or retention of shares of each Fund, answering routine inquiries concerning the Fund and assisting shareholders in changing options or enrolling in specific plans. Pursuant to each Plan, service fee payments made out of or charged against the assets attributable to a Fund’s Class A, Class B or Class C shares must be in reimbursement for services rendered for or on behalf of the affected class. The expenses not reimbursed in any one month may be reimbursed in a subsequent month. The Class A Plan does not provide for the payment of interest or carrying charges as distribution expenses. The Class Y Plan permits compensation of the service fee by the Fund to IFDI and is not dependent on IFDI’s expenses incurred.

          Under each Fund’s Class B and Class C Plans, each Fund also pays IFDI a distribution fee, accrued daily and paid monthly, at the annual rate of 0.75% of the average daily net assets attributable to its Class B or Class C shares. This fee is paid to IFDI as compensation and is not dependent on IFDI’s expenses incurred. IFDI may reallow to dealers all or a portion of the service and distribution fees as IFDI may determine from time to time. The distribution fee compensates IFDI for expenses incurred in connection with activities primarily intended to result in the sale of each Fund’s Class B or Class C shares, including the printing of prospectuses and reports for persons other than existing shareholders and the preparation, printing and distribution of sales literature and advertising materials. Pursuant to each Class B and Class C Plan, IFDI may include interest, carrying or other finance charges in its calculation of distribution expenses, if not prohibited from doing so pursuant to an order of or a regulation adopted by the SEC.

          Among other things, each Plan provides that (1) IFDI will submit to the Board at least quarterly, and the Trustees will review, written reports regarding all amounts expended under the Plan and the purposes for which such expenditures were made; (2) each Plan will continue in effect only so long as such continuance is approved at least annually, and any material amendment thereto is approved, by the votes of a majority of the Board, including the Independent Trustees, cast in person at a meeting called for that purpose; (3) payments by any Fund under each Plan shall not be materially increased without the affirmative vote of the holders of a majority of the outstanding shares of the relevant class; and (4) while each Plan is in effect, the selection and nomination of Independent Trustees, as defined below, shall be committed to the discretion of the then current Independent Trustees.

          IFDI may make payments for distribution assistance and for administrative and accounting services from resources that may include the management fees paid by each Fund. IFDI also may make payments (such as the service fee payments described above) to unaffiliated broker-dealers, banks, investment advisors, financial institutions and other entities for services rendered in the distribution of a Fund’s shares. To qualify for such payments, shares may be

55

subject to a minimum holding period. However, no such payments will be made to any dealer or broker or other party if at the end of each year the amount of shares held does not exceed a minimum amount. The minimum holding period and minimum level of holdings will be determined from time to time by IFDI.

          Each Plan may be amended at any time with respect to the class of shares of the Fund to which the Plan relates by vote of the Trustees, including a majority of the Independent Trustees, cast in person at a meeting called for the purpose of considering such amendment. Each Plan may be terminated at any time with respect to the class of shares of the Fund to which the Plan relates, without payment of any penalty, by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities of that class.

          If the Distribution Agreement or the Distribution Plans are terminated (or not renewed) with respect to any of the Ivy Funds (or class of shares thereof), each may continue in effect with respect to any other fund (or Class of shares thereof) as to which they have not been terminated (or have been renewed).

          Each Fund’s Predecessor Fund, except Advantus Real Estate Securities Fund, had adopted separate rule 12b-1 distribution plans applicable to its Class A shares, Class B shares and Class C shares, respectively, relating to the payment of certain distribution and/or shareholder servicing expenses pursuant to rule 12b-1 under the Investment Company Act of 1940. Advantus Real Estate Securities Fund had two classes of shares (Class A and Class B,) and each class had adopted a rule 12b-1 distribution plan. During the fiscal year ended September 30, 2002 (for Spectrum, Mortgage Securities, Bond, and International Balanced Funds) and the fiscal year ended July 31, 2003 (for Cornerstone, Real Estate Securities and Venture Funds), each of the Predecessor Funds made payments to Securian Financial under its rule 12b-1 distribution plans applicable to Class A, Class B and Class C shares as set forth below (distribution fees waived by Securian Financial, if any, are shown in parenthesis).

Predecessor Fund	Class A	Class B	Class C

Advantus Bond Fund (Predecessor Fund to Ivy Bond Fund)	40,081	63,340	10,310
Advantus Cornerstone Fund (Predecessor Fund to Ivy Value Fund)	144,960	52,490	6,072
Advantus International Balanced Fund (Predecessor Fund to Ivy International Balanced Fund)	102,735 (20,547)	33,658	10,315
Advantus Mortgage Securities Fund (Predecessor Fund to Ivy Mortgage Securities Fund)	130,726	243,286	69,964
Advantus Real Estate Securities Fund (Predecessor Fund to Ivy Real Estate Securities Fund)	103,510	15,989	N/A
Advantus Spectrum Fund (Predecessor Fund to Ivy Balanced Fund)	111,517	143,002	30,797
Advantus Venture Fund (Predecessor Fund to Ivy Small Cap Value Fund)	124,069	43,998	12,138

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Custodian

          Pursuant to a Custodian Agreement with the Trust, UMB Bank, n.a. (the “Custodian”), located at 928 Grand Boulevard, Kansas City, Missouri 64106, maintains custody of the assets of each Fund held in the United States. Rules adopted under the 1940 Act permit the Trust to maintain its foreign securities and cash in the custody of certain eligible foreign banks and securities depositories. Pursuant to those rules, the Custodian has entered into subcustodial agreements for the holding of each Fund’s foreign securities.

Fund Accounting Services

          Pursuant to an Accounting Services Agreement, Waddell & Reed Services Company (“WRSCO”), a Missouri corporation, located at 6300 Lamar Avenue, Shawnee Mission, Kansas 66201-9217, provides certain accounting, pricing and administrative services for each Fund. As compensation for those services, each Fund pays WRSCO a monthly fee of one-twelfth of the annual fee shown in the following table:

Accounting Services Fee

Average Net Asset Level	Annual Fee
(all dollars in millions)	Rate for Each Fund

From $0 to $9.9	$0
From $10 to $24.9	$11,500
From $25 to $49.9	$23,100
From $50 to $99.9	$35,500
From $100 to $199.9	$48,400
From $200 to $349.9	$63,200
From $350 to $549.9	$82,500
From $550 to $749.9	$96,300
From $750 to $999.9	$121,600
$1,000 and Over	$148,500

          In addition, for each class of shares in excess of one, the Fund pays WRSCO a monthly per-class fee equal to 2.5% of the monthly base fee.

          Each Fund also pays monthly a fee paid at the annual rate of .01% or one basis point for the first $1 billion of assets with no fee charged for assets in excess of $1 billion. This fee may be voluntarily waived, by WRSCO, until Fund assets are at least $10 million.

          Each Fund’s Predecessor Fund had entered into an agreement with Minnesota Life under which Minnesota Life provided (i) accounting, legal and other administrative services and (ii) shareholder servicing to each Predecessor Fund. During the fiscal year ended July 31, 2003 and the fiscal period ended July 31, 2002 (for Cornerstone Fund), the fiscal years ended September 30, 2002 and 2001 (for Spectrum, Mortgage Securities, Bond and International Balanced Funds) and the fiscal years ended July 31, 2003 and 2002 (for Real Estate Securities and Venture

57

Funds), each of the Predecessor Funds paid Minnesota Life the following amounts for such administrative services:

Predecessor Fund	2003	2002

Cornerstone Fund	$59,719	$62,000
Real Estate Securities Fund	52,176	61,200
Venture Fund	59,876	74,400

Predecessor Fund	2002	2001

Bond Fund	$74,400	$74,400
International Balanced Fund	63,600	63,600
Mortgage Securities Fund	74,400	74,400
Spectrum Fund	74,400	74,400

          Advantus International Balanced Fund (the Predecessor Fund to Ivy International Balanced Fund) had also entered into a separate agreement with SEI Investments Mutual Fund Services (“SEI”) pursuant to which SEI provided daily accounting services for the Predecessor Fund. During the last three fiscal years ended September 30, 2002, 2001 and 2000, the amounts paid by Advantus International Balanced Fund to SEI were $54,839, $50,066 and $52,063, respectively.

Shareholder Services

          Pursuant to a Shareholder Servicing Agreement, WRSCO is the transfer agent for each Fund. Under the Agreement, each Fund pays a monthly fee at an annual rate of $17.00 for each open Class A, Class B and Class C share account. For Class Y share accounts, each Fund pays monthly fee equal to 1/12 of 0.15 of 1% of the average daily net assets of the Class for the proceeding month. In addition, each Fund pays certain out-of-pocket expenses.

Auditors

          Deloitte & Touche LLP, located at 1010 Grand Boulevard, Kansas City, Missouri, has been selected as auditors for the Trust. The audit services performed by Deloitte & Touche LLP include audits of the annual financial statements of each of the funds of the Trust. Other services provided by Deloitte & Touche LLP principally relate to filings with the SEC and the preparation of the funds’ tax returns.

          KPMG LLP, located at 4200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402, were the independent auditors for each Predecessor Fund. The financial highlights for each Predecessor Fund included in the Prospectus and the information for each Predecessor Fund contained in the Annual Report for the fiscal years ended on September 30, 2002 (in the case of the Advantus Fixed Income and Blended Funds) or on July 31, 2003 (in the case of the Advantus Equity Funds), were audited by KPMG LLP.

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BROKERAGE ALLOCATION

          Subject to the overall supervision by the Board, WRIICO, Advantus Capital, Templeton Counsel, and State Street Research (the “Advisors”), place orders for the purchase and sale of each Fund’s portfolio securities. Purchases and sales of securities on a securities exchange are effected through brokers who charge a commission for their services. Purchases and sales of debt securities are usually principal transactions and therefore, brokerage commissions are usually not required to be paid by the Funds for such purchases and sales (although the price paid generally includes undisclosed compensation to the dealer). The prices paid to underwriters of newly-issued securities usually include a concession paid by the issuer to the underwriter, and purchases of after-market securities from dealers normally reflect the spread between the bid and asked prices. In connection with OTC transactions, the Advisors attempt to deal directly with the principal market makers, except in those circumstances where the Advisors believe that a better price and execution are available elsewhere.

          The Advisors select broker-dealers to execute transactions and evaluate the reasonableness of commissions on the basis of quality, quantity, and the nature of the firms’ professional services. Commissions to be charged and the rendering of investment services, including statistical, research, and counseling services by brokerage firms, are factors to be considered in the placing of brokerage business. The types of research services provided by brokers may include general economic and industry data, and information on securities of specific companies. Research services furnished by brokers through whom the Trust effects securities transactions may be used by the Advisors in servicing all of their accounts. In addition, not all of these services may be used by the Advisors in connection with the services they provide to the Funds or the Trust. The Advisors may also consider sales of shares of Ivy Funds as a factor in the selection of broker-dealers. The Advisors may choose broker-dealers that provide the Advisors with research services and may cause a client to pay such broker-dealers commissions which exceed those other broker-dealers may have charged, if the Advisors view the commissions as reasonable in relation to the value of the brokerage and/or research services. The Advisors will not, however, seek to execute brokerage transactions other than at the best price and execution, taking into account all relevant factors such as price, promptness of execution and other advantages to clients, including a determination that the commission paid is reasonable in relation to the value of the brokerage and/or research services.

          Brokerage commissions vary from year to year in accordance with the extent to which a particular Fund is more or less actively traded.

          The investment adviser or sub-adviser to the Predecessor Funds was responsible for selecting and (where appropriate) negotiating commissions with brokers who executed transactions for the Predecessor Funds. For Advantus Cornerstone Fund, Inc. (the Predecessor Fund to Ivy Value Fund) during the fiscal year ended July 31, 2003, the fiscal period ended July 31, 2002 and the fiscal year ended September 30, 2001, for Advantus Real Estate Securities Fund, Inc. (the Predecessor Fund to Ivy Real Estate Securities Fund) and Advantus Venture Fund, Inc. (the Predecessor Fund to Ivy Small Cap Value Fund) during the fiscal years ended July 31, 2003, 2002 and 2001 and for Advantus Bond Fund, Inc. (the Predecessor Fund to Ivy Bond Fund), Advantus International Balanced Fund, Inc. (the Predecessor Fund to Ivy International Balanced Fund), Advantus Mortgage Securities Fund, Inc. (the Predecessor Fund to

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Ivy Mortgage Securities Fund) and Advantus Spectrum Fund (the Predecessor Fund to Ivy Balanced Fund) during the fiscal years ended September 30, 2002, 2001 and 2000, the following brokerage commissions were paid:

Predecessor Fund	2003	2002	2001

Cornerstone Fund	$259,000	$228,660	$335,867
Real Estate Securities Fund	92,000	114,123	114,505
Venture Fund	219,000	193,659	224,490

Predecessor Fund	2002	2001	2000

Bond Fund	$88,540	$0	$0
International Balanced Fund	24,534	58,826	57,152
Mortgage Securities Fund	584,335	0	0
Spectrum Fund	100,857	172,785	150,307

          During the fiscal year ended September 30, 2002 (for Spectrum, Mortgage Securities, Bond, and International Balanced Funds) and the fiscal year ended July 31, 2003 (for Cornerstone, Real Estate Securities and Venture Funds), the Predecessor Funds directed transactions to brokers because of research services they provided, and paid commissions in connection with such transactions, in the aggregate amounts set forth below:

		Commissions Paid on
	Aggregate Transactions	Directed
Predecessor Fund	Directed for Research	Transactions

Advantus Bond Fund (Predecessor Fund to Ivy Bond Fund)	0	0
Advantus Cornerstone Fund (Predecessor Fund to Ivy Value Fund)	13,909,740	157,145
Advantus International Balanced Fund (Predecessor Fund to Ivy International Balanced Fund)	10,121,525	24,895
Advantus Mortgage Securities Fund (Predecessor Fund to Ivy Mortgage Securities Fund)	0	0
Advantus Real Estate Securities Fund (Predecessor Fund to Ivy Real Estate Securities Fund)	5,421,257	77,191
Advantus Spectrum Fund (Predecessor Fund to Ivy Balanced Fund)	8,222,723	70,335
Advantus Venture Fund (Predecessor Fund to Ivy Small Cap Value Fund)	18,188,469	59,109

          Information regarding the acquisition by the Predecessor Funds during the fiscal year ended September 30, 2002 (for Spectrum, Mortgage Securities, Bond, and International

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Balanced Funds) and the fiscal year ended July 31, 2003 (for Cornerstone, Real Estate Securities and Venture Funds), of securities of the Funds’ regular brokers or dealers, or the parents of those brokers or dealers that derive more than 15 percent of their gross revenue from securities-related activities, is presented below:

		Approximate Value of
Predecessor Fund	Name of Issuer	Securities Owned at Year End

Advantus Bond Fund (Predecessor Fund to Ivy Bond Fund)	None	—

Advantus Cornerstone Fund (Predecessor Fund to Ivy Value Fund)	BANC OF AMERICA	2,353,000

	WELLS FARGO & CO	2,077,000

	MORGAN STANLEY	1,098,000

	J.P. MORGAN CHASE & CO	1,037,000

	MERRILL LYNCH, PIERCE, FENNER & SMITH INC	886,000

	GOLDMAN SACHS GROUP	610,000

Advantus International Balanced Fund (Predecessor Fund to Ivy International Balanced Fund)	AXA – UAP	235,532
	NOMURA SECURITIES	310,169
	ING GROUP	387,137
	RODAMCO EUROPE	281,117

Advantus Mortgage Securities Fund (Predecessor Fund to Ivy Mortgage Securities Fund)	None	—

Advantus Real Estate Securities Fund (Predecessor Fund to Ivy Real Estate Securities Fund)	None	—

Advantus Spectrum Fund (Predecessor Fund to Ivy Balanced Fund)	CITIGROUP, INC	681,950
	GOLDMAN SACHS GROUP, INC	171,678
	MERRILL LYNCH & COMPANY, INC	233,945
	MORGAN STANLEY	155,848

Advantus Venture Fund (Predecessor Fund to Ivy Small Cap Value Fund)	INVESTMENT TECHNOLOGY GROUP	162,000

PROXY VOTING POLICY

The Funds have delegated all proxy voting responsibilities to their Advisors. The proxy voting policies and procedures of Ivy Bond Fund, Ivy International Balanced Fund, Ivy Mortgage Securities Fund, Ivy Real Estate Securities Fund and Ivy Small Cap Value Fund are attached as Appendix C to this SAI. The following is a summary of the proxy voting policies and

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procedures of Ivy Balanced Fund and Ivy Value Fund: WRIICO has established guidelines that reflect what it believes are desirable principles of corporate governance.

Listed below are several reoccurring issues and WRIICO’s corresponding positions.

Board of Trustees Issues:
WRIICO generally supports proposals requiring that a majority of the Board consist of outside, or independent, trustees.

WRIICO generally votes against proposals to limit or eliminate liability for monetary damages for violating the duty of care.

WRIICO generally votes against indemnification proposals that would expand coverage to more serious acts such as negligence, willful or intentional misconduct, derivation of improper personal benefit, absence of good faith, reckless disregard for duty, and unexcused pattern of inattention. The success of a corporation in attracting and retaining qualified directors and officers, in the best interest of shareholders, is partially dependent on its ability to provide some satisfactory level of protection from personal financial risk. WRIICO will support such protection so long as it does not exceed reasonable standards.

WRIICO generally votes against proposals requiring the provision for cumulative voting in the election of directors as cumulative voting may allow a minority group of shareholders to cause the election of one or more directors.

Corporate Governance Issues:
WRIICO generally supports proposals to ratify the appointment of independent accountants/auditors unless reasons exist which cause it to vote against the appointment.

WRIICO generally votes against proposals to restrict or prohibit the right of shareholders to call special meetings.

WRIICO generally votes against proposals which include a provision to require a supermajority vote to amend any charter or bylaw provision, or to approve mergers or other significant business combinations.

WRIICO generally votes for proposals to authorize an increase in the number of authorized shares of common stock.

WRIICO generally votes against proposals for the adoption of a Shareholder Rights Plan (sometimes “Purchase Rights Plan”). It believes that anti-takeover proposals are generally not in the best interest of shareholders. Such a Plan gives the Board virtual veto power over acquisition offers which may well offer material benefits to shareholders.

Executive/Employee Issues:
WRIICO will generally vote for proposals to establish an Employee Stock Ownership Plan (ESOP) as long as the size of the Plan is reasonably limited.

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Political Activity:
WRIICO will generally vote against proposals relating to corporate political activity or contributions, or to require the publication of reports on political activity or contributions made by political action committees (PAC’s) sponsored or supported by the corporation. PAC contributions are generally made with funds contributed voluntarily by employees, and provide positive individual participation in the political process of a democratic society. In addition, Federal and most state laws require full disclosure of political contributions made by PAC’s. This is public information and available to all interested parties.

Conflicts of Interest Between WRIICO and the Funds:
WRIICO will use the following three-step process to address conflicts of interest: (1) WRIICO will attempt to identify any potential conflicts of interest; (2) WRIICO will then determine if the conflict as identified is material; and (3) WRIICO will follow the procedures established below to ensure that its proxy voting decisions are based on the best interests of the Funds and are not the product of a material conflict. The attached Exhibit A includes sample proxy voting conflict of interest procedures.

I.     Identifying Conflicts of Interest: WRIICO will evaluate the nature of its relationships to assess which, if any, might place its interests, as well as those of its affiliates, in conflict with those of the fund’s shareholders on a proxy voting matter. WRIICO will review any potential conflicts that involve the following four general categories to determine if there is a conflict and if so, if the conflict is material:

•	Business Relationships – WRIICO will review any situation for a material conflict where WRIICO manages money for a company or an employee group, manages pension assets, administers employee benefit plans, leases office space from a company, or provides brokerage, underwriting, insurance, banking or consulting services to a company or if it is determined that WRIICO (or an affiliate) otherwise has a similar significant relationship with a third party such that the third party might have an incentive to encourage WRIICO to vote in favor of management.

•	Personal Relationships – WRIICO will review any situation where it (or an affiliate) has a personal relationship with other proponents of proxy proposals, participants in proxy contests, corporate directors, or candidates for directorships to determine if a material conflict exists.

•	Familial Relationships – WRIICO will review any situation where it (or an affiliate) has a known familial relationship relating to a company (e.g., a spouse or other relative who serves as a director of a public company or is employed by the company) to determine if a material conflict exists.

WRIICO will designate an individual or committee to review and identify proxies for potential conflicts of interest on an ongoing basis.

II.     “Material Conflicts”: WRIICO will review each relationship identified as having a potential conflict based on the individual facts and circumstances. For purposes of this review, WRIICO will attempt to detect those relationships deemed material based on the reasonable likelihood that they would be viewed as important by the average shareholder.

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In considering the materiality of a conflict, WRIICO will take a two-step approach:

•	Financial Materiality – A relationship will be considered presumptively non-material unless the relationship represents 5% or more of WRIICO’s annual revenue. If the relationship involves an affiliate, the “material” benchmark will be 15% or more of WRIICO’s annual revenue.

•	Non-Financial Materiality – WRIICO will review all known relationships of portfolio managers and senior management for improper influence.

III. Procedures to Address Material Conflicts: WRIICO will use the following techniques to vote proxies that have been determined to present a “Material Conflict.”

•	Use a Proxy Voting Service for Specific Proposals – As a primary means of voting material conflicts, WRIICO will vote per the recommendation of an independent proxy voting service (Institutional Shareholder Services (“ISS”) or another independent third party if a recommendation from ISS is unavailable).

•	Client directed – If the Material Conflict arises from WRIICO’s management of a third party account and the client provides voting instructions on a particular vote, WRIICO will vote according to the directions provided by the client.

•	Use a Predetermined Voting Policy – If no directives are provided by either ISS or the client, WRIICO may vote material conflicts pursuant to the pre-determined Proxy Voting Policies, established herein, should such subject matter fall sufficiently within the identified subject matter. If the issue involves a material conflict and WRIICO chooses to use a predetermined voting policy, WRIICO will not be permitted to vary from the established voting policies established herein.

•	Seek Board Guidance – If the Material Conflict does not fall within one of the situations referenced above, WRIICO may seek guidance from the Funds’ Board of Trustees on matters involving a conflict. Under this method, WRIICO will disclose the nature of the conflict to the Fund Board and obtain the Board’s consent or direction to vote the proxies. WRIICO may use the Board Guidance to vote proxies for its non-mutual fund clients.

CAPITALIZATION AND VOTING RIGHTS

          The capitalization of the Trust consists of an unlimited number of shares of beneficial interest (no par value per share). When issued, shares of each class of each Fund are fully paid, non-assessable, redeemable and fully transferable. No class of shares of any Fund has preemptive rights or subscription rights.

          The Declaration of Trust permits the Trustees to create separate series or portfolios and to divide any series or portfolio into one or more classes. The Trustees have currently authorized the following series, each of which represents a fund: Ivy Balanced Fund, Ivy Bond Fund, Ivy Cash Reserves Fund, Ivy Cundill Global Value Fund, Ivy Dividend Income Fund, Ivy European Opportunities Fund, Ivy Global Natural Resources Fund, Ivy International Fund, Ivy International Balanced Fund, Ivy International Value Fund, Ivy Mortgage Securities Fund, Ivy Pacific Opportunities Fund, Ivy Real Estate Securities Fund, Ivy Small Cap Value Fund, and Ivy

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Value Fund (except Ivy Cash Reserves Fund does not offer Class Y shares). The Trustees had also authorized the issuance of Class A, Class B, Class C and Class Y shares of each of these Funds. The Trustees have further authorized the issuance of the following classes, which are now closed to further investment: Advisor Class shares for Ivy Cundill Global Value Fund, Ivy European Opportunities Fund, Ivy Global Natural Resources Fund, Ivy International Fund, Ivy International Value Fund and Ivy Pacific Opportunities Fund, as well as Class I shares for, Ivy Cundill Global Value Fund, Ivy European Opportunities Fund and Ivy International Value Fund. Under the Declaration of Trust, the Trustees may terminate any Fund without shareholder approval. This might occur, for example, if a Fund does not reach or fails to maintain an economically viable size.

          Shareholders have the right to vote for the election of Trustees of the Trust and on any and all matters on which they may be entitled to vote by law or by the provisions of the Trust’s By-Laws. The Trust is not required to hold a regular annual meeting of shareholders, and it does not intend to do so. Shares of each class of each Fund entitle their holders to one vote per share (with proportionate voting for fractional shares). Shareholders of each Fund are entitled to vote alone on matters that only affect that Fund. All classes of shares of each Fund will vote together, except with respect to the distribution plan applicable to the Fund’s Class A, Class B, Class C. or Class Y shares or when a class vote is required by the 1940 Act. On matters relating to all funds of the Trust, but affecting the funds differently, separate votes by the shareholders of each fund are required. Approval of an investment advisory agreement and a change in fundamental policies would be regarded as matters requiring separate voting by the shareholders of each fund of the Trust. If the Trustees determine that a matter does not affect the interests of a Fund, then the shareholders of that Fund will not be entitled to vote on that matter. Matters that affect the Trust in general, such as ratification of the selection of independent certified public accountants, will be voted upon collectively by the shareholders of all funds of the Trust.

          As used in this SAI and the Prospectus, the phrase “majority vote of the outstanding shares” of a Fund means the vote of the lesser of: (1) 67% of the shares of that Fund (or of the Trust) present at a meeting if the holders of more than 50% of the outstanding shares are present in person or by proxy; or (2) more than 50% of the outstanding shares of that Fund (or of the Trust).

          With respect to the submission to shareholder vote of a matter requiring separate voting by a Fund, the matter shall have been effectively acted upon with respect to that Fund if a majority of the outstanding voting securities of the Fund votes for the approval of the matter, notwithstanding that: (1) the matter has not been approved by a majority of the outstanding voting securities of any other fund of the Trust; or (2) the matter has not been approved by a majority of the outstanding voting securities of the Trust.

          The Declaration of Trust provides that the holders of not less than two-thirds of the outstanding shares of the Trust may remove a person serving as trustee either by declaration in writing or at a meeting called for such purpose. The Trustees are required to call a meeting for the purpose of considering the removal of a person serving as Trustee if requested in writing to do so by the holders of not less than 10% of the outstanding shares of the Trust.

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          The Trust’s shares do not have cumulative voting rights and accordingly the holders of more than 50% of the outstanding shares could elect the entire Board, in which case the holders of the remaining shares would not be able to elect any Trustees.

          Under Massachusetts law, the Trust’s shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims liability of the shareholders, Trustees or officers of the Trust for acts or obligations of the Trust, which are binding only on the assets and property of the Trust, and requires that notice of the disclaimer be given in each contract or obligation entered into or executed by the Trust or its Trustees. The Declaration of Trust provides for indemnification out of Fund property for all loss and expense of any shareholder of any Fund held personally liable for the obligations of that Fund. The risk of a shareholder of the Trust incurring financial loss on account of shareholder liability is limited to circumstances in which the Trust itself would be unable to meet its obligations and, thus, should be considered remote. No series of the Trust is liable for the obligations of any other series of the Trust.

PURCHASE, REDEMPTION AND PRICING OF SHARES

Purchase of Shares

Minimum Initial and Subsequent Investments

          For Class A, Class B and Class C shares, initial investments must be at least $500 (per Fund) with the exceptions described in this paragraph. A $100 minimum initial investment pertains to exchanges of shares from one Fund to another Fund. A $50 minimum initial investment pertains to purchases for certain retirement plan accounts and to accounts for which an investor has arranged, at the time of initial investment, to make subsequent purchases for the account by having regular monthly withdrawals of $25 or more made from a bank account. A minimum initial investment of $25 is applicable to purchases made through payroll deduction or certain retirement plan accounts for or by employees of IFDI, WRIICO, and their affiliates. Except with respect to certain exchanges and automatic withdrawals from a bank account, a shareholder may make subsequent investments of any amount. See, Exchanges for Shares of Other Funds in the Ivy Family of Funds and Waddell & Reed InvestEd Portfolios, Inc.

          For Class Y shares, investments by government entities or authorities or by corporations must total at least $10 million within the first twelve months after initial investment. There is no initial investment minimum for other Class Y investors.

          Each Fund may, under some circumstances, accept securities in lieu of cash as payment for Fund shares. Each Fund will accept securities only to increase its holdings in a portfolio security or to take a new portfolio position in a security that the Advisors deem to be a desirable investment for each Fund. While no minimum has been established, it is expected that each Fund will not accept securities having an aggregate value of less than $1 million. The Trust may reject in whole or in part any or all offers to pay for any Fund shares with securities and may discontinue accepting securities as payment for any Fund shares at any time without notice. The Trust will value accepted securities in the manner and at the same time provided for valuing

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portfolio securities of each Fund, and each Fund’s shares will be sold for net asset value determined at the same time the accepted securities are valued. The Trust will only accept securities delivered in proper form and will not accept securities subject to legal restrictions on transfer. The acceptance of securities by the Trust must comply with the applicable laws of certain states.

Reduced Sales Charges (Applicable to Class A Shares only)

     Account Grouping

          Large purchases of Class A shares are subject to lower sales charges. The schedule of sales charges appears in the Prospectuses. For the purpose of taking advantage of the lower sales charges available for large purchases, a purchase in any of categories 1 through 7 listed below made by an individual or deemed to be made by an individual may be grouped with purchases in any other of these categories:

1.	Purchases by an individual for his or her own account (includes purchases under the Ivy Funds Revocable Trust Form);

2.	Purchases by that individual’s spouse purchasing for his or her own account (includes Ivy Funds Revocable Trust Form of spouse);

3.	Purchases by that individual or his or her spouse in their joint account;

4.	Purchases by that individual or his or her spouse for the account of their child under age 21;

5.	Purchase by any custodian for the child of that individual or spouse in a Uniform Transfers to Minors Act (UTMA) or Uniform Gifts to Minors Act (UGMA) account;

6.	Purchases by that individual or his or her spouse for his or her individual retirement account (IRA), or salary reduction plan account under Section 457 of the Internal Revenue Code of 1986, as amended (the Code), provided that such purchases are subject to a sales charge (see Net Asset Value Purchases), tax-sheltered annuity account (TSA) or Keogh Plan account, provided that the individual and spouse are the only participants in the Keogh Plan; and

7.	Purchases by a trustee under a trust where that individual or his or her spouse is the settlor (the person who establishes the trust).

          For the foregoing categories, an individual’s domestic partner is treated as his or her spouse.

          Examples:

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A.	Grandmother opens a UGMA account for grandson A; Grandmother has an account in her own name; A’s father has an account in his own name; the UGMA account may be grouped with A’s father’s account but may not be grouped with Grandmother’s account;

B.	H establishes a trust naming his children as beneficiaries and appointing himself and his bank as co-trustees; a purchase made in the trust account is eligible for grouping with an IRA account of W, H’s wife;

C.	H’s will provides for the establishment of a trust for the benefit of his minor children upon H’s death; his bank is named as trustee; upon H’s death, an account is established in the name of the bank, as trustee; a purchase in the account may be grouped with an account held by H’s wife in her own name.

D.	X establishes a trust naming herself as trustee and R, her son, as successor trustee and R and S as beneficiaries; upon X’s death, the account is transferred to R as trustee; a purchase in the account may not be grouped with R’s individual account. If X’s spouse, Y, was successor trustee, this purchase could be grouped with Y’s individual account.

          All purchases of Class A shares made for a participant in a multi-participant Keogh plan may be grouped only with other purchases made under the same plan; a multi-participant Keogh plan is defined as a plan in which there is more than one participant where one or more of the participants is other than the spouse of the owner/employer.

Example A:	H has established a Keogh plan; he and his wife W are the only participants in the plan; they may group their purchases made under the plan with any purchases in categories 1 through 7 above.

Example B:	H has established a Keogh Plan; his wife, W, is a participant and they have hired one or more employees who also become participants in the plan; H and W may not combine any purchases made under the plan with any purchases in categories 1 through 7 above; however, all purchases made under the plan for H, W or any other employee will be combined.

          All purchases of Class A shares made under a qualified employee benefit plan of an incorporated business will be grouped. A qualified employee benefit plan is established pursuant to Section 401 of the Code. All qualified employee benefit plans of any one employer or affiliated employers will also be grouped. An affiliate is defined as an employer that directly, or indirectly, controls or is controlled by or is under control with another employer. All qualified employee benefit plans of an employer who is a franchisor and those of its franchisee(s) may also be grouped.

Example:	Corporation X sets up a defined benefit plan; its subsidiary, Corporation Y, sets up a 401(k) plan; all contributions made under both plans will be grouped.

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          All purchases of Class A shares made under a simplified employee pension plan (SEP), payroll deduction plan or similar arrangement adopted by an employer or affiliated employers (as defined above) may be grouped provided that the employer elects to have all such purchases grouped at the time the plan is set up. If the employer does not make such an election, the purchases made by individual employees under the plan may be grouped with the other accounts of the individual employees described above in Account Grouping.

          Account grouping as described above is available under the following circumstances.

     One-time Purchases

          A one-time purchase of Class A shares in accounts eligible for grouping may be combined for purposes of determining the availability of a reduced sales charge. In order for an eligible purchase to be grouped, the investor must advise IFDI at the time the purchase is made that it is eligible for grouping and identify the accounts with which it may be grouped.

Example:	H and W open an account in the Fund and invest $75,000; at the same time, H’s parents open up three UGMA accounts for H and W’s three minor children and invest $10,000 in each child’s name; the combined purchase of $105,000 of Class A shares is subject to a reduced sales load of 4.75% provided that IFDI is advised that the purchases are entitled to grouping.

     Rights of Accumulation

          If Class A shares are held in any account and an additional purchase of Class A shares is made in that account or in any account eligible for grouping with that account, the additional purchase is combined with the NAV of the existing account(s) as of the date the new purchase is accepted by IFDI for the purpose of determining the availability of a reduced sales charge.

Example:	H is a current Class A shareholder who invested in one of the Funds three years ago. His account has a NAV of $80,000. His wife, W, now wishes to invest $20,000 in Class A shares of that (or another) Fund. W’s purchase will be combined with H’s existing account and will be entitled to a reduced sales charge of 4.75%. H’s original purchase was subject to a full sales charge and the reduced charge does not apply retroactively to that purchase.

          In order to be entitled to Rights of Accumulation, the purchaser must inform IFDI that the purchaser is entitled to a reduced charge and provide IFDI with the name and number of the existing account(s) with which the purchase may be combined.

     Letter of Intent

          The benefit of a reduced sales charge for larger purchases of Class A shares is also available under a Letter of Intent (LOI). By signing an LOI form, which is available from IFDI, the purchaser indicates an intention to invest in Class A shares, over a 13-month period, a dollar amount which is sufficient to qualify for a reduced sales charge. The 13-month period begins on the date the first purchase made under the LOI is accepted by IFDI. Each purchase made from

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time to time under the LOI is treated as if the purchaser were buying at one time the total amount which he or she intends to invest. The sales charge applicable to all purchases of Class A shares made under the terms of the LOI will be the sales charge in effect on the beginning date of the 13-month period.

          In determining the amount which the purchaser must invest in order to qualify for a reduced sales charge under an LOI, the investor’s Rights of Accumulation (see above) will be taken into account; that is, Class A shares already held in the same account in which the purchase is being made or in any account eligible for grouping with that account, as described above, will be included.

Example:	H signs an LOI indicating his intent to invest in his own name a dollar amount sufficient to entitle him to purchase Class A shares at the sales charge applicable to a purchase of $100,000. H has an IRA account and the Class A shares held under the IRA in a Fund have a NAV as of the date the LOI is accepted by IFDI of $15,000; H’s wife, W, has an account in her own name invested in another Fund which charges the same sales load as the Fund, with a NAV as of the date of acceptance of the LOI of $10,000; H needs to invest $75,000 in Class A shares over the 13-month period in order to qualify for the reduced sales load applicable to a purchase of $100,000.

          A copy of the LOI signed by a purchaser will be returned to the purchaser after it is accepted by IFDI and will set forth the dollar amount of Class A shares which must be purchased within the 13-month period in order to qualify for the reduced sales charge.

          The minimum initial investment under an LOI is 5% of the dollar amount which must be invested under the LOI. An amount equal to 5% of the purchase required under the LOI will be held in escrow. If a purchaser does not, during the period covered by the LOI, invest the amount required to qualify for the reduced sales charge under the terms of the LOI, he or she will be responsible for payment of the sales charge applicable to the amount actually invested. The additional sales charge owed on purchases of Class A shares made under an LOI which is not completed will be collected by redeeming part of the shares purchased under the LOI and held in escrow unless the purchaser makes payment of this amount to IFDI within 20 days of IFDI’s request for payment.

          If the actual amount invested is higher than the amount an investor intends to invest, and is large enough to qualify for a sales charge lower than that available under the LOI, the lower sales charge will apply.

          An LOI does not bind the purchaser to buy, or IFDI to sell, the shares covered by the LOI.

          With respect to LOIs for $2,000,000 or purchases otherwise qualifying for no sales charge under the terms of the LOI, the initial investment must be at least $200,000.

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          The value of any shares redeemed during the 13-month period which were acquired under the LOI will be deducted in computing the aggregate purchases under the LOI.

          LOIs are not available for purchases made under an SEP where the employer has elected to have all purchases under the SEP grouped.

     Other Funds in the Ivy Family of Funds and Waddell & Reed InvestEd Portfolios, Inc.

          Reduced sales charges for larger purchases of Class A shares apply to purchases of any of the Class A shares of any of the funds in the Ivy Family of Funds and Waddell & Reed InvestEd Portfolios, Inc. subject to a sales charge. A purchase of Class A shares, or Class A shares held, in any of the funds in the Ivy Family of Funds and/or Waddell & Reed InvestEd Portfolios, Inc. subject to a sales charge will be treated as an investment in the Fund in determining the applicable sales charge. For these purposes, Class A shares of Ivy Money Market Fund that were acquired by exchange of another Ivy Family of Funds or Waddell & Reed InvestEd Portfolios, Inc. Class A shares on which a sales charge was paid, plus the shares paid as dividends on those acquired shares, are also taken into account.

          To obtain a reduced sales charge, clients of Waddell & Reed, Inc. and Legend may also combine purchases of Class A shares of any of the funds in the Waddell & Reed Advisors Family of Funds, except Class A shares of Waddell & Reed Advisors Cash Management, Inc.

Net Asset Value Purchases of Class A Shares

          Class A shares of a Fund may be purchased at NAV by the Trustees and officers of the Funds or of any affiliated entity of IFDI, employees of IFDI or of any of its affiliates, financial advisors of IFDI and its affiliates and the spouse, children, parents, children’s spouses and spouse’s parents of each such Director, officer, employee and financial advisor. Child includes stepchild; parent includes stepparent. Purchases of Class A shares in an IRA sponsored by IFDI of its affiliates established for any of these eligible purchasers may also be at NAV. Purchases of Class A shares in any tax-qualified retirement plan under which the eligible purchaser is the sole participant may also be made at NAV. Trusts under which the grantor and the trustee or a co-trustee are each an eligible purchaser are also eligible for NAV purchases of Class A shares. Employees include retired employees. A retired employee is an individual separated from service from IFDI, or from an affiliated company with a vested interest in any Employee Benefit plan sponsored by IFDI or any of its affiliated companies. Financial advisors include retired financial advisors. A retired financial advisor is any financial advisor who was, at the time of separation from service from IFDI, a Senior Financial Advisor. A custodian under UGMA or UTMA purchasing for the child or grandchild of any employee or financial advisor may purchase Class A shares at NAV whether or not the custodian himself is an eligible purchaser.

          Shares may be issued at NAV in a merger, acquisition or exchange offer made pursuant to a plan of reorganization to which the Fund is a party.

          Purchases of Class A shares by Friends of the Firm which include certain persons who have an existing relationship with IFDI or any of its affiliates may be made at NAV.

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          The Merrill Lynch Daily K Plan (the “Plan”), provided the Plan has at least $3 million in assets or over 500 or more eligible employees. Class B shares of the Funds are made available to Plan participants at NAV without a CDSC if the Plan has less than $3 million in assets or fewer than 500 eligible employees. For further information see “Group Systematic Investment Program” in the SAI.

          Purchases of Class A shares in a 401(k) plan or a 457 plan having 100 or more eligible employees, and the shares are held in individual plan participant accounts on the Fund’s records, may be made at NAV.

          Purchases of Class A shares by certain clients investing through a qualified fee-based program offered by a third party that has made arrangements to sell shares of the Funds may be made at NAV.

Reasons for Differences in the Public Offering Price of Class A Shares

          As described herein and in the Prospectus, there are a number of instances in which a Fund’s Class A shares are sold or issued on a basis other than at the maximum public offering price, that is, the NAV plus the highest sales charge. Some of these instances relate to lower or eliminated sales charges for larger purchases of Class A shares, whether made at one time or over a period of time as under an LOI or Rights of Accumulation. See the table of breakpoints in sales charges in the Prospectus for the Class A shares. The reasons for these quantity discounts are, in general, that (1) they are traditional and have long been permitted in the industry and are therefore necessary to meet competition as to sales of shares of other funds having such discounts, (2) certain quantity discounts are required by rules of the National Association of Securities Dealers, Inc. (as is elimination of sales charges on the reinvestment of dividends and distributions), and (3) they are designed to avoid an unduly large dollar amount of sales charge on substantial purchases in view of reduced selling expenses. Quantity discounts are made available to certain related persons for reasons of family unity and to provide a benefit to tax-exempt plans and organizations.

          In general, the reasons for the other instances in which there are reduced or eliminated sales charges for Class A shares are as follows. Exchanges at NAV are permitted because a sales charge has already been paid on the shares exchanged. Sales of Class A shares without a sales charge are permitted to Trustees, officers and certain others due to reduced or eliminated selling expenses and since such sales may aid in the development of a sound employee organization, encourage responsibility and interest in a Fund and an identification with its aims and policies. Limited reinvestments of redemptions of Class A shares at no sales charge are permitted to attempt to protect against mistaken or not fully informed redemption decisions. Class A shares may be sold without a sales charge in plans of reorganization due to reduced or eliminated sales expenses and since, in some cases, such shares are exempted by the 1940 Act from the otherwise applicable requirements as to sales charges. Reduced or eliminated sales charges may also be used for certain short-term promotional activities by IFDI. In no case in which there is a reduced or eliminated sales charge are the interests of existing Class A shareholders adversely affected since, in each case, the Fund receives the NAV per share of all shares sold or issued.

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Systematic Withdrawal Plan for Class A, Class B and Class C Shareholders

          If you qualify, you may arrange to receive through the Systematic Withdrawal Plan (Service) regular monthly, quarterly, semiannual or annual payments by redeeming on an ongoing basis Class A, Class B or Class C shares that you own of any of the funds in the Ivy Family of Funds. It would be a disadvantage to an investor to make additional purchases of Class A shares while the Service is in effect because it would result in duplication of sales charges. Class B and Class C shares, and certain Class A shares to which the CDSC otherwise applies, that are redeemed under the Service are not subject to a CDSC provided the amount withdrawn does not exceed, annually, 12% of the account value. Applicable forms to start the Service are available through Waddell & Reed Services Company.

          The maximum amount of the withdrawal for annual withdrawals is 12% of the value of your account at the time the Service is established. As noted above, the withdrawal proceeds are not subject to the CDSC, but only within these percentage limitations. The minimum withdrawal is $50. The Service, and this exclusion from the CDSC, do not apply to a one-time withdrawal.

          To qualify for the Service, you must have invested at least $10,000 in Class A, Class B or Class C shares which you still own of any of the funds in the Ivy Family of Funds; or, you must own Class A, Class B or Class C shares having a value of at least $10,000. The value for this purpose is the value at the current offering price.

          You can choose to have shares redeemed to receive:

          1. a monthly, quarterly, semiannual or annual payment of $50 or more;

          2. a monthly payment, which will change each month, equal to one-twelfth of a percentage of the value of the shares in the Account; (you select the percentage); or

          3. a monthly or quarterly payment, which will change each month or quarter, by redeeming a number of shares fixed by you (at least five shares).

          Shares are redeemed on the 20th day of the month in which the payment is to be made, or on the prior business day if the 20th is not a business day. Payments are made within five days of the redemption.

          The dividends and distributions on shares of a class you have made available for the Service are paid in additional shares of that class. All payments under the Service are made by redeeming shares, which may involve a gain or loss for tax purposes. To the extent that payments exceed dividends and distributions, the number of shares you own will decrease. When all of the shares in an account are redeemed, you will not receive any further payments. Thus, the payments are not an annuity, an income or a return on your investment.

          You may, at any time, change the manner in which you have chosen to have shares redeemed to any of the other choices originally available to you. You may, at any time, redeem part or all of the shares in your account; if you redeem all of the shares, the Service is terminated. The Fund can also terminate the Service by notifying you in writing.

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          After the end of each calendar year, information on shares redeemed will be sent to you to assist you in completing your Federal income tax return.

Group Systematic Investment Program

          Shares of each Fund may be purchased in connection with investment programs established by employee or other groups using systematic payroll deductions or other systematic payment arrangements. The Funds or IFDI do not organize, offer or administer any such programs. However, depending upon the size of the program, the Funds or IFDI may waive the minimum initial and additional investment requirements for purchases by individuals in conjunction with programs organized and offered by others. Unless shares of a Fund are purchased in conjunction with IRAs, such group systematic investment programs are not entitled to special tax benefits under the Code. The Funds reserve the right to refuse purchases at any time or suspend the offering of shares in connection with group systematic investment programs, and to restrict the offering of shareholder privileges, such as check writing, simplified redemptions and other optional privileges, as described in the Prospectus, to shareholders using group systematic investment programs.

          Class A shares of each Fund are made available to Merrill Lynch Daily K Plan (the “Plan”) participants at NAV without an initial sales charge if:

(I)	the Plan is recordkept on a daily valuation basis by Merrill Lynch and, on the date the Plan Sponsor signs the Merrill Lynch Recordkeeping Service Agreement, the Plan has $3 million or more in assets invested in broker/dealer funds not advised or managed by Merrill Lynch Asset Management, L.P. (“MLAM”) that are made available pursuant to a Service Agreement between Merrill Lynch and the fund’s principal underwriter or distributor and in funds advised or managed by MLAM (collectively, the “Applicable Investments”);

(ii)	the Plan is recordkept on a daily valuation basis by an independent recordkeeper whose services are provided through a contract or alliance arrangement with Merrill Lynch, and on the date the Plan Sponsor signs the Merrill Lynch Recordkeeping Service Agreement, the Plan has $3 million or more in assets, excluding money market funds, invested in Applicable Investments; or

(iii)	the Plan has 500 or more eligible employees, as determined by Merrill Lynch plan conversion manager, on the date the Plan Sponsor signs the Merrill Lynch Recordkeeping Service Agreement.

          Alternatively, Class B shares of each Fund are made available to Plan participants at NAV without a CDSC if the Plan conforms with the requirements for eligibility set forth in (i) through (iii) above but either does not meet the $3 million asset threshold or does not have 500 or more eligible employees.

          Plans recordkept on a daily basis by Merrill Lynch or an independent recordkeeper under a contract with Merrill Lynch that are currently investing in Class B shares of any Fund convert

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to Class A shares once the Plan has reached $5 million invested in Applicable Investments, or 10 years after the date of the initial purchase by a participant under the Plan—the Plan will receive a Plan level share conversion.

Exchanges for Shares of Other Funds in the Ivy Family of Funds and Waddell & Reed InvestEd Portfolios, Inc.

     Class A Share Exchanges

          Once a sales charge has been paid on shares of a fund in the Ivy Family of Funds or Waddell & Reed InvestEd Portfolios, Inc., these shares and any shares added to them from dividends or distributions paid in shares may be freely exchanged for corresponding shares of another fund in Ivy Family of Funds or Waddell & Reed InvestEd Portfolios, Inc. and, for clients of Waddell & Reed, Inc. or Legend, another fund in Waddell & Reed Advisors Family of Funds. The shares you exchange must be worth at least $100 or you must already own shares of a fund in Ivy Family of Funds or Waddell & Reed InvestEd Portfolios, Inc. into which you want to exchange.

          Except where the special rules described below apply, you may exchange Class A shares you own in a Fund for Class A shares of another fund in the Ivy Family of Funds or Waddell & Reed InvestEd Portfolios and, for clients of Waddell & Reed, Inc. or Legend, for Class A shares of a fund in Waddell & Reed Advisors Family of Funds, without charge if (1) a sales charge was paid on these shares, or (2) the shares were received in exchange for shares for which a sales charge was paid, or (3) the shares were acquired from reinvestment of dividends and distributions paid on such shares. There may have been one or more such exchanges so long as a sales charge was paid on the shares originally purchased. Also, shares acquired without a sales charge because the purchase was $2 million or more will be treated the same as shares on which a sales charge was paid.

          Special rules apply to Ivy Limited-Term Bond Fund and Ivy Municipal Bond Fund shares. Class A shares of one of these Funds may be exchanged for Class A shares of another fund in the Ivy Family of Funds or Waddell & Reed InvestEd Portfolios, Inc. (or, for customers of Waddell & Reed, Inc. or Legend, for Class A shares of a fund within Waddell & Reed Advisors Family of Funds) only if (1) you received the shares to be exchanged as a result of one or more exchanges of shares on which a maximum sales charge was originally paid (currently, 5.75%), or (2) the shares to be exchanged have been held for at least six months from the date of the original purchase. However, you may exchange, and these restrictions do not apply to exchanges of, Class A shares of Ivy Limited-Term Bond, Ivy Municipal Bond Fund or Ivy Money Market Fund (and, for clients of Waddell & Reed, Inc. or Legend, Class A shares of Waddell & Reed Advisors Municipal Bond Fund, Inc., Waddell & Reed Advisors Municipal High Income Fund, Inc., Waddell & Reed Advisors Fixed Income Funds, Inc. or Waddell & Reed Advisors Cash Management, Inc.).

          Subject to the above rules regarding sales charges, you may have a specific dollar amount of Class A shares of Ivy Money Market Fund automatically exchanged each month into Class A shares of any other fund in Ivy Family of Funds, provided you already own Class A shares of the fund. The shares of Ivy Money Market Fund which you designate for automatic exchange must

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be worth at least $100, which may be allocated among the Class A shares of different Funds so long as each fund receives a value of at least $25. Minimum initial investment and minimum balance requirements apply to such automatic exchange service.

     Class B Share Exchanges

          You may exchange Class B shares of one Fund for Class B shares of another Fund in the Ivy Family of Funds or Waddell & Reed InvestEd Portfolios, Inc., and, for clients of Waddell & Reed, Inc. or Legend, for Class B shares of a fund in Waddell & Reed Advisors Family of Funds without charge.

          The redemption of a Fund’s Class B shares as part of an exchange is not subject to the deferred sales charge. For purposes of computing the deferred sales charge, if any, applicable to the redemption of the shares acquired in the exchange, those acquired shares are treated as having been purchased when the original redeemed shares were purchased.

          You may have a specific dollar amount of Class B shares of Ivy Money Market Fund automatically exchanged each month into Class B shares of any other fund in the Ivy Family of Funds, provided you already own Class B shares of the fund. The shares of Ivy Money Market Fund which you designate for automatic exchange must be worth at least $100, which may be allocated among different Funds so long as each Fund receives a value of at least $25. Minimum initial investment and minimum balance requirements apply to such automatic exchange service.

     Class C Share Exchanges

          You may exchange Class C shares of one Fund for Class C shares of another Fund or Waddell & Reed InvestEd Portfolios, Inc., and for customers of Waddell & Reed, Inc. or Legend, for Class C shares of a fund in the Waddell & Reed Advisors Family of Funds without charge.

          The redemption of a Fund’s Class C shares as part of an exchange is not subject to the deferred sales charge. For purposes of computing the deferred sales charge, if any, applicable to the redemption of the shares acquired in the exchange, those acquired shares are treated as having been purchased when the original redeemed shares were purchased.

          You may have a specific dollar amount of Class C shares of Ivy Money Market Fund automatically exchanged each month into Class C shares of any other fund in the Ivy Family of Funds, provided you already own Class C shares of the fund. The shares of Ivy Money Market Fund which you designate for automatic exchange must be worth at least $100, which may be allocated among different Funds so long as each Fund receives a value of at least $25. Minimum initial investment and minimum balance requirements apply to such automatic exchange service.

     Class Y Share Exchanges

          Class Y shares of a Fund may be exchanged for Class Y shares of any other Fund or for Class A shares of Ivy Money Market Fund, and, for clients of Waddell & Reed, Inc. or Legend, for Class Y shares of a fund within Waddell & Reed Advisors Family of Funds.

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     General Exchange Information

          You may exchange only into Funds that are legally permitted for sale in your state of residence. Currently, each Fund within Ivy Family of Funds, Waddell & Reed Advisors Family of Funds and Waddell & Reed InvestEd Portfolios, Inc. may be sold only within the United States and the Commonwealth of Puerto Rico, except that Ivy Cundill Global Value Fund, Ivy Global Natural Resources Fund and Ivy Pacific Opportunities Fund are not eligible for sale in the Commonwealth of Puerto Rico.

          The exchange will be made at the NAVs next determined after receipt of your written request in good order by the Funds. When you exchange shares, the total shares you receive will have the same aggregate NAV as the total shares you exchange.

          These exchange rights may be eliminated or modified at any time by the Funds, upon notice in certain circumstances. The Funds will typically limit activity deemed to be market timing by restricting the amount of exchanges permitted by a shareholder.

          Ivy International Balanced Fund will deduct a redemption/exchange fee of 2.00% from any redemption or exchange proceeds if you sell or exchange your Class A or Class Y shares after holding them less than 30 days. These fees are paid to the Fund, and are designed to offset the brokerage commissions, market impact, and other costs associated with fluctuations in fund asset levels and cash flow caused by short term shareholder trading. If you bought your shares on different days, the “first-in, first-out” (FIFO) method is used to determine the holding period. Under this method, the shares you held longest will be redeemed first for purposes of determining whether the redemption fee applies. The redemption fee does not apply to shares that were acquired through reinvestment of distributions and generally is waived for shares purchased through certain retirement and educational plans, and programs and through certain fee-based asset allocation programs. However, the fee waiver does not apply to any IRA or SEP-IRA accounts. Ivy International Balanced Fund reserves the right to modify the terms of or terminate the redemption/exchange fee at any time.

Retirement Plans and Other Tax-Advantaged Savings Accounts

          Your account may be set up as a funding vehicle for a retirement plan or other tax-advantaged savings account. For individual taxpayers meeting certain requirements, IFDI offers model or prototype documents for the following retirement plans and other accounts. All of these accounts involve investment in shares of one or more of the Funds in the Ivy Family of Funds (other than Ivy Municipal Bond Fund or Ivy Tax-Managed Equity Fund) and, for clients of Waddell & Reed, Inc. or Legend, shares of certain other funds in Waddell & Reed Advisors Funds. The dollar limits specified below are for 2003 for Federal income tax purposes and may change for subsequent years.

          Individual Retirement Accounts (IRAs). Investors having eligible earned income may set up a plan that is commonly called an IRA. Under a traditional IRA, an investor can contribute each year up to 100% of his or her earned income, up to the Annual Dollar Limit per year (provided the investor has not reached age 70 1/2). For the 2002 through 2004 calendar

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years, the Annual Dollar Limit is $3,000. For individuals who have attained age 50 by the last day of the calendar year for which the contribution is made, the Annual Dollar Limit also allows a catch-up contribution. The maximum annual catch-up contribution is $500 for the 2002 through 2005 calendar years. For a married couple, the maximum annual contribution is two times the Annual Dollar Limit (the Annual Dollar Limit for each spouse) or, if less, the couple’s combined earned income for the taxable year, even if one spouse had no earned income. Generally, the contributions are deductible unless: 1) the investor (or, if married, either spouse) is an active participant in an employer-sponsored retirement plan; and 2) their adjusted gross income exceeds certain levels. A married investor who is not an active participant, who files jointly with his or her spouse and whose combined adjusted gross income does not exceed $150,000 is not affected by his or her spouse’s active participant status.

          An investor may also use a traditional IRA to receive a rollover contribution that is either (a) a direct rollover distribution from an employer’s plan or (b) a rollover of an eligible distribution paid to the investor from an employer’s plan or another IRA. To the extent a rollover contribution is made to a traditional IRA, the distribution will not be subject to Federal income tax until distributed from the IRA. A direct rollover generally applies to any distribution from an employer’s plan (including a custodial account under Section 403(b)(7) of the Code or a government plan under Section 457 of the Code, but not an IRA) other than certain periodic payments, required minimum distributions and other specified distributions. In a direct rollover, the eligible rollover distribution is paid directly to the IRA, not to the investor. If, instead, an investor receives payment of an eligible rollover distribution, all or a portion of that distribution generally may be rolled over to an IRA within 60 days after receipt of the distribution. Because mandatory Federal income tax withholding applies to any eligible rollover distribution that is not paid in a direct rollover, investors should consult their tax advisers or pension consultants as to the applicable tax rules. If you already have an IRA, you may have the assets in that IRA transferred directly to an IRA offered by IFDI.

          Roth IRAs. Investors having eligible earned income and whose adjusted gross income (or combined adjusted gross income, if married) does not exceed certain levels, may establish and contribute up to the Annual Dollar Limit per tax year to a Roth IRA (or to any combination of Roth and traditional IRAs). For a married couple, the annual maximum is two times the Annual Dollar Limit (the Annual Dollar Limit for each spouse) or, if less, the couple’s combined earned income for the taxable year, even if one spouse had no earned income.

          In addition, for an investor whose adjusted gross income does not exceed $100,000 (and who is not a married person filing a separate return), certain distributions from traditional IRAs may be rolled over to a Roth IRA and any of the investor’s traditional IRAs may be converted into a Roth IRA; these rollover distributions and conversions are, however, subject to Federal income tax.

          Contributions to a Roth IRA are not deductible; however, earnings accumulate tax-free in the Roth IRA, and withdrawals of earnings are not subject to Federal income tax if the account has been held for at least five years and the account holder has reached age 59 1/2 (or certain other conditions apply).

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          Coverdell Education Savings Accounts (formerly, Education IRAs). Although not technically for retirement savings, Coverdell Education Savings Accounts provide a vehicle for saving for a child’s education. A Coverdell Education Savings Account may be established for the benefit of any minor, and any person whose adjusted gross income does not exceed certain levels may contribute up to $2000 to a Coverdell Education Savings Account (or to each of multiple Coverdell Education Savings Accounts), provided that no more than $2000 may be contributed for any year to Coverdell Education Savings Accounts for the same beneficiary. Contributions are not deductible and may not be made after the beneficiary reaches age 18 (except that this age limit does not apply to a beneficiary with “special needs,” as defined in the Code). Earnings accumulate tax-free, and withdrawals are not subject to tax if used to pay the qualified education expenses of the beneficiary (or certain members of his or her family).

          Simplified Employee Pension (SEP) plans. Employers can make contributions to SEP-IRAs established for employees. Generally an employer may contribute up to 25% of compensation, subject to certain maximums, per year for each employee.

          Savings Incentive Match Plans for Employees (SIMPLE Plans). An employer with 100 or fewer eligible employees that does not sponsor another active retirement plan may sponsor a SIMPLE plan to contribute to its employees’ retirement accounts. A SIMPLE plan can be in the form of either an IRA or a 401(k) plan. In general, an employer can choose to match employee contributions dollar-for-dollar (up to 3% of an employee’s compensation) or may contribute to all eligible employees 2% of their compensation, whether or not they defer salary to their retirement plans. SIMPLE plans involve fewer administrative requirements, generally, than traditional 401(k) or other qualified plans.

          Keogh Plans. Keogh plans, which are available to self-employed individuals, are defined contribution plans that may be either a money purchase plan or a profit-sharing plan. As a general rule, an investor under a defined contribution Keogh plan can contribute, for 2002, up to 25% of his or her annual earned income, with a maximum of $40,000.

          457 Plans. If an investor is an employee of a state or local government or of certain types of charitable organizations, he or she may be able to enter into a deferred compensation arrangement in accordance with Section 457 of the Code.

          TSAs — Custodial Accounts and Title I Plans. If an investor is an employee of a public school system, a church or certain types of charitable organizations, he or she may be able to enter into a deferred compensation arrangement through a custodial account under Section 403(b)(7) of the Code. Some organizations have adopted Title I plans, which are funded by employer contributions in addition to employee deferrals.

          Pension and Profit-Sharing Plans, including 401(k) Plans. With a 401(k) plan, employees can make tax-deferred contributions to a plan to which the employer may also contribute, usually on a matching basis. An employee may defer each year the lesser of 100% of income or $11,000 of compensation for 2002, which may be increased each year based on cost-of-living adjustments.

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          More detailed information about these arrangements and applicable forms are available from IFDI. These tax-advantaged savings plans and other accounts may be treated differently under state tax law and may involve complex tax questions as to premature distributions and other matters. Investors should consult their tax adviser or pension consultant.

Redemptions

          The Prospectus gives information as to redemption procedures. Redemption payments are made within seven (7) days from receipt of a request in good order, unless delayed because of emergency conditions as determined by the SEC, when the NYSE is closed other than for weekends or holidays, or when trading on the NYSE is restricted. Payment is made in cash, although under extraordinary conditions redemptions may be made in portfolio securities. Payment for redemptions of shares of the Funds may be made in portfolio securities when the Board of Trustees determines that conditions exist making cash payments undesirable. Redemptions made in securities will be made only in readily marketable securities. Securities used for payment of redemptions are valued at the price used in figuring NAV. There would be brokerage costs to the redeeming shareholder in selling such securities. Each Fund, however, has elected to be governed by Rule 18f-1 under the 1940 Act, pursuant to which it is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of its NAV during any 90-day period for any one shareholder.

Reinvestment Privilege

          The Funds offer a one-time reinvestment privilege that allows you to reinvest without charge all or part of any amount of Class A shares you redeem from the Fund by sending to the Fund the amount you wish to reinvest. The amount you return will be reinvested in Class A shares at the NAV next calculated after the Fund receives the returned amount. Your written request to reinvest and the amount to be reinvested must be received within forty-five (45) days after your redemption request was received, and the Fund must be offering Class A shares at the time your reinvestment request is received. You can do this only once as to Class A shares of a Fund. You do not lose this privilege by redeeming shares to invest the proceeds at NAV in a Keogh plan or an IRA.

          There is also a reinvestment privilege for Class B and Class C shares and, where applicable, certain Class A shares under which you may reinvest in the Fund all or part of any amount of the shares you redeemed and have the corresponding amount of the CDSC, if any, which you paid restored to your account by adding the amount of that charge to the amount you are reinvesting in shares of the same class. If Fund shares of that class are then being offered, you can put all or part of your redemption payment back into such shares at the NAV next calculated at the time your request is received. Your written request to do this must be received within forty-five (45) days after your redemption request was received. You can do this only once as to Class B and Class C shares of the Fund. For purposes of determining future CDSC, the reinvestment will be treated as a new investment. You do not lose this privilege by redeeming shares to invest the proceeds at NAV in a Keogh plan or an IRA.

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Mandatory Redemption of Certain Small Accounts

          Each of the Funds has the right to require the redemption of shares held under any account or any plan if the aggregate NAV of such shares (taken at cost or value as the Board of Trustees may determine) is less than $500. The Board has no intent to require redemptions in the foreseeable future. If it should elect to require redemptions, shareholders who are affected will receive prior written notice and will be permitted 60 days to bring their accounts up to the minimum before this redemption is processed.

Determination of Offering Price

          The NAV of each class of the shares of a Fund is the value of the assets of that class, less the class’s liabilities, divided by the total number of outstanding shares of that class.

          Class A shares of the Funds are sold at their next determined NAV plus the sales charge described in the Prospectus. The sales charge is paid to IFDI, the Fund’s underwriter.

          The offering price of a Class A share is its NAV next calculated following acceptance of a purchase request, in good order, plus the sales charge, as applicable. The offering price of a Class B share, Class C share, Class Y share or certain Class A shares is the applicable Class NAV next calculated following acceptance of a purchase request, in good order. The number of shares you receive for your purchase depends on the next offering price after IFDI, or an authorized third party, properly receives and accepts your order. You will be sent a confirmation after your purchase (except for automatic transactions) which will indicate how many shares you have purchased.

          IFDI need not accept any purchase order, and it or the Trust may determine to discontinue offering Fund shares for purchase.

          The NAV and offering price per share are computed once on each day that the NYSE is open for trading as of the later of the close of the regular session of the NYSE or the close of the regular session of any other securities or commodities exchange on which an option or futures contract held by a Fund is traded. The NYSE annually announces the days on which it will not be open for trading. The most recent announcement indicates that the NYSE will not be open on the following days: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. However, it is possible that the NYSE may close on other days. The NAV will likely change every business day, since typically the value of the assets and the number of shares outstanding change every business day.

          The securities in the portfolio of the Funds, except as otherwise noted, that are listed or traded on a stock exchange, are valued on the basis of the last sale on that day or, lacking any sales, at a price that is the mean between the closing bid and asked prices. Other securities that are traded over-the-counter are priced using the Nasdaq Stock Market, which provides information on bid and asked prices quoted by major dealers in such stocks. Bonds, other than convertible bonds, are valued using a third-party pricing system. Convertible bonds are valued using this pricing system only on days when there is no sale reported. Short-term debt securities

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are valued at amortized cost, which approximates market value. When market quotations are not readily available, securities and other assets are valued at fair value as determined in good faith under procedures established by, and under the general supervision and responsibility of, the Board of Trustees.

          Options and futures contracts purchased and held by a Fund are valued at the last sales price thereof on the securities or commodities exchanges on which they are traded, or, if there are no transactions, at the mean between bid and asked prices. Ordinarily, the close of the regular session for options trading on national securities exchanges is 4:10 p.m. Eastern time and the close for the regular session for commodities exchanges is 4:15 p.m. Eastern time. Futures contracts will be valued with reference to established futures exchanges. The value of a futures contract purchased by a Fund will be either the closing price of that contract or the bid price. Conversely, the value of a futures contract sold by a Fund will be either the closing purchase price or the asked price.

          When the Fund writes a put or call, an amount equal to the premium received is included in the Statement of Assets and Liabilities as an asset, and an equivalent deferred credit is included in the liability section. The deferred credit is marked-to-market (that is, treated as sold for its fair market value) to reflect the current market value of the put or call. If a call the Fund wrote is exercised, the proceeds received on the sale of the related investment are increased by the amount of the premium the Fund received. If the Fund exercised a call it purchased, the amount paid to purchase the related investment is increased by the amount of the premium paid. If a put written by a Fund is exercised, the amount that the Fund pays to purchase the related investment is decreased by the amount of the premium it received. If a Fund exercises a put it purchased, the amount the Fund receives from the sale of the related investment is reduced by the amount of the premium it paid. If a put or call written by a Fund expires, it has a gain in the amount of the premium; if a Fund enters into a closing purchase transaction, it will have a gain or loss depending on whether the premium was more or less than the cost of the closing transaction.

          Foreign currency exchange rates are generally determined prior to the close of trading of the regular session of the NYSE. Occasionally events affecting the value of foreign investments and such exchange rates occur between the time at which they are determined and the close of the regular session of trading on the NYSE, which events will not be reflected in a computation of the Fund’s NAV on that day. If events materially affecting the value of such investments or currency exchange rates occur during such time period, investments will be valued at their fair value as determined in good faith by or under the direction of the Board of Trustees. The foreign currency exchange transactions of a Fund conducted on a spot (that is, cash) basis are valued at the spot rate for purchasing or selling currency prevailing on the foreign exchange market. This rate under normal market conditions differs from the prevailing exchange rate in an amount generally less than one-tenth of one percent due to the costs of converting from one currency to another.

          Optional delivery standby commitments are valued at fair value under the general supervision and responsibility of the Trust’s Board of Trustees. They are accounted for in the same manner as exchange-listed puts.

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TAXATION OF THE FUND

General

          Each Fund intends to qualify for treatment as a regulated investment company (RIC) under the Code, so that it is relieved of Federal income tax on that part of its investment company taxable income (consisting generally of taxable net investment income, net short-term capital gains and net gains from certain foreign currency transactions, determined without regard to any deduction for dividends paid) that it distributes to its shareholders. To qualify for treatment as a RIC, the Fund must distribute to its shareholders for each taxable year at least 90% of the sum of its investment company taxable income and must meet several additional requirements. These requirements include the following: (1) the Fund must derive at least 90% of its gross income each taxable year from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of securities or foreign currencies or other income (including gains from options, futures contracts or forward currency contracts) derived with respect to its business of investing in securities or those currencies; (2) at the close of each quarter of the Fund’s taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government securities, securities of other RICs and other securities that are limited, in respect of any one issuer, to an amount that does not exceed 5% of the value of the Fund’s total assets and that does not represent more than 10% of the issuer’s outstanding voting securities; and (3) at the close of each quarter of the Fund’s taxable year, not more than 25% of the value of its total assets may be invested in securities (other than U.S. Government securities or the securities of other RICs) of any one issuer.

          If the Fund failed to qualify for treatment as a RIC for any taxable year, (1) it would be taxed as an ordinary corporation on the full amount of its taxable income for that year (even if it distributed that income to its shareholders) and (2) the shareholders would treat all distributions out of its earnings and profits, including distributions of net capital gains, as dividends (that is, ordinary income). In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying for RIC treatment.

          Dividends and distributions declared by the Fund in December of any year and payable to its shareholders of record on a date in that month are deemed to have been paid by the Fund and received by the shareholders in December even if the Fund pays them during the following January. Accordingly, those dividends and distributions will be taxed to the shareholders for the year in which that December falls.

          You may be subject to tax as a result of income generated at the Fund level, to the extent the Fund makes actual or deemed distributions of such income to you. Dividends from the Fund’s investment company taxable income (which includes net short-term capital gains and net gains from certain foreign currency transactions), if any, generally are taxable to you as ordinary income whether received in cash or paid in additional Fund shares, unless such dividends are “qualified dividend income” eligible for the reduced rate of tax on long-term capital gains, as described below. Distributions of the Fund’s net capital gains (the excess of net long-term capital gains over net short-term capital loss), when designated as such, are taxable to you as

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long-term capital gains, whether received in cash or paid in additional Fund shares and regardless of the length of time you have owned your shares. For Federal income tax purposes, long-term capital gains generally are taxed at a maximum rate of 15% for noncorporate shareholders. As a result of changes made by the Jobs and Growth Tax Relief Reconciliation Act of 2003, “qualified dividend income” received by noncorporate shareholders is taxed as net capital gain. The portion of the dividends that the Fund pays which is attributable to qualified dividend income received by the Fund will qualify for such treatment in the hands of noncorporate shareholders of the Fund.

          If Fund shares are sold at a loss after being held for six months or less, the loss will be treated as a long-term, instead of short-term, capital loss to the extent of any distributions received on those shares. Investors also should be aware that if they purchase shares shortly before the record date for a dividend or distribution, they will receive some portion of the purchase price back as a taxable dividend or distribution.

          The Funds will be subject to a nondeductible 4% excise tax (Excise Tax) to the extent it fails to distribute, by the end of any calendar year, substantially all of its ordinary income for that year and capital gains net income for the one-year period ending on October 31 of that year, plus certain other amounts. For these purposes, a Fund may defer into the next calendar year net capital loss incurred between November 1 and the end of the current calendar year. It is the policy of the Fund to pay sufficient dividends and distributions each year to avoid imposition of the Excise Tax.

Income from Foreign Securities

          Dividends and interest received, and gains realized, by the Fund on foreign securities may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions (foreign taxes) that would reduce the yield and/or total return on its securities. Tax conventions between certain countries and the United States may reduce or eliminate foreign taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

          The Fund may invest in the stock of passive foreign investment companies (PFICs). A PFIC is any foreign corporation (with certain exceptions) that, in general, meets either of the following tests: (1) at least 75% of its gross income is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, the Fund will be subject to Federal income tax on a portion of any excess distribution received on the stock of a PFIC or of any gain on disposition of the stock (collectively, PFIC income), plus interest thereon, even if the Fund distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the Fund’s investment company taxable income and, accordingly, will not be taxable to it to the extent it distributes that income to its shareholders.

          If the Fund invests in a PFIC and elects to treat the PFIC as a qualified electing fund (QEF), then in lieu of the foregoing tax and interest obligation, the Fund will be required to include in income each year its pro rata share of the QEF’s annual ordinary earnings and net capital gain — which the Fund probably would have to distribute to satisfy the Distribution

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Requirement and avoid imposition of the Excise Tax — even if the QEF did not distribute those earnings and gain to the Fund. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

          The Fund may elect to mark to market its stock in any PFIC. Marking-to-market, in this context, means including in ordinary income each taxable year the excess, if any, of the fair market value of a PFIC’s stock over the Fund’s adjusted basis therein as of the end of that year. Pursuant to the election, the Fund also may deduct (as an ordinary, not capital, loss) the excess, if any, of its adjusted basis in PFIC stock over the fair market value thereof as of the taxable year-end, but only to the extent of any net mark-to-market gains with respect to that stock the Fund included in income for prior taxable years under the election (and under regulations proposed in 1992 that provided a similar election with respect to the stock of certain PFICs). The Fund’s adjusted basis in each PFIC’s stock with respect to which it makes this election will be adjusted to reflect the amounts of income included and deductions taken under the election.

Foreign Currency Gains and Losses

          Under Section 988 of the Code, gains or losses (1) from the disposition of foreign currencies, including forward currency contracts, (2) except in certain circumstances, from options and forward contracts on foreign currencies (and on financial instruments involving foreign currencies) and from notional principal contracts (e.g., swaps, caps, floors, and collars) involving payments denominated in foreign currencies, (3)on the disposition of each debt security denominated in a foreign currency that are attributable to fluctuations in the value of the foreign currency between the date of acquisition of the security and the date of its disposition and (4) that are attributable to fluctuations in exchange rates that occur between the time the Fund accrues interest, dividends or other receivables, or expenses or other liabilities, denominated in a foreign currency and the time the Fund actually collects the receivables or pays the liabilities, generally are treated as ordinary income or loss. These gains or losses may increase or decrease the amount of the Fund’s investment company taxable income to be distributed to its shareholders as ordinary income, rather than affecting the amount of its net capital gain.

Income from Financial Instruments and Foreign Currencies

          The use of hedging and option income strategies, such as writing (selling) and purchasing options and futures contracts and entering into forward currency contracts, involves complex rules that will determine for income tax purposes the amount, character and timing of recognition of the gains and losses the Fund realizes in connection therewith. Gains from the disposition of foreign currencies (except certain gains that may be excluded by future regulations), and gains from options, futures contracts and forward currency contracts the Fund derives with respect to its business of investing in securities or foreign currencies, will be treated as qualifying income under the Income Requirement.

          Any income the Fund earns from writing options is treated as short-term capital gains. If the Fund enters into a closing purchase transaction, it will have a short-term capital gain or loss based on the difference between the premium it receives for the option it wrote and the premium it pays for the option it buys. If an option written by the Fund lapses without being exercised,

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the premium it receives also will be a short-term capital gain. If such an option is exercised and the Fund thus sells the securities subject to the option, the premium the Fund receives will be added to the exercise price to determine the gain or loss on the sale.

     Certain futures contracts, forward currency contracts and listed non-equity options (that is, certain listed options, such as those on a broad-based securities index) in which the Fund may invest will be Section 1256 contracts. Section 1256 contracts the Fund holds at the end of its taxable year, other than contracts subject to a mixed straddle election the Fund made, are marked-to-market (that is, treated as sold at that time for their fair market value) for Federal income tax purposes, with the result that unrealized gains or losses are treated as though they were realized. Sixty percent of any net gains or losses recognized on these deemed sales, and 60% of any net realized gains or losses from any actual sales of Section 1256 contracts, are treated as long-term capital gains or losses, and the balance is treated as short-term capital gains or losses. Section 1256 contracts also may be marked-to-market for purposes of the Excise Tax. The Fund may need to distribute any mark-to-market gains to its shareholders to satisfy the Distribution Requirement and/or avoid imposition of the Excise Tax, even though it may not have closed the transactions and received cash to pay the distributions.

     Code Section 1092 (dealing with straddles) also may affect the taxation of options, futures contracts and forward currency contracts in which the Fund may invest. That section defines a straddle as offsetting positions with respect to actively traded personal property; for these purposes, options, futures contracts and forward currency contracts are positions in personal property. Section 1092 generally provides that any loss from the disposition of a position in a straddle may be deducted only to the extent the loss exceeds the unrealized gain on the offsetting position(s) of the straddle. In addition, these rules may postpone the recognition of loss that would otherwise be recognized under the mark-to-market rules discussed above. The regulations under Section 1092 also provide certain wash sale rules, which apply to transactions where a position is sold at a loss and a new offsetting position is acquired within a prescribed period, and short sale rules applicable to straddles. If the Fund makes certain elections, the amount, character and timing of the recognition of its gains and losses from the affected straddle positions will be determined under rules that vary according to the elections made. Because only a few of the regulations implementing the straddle rules have been promulgated, the tax consequences of straddle transactions to the Fund are not entirely clear.

     If the Fund has an appreciated financial position — generally, an interest (including an interest through an option, futures or forward currency contract or short sale) with respect to any stock, debt instrument (other than straight debt) or partnership interest the fair market value of which exceeds its adjusted basis — and enters into a constructive sale of the position, the Fund will be treated as having made an actual sale thereof, with the result that it will recognize gain at that time. A constructive sale generally consists of a short sale, an offsetting notional principal contract or a futures or forward currency contract the Fund or a related person enters into with respect to the same or substantially identical property. In addition, if the appreciated financial position is itself a short sale or such a contract, acquisition of the underlying property or substantially identical property will be deemed a constructive sale. The foregoing will not apply, however, to any transaction of the Fund during any taxable year that otherwise would be treated as a constructive sale if the transaction is closed within 30 days after the end of that year and the

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Fund holds the appreciated financial position unhedged for 60 days after that closing (i.e., at no time during that 60-day period is the Fund’s risk of loss regarding that position reduced by reason of certain specified transactions with respect to substantially identical or related property, such as having an option to sell, being contractually obligated to sell, making a short sale or granting an option to buy substantially identical stock or securities).

Corporate Zero Coupon and Payment-in-Kind Securities

     The Fund may acquire zero coupon or other corporate securities issued at a discount. As a holder of those securities, the Fund must include in its income the portion of the discount that accrues on them during the taxable year, even if the Fund receives no corresponding payment on the securities during the year. Similarly, the Fund must include in its gross income securities it receives as payment-in-kind securities. Because the Fund annually must distribute substantially all of its investment company taxable income, including any accreted discount and other non-cash income, to satisfy the Distribution Requirement and avoid imposition of the Excise Tax, it may be required in a particular year to distribute as a dividend an amount that is greater than the total amount of cash it actually receives. Those distributions will be made from the Fund’s cash assets or from the proceeds of sales of portfolio securities, if necessary. The Fund may realize capital gains or losses from those sales, which would increase or decrease its investment company taxable income and/or net capital gains.

PERFORMANCE INFORMATION

     IFDF or the Funds may, from time to time, publish the Fund’s total return information and/or performance rankings in advertisements and sales materials.

Average Annual Total Returns (Before Taxes)

     Each Fund, when advertising average annual total return before taxes for a class of its shares, computes such return by determining the average annual compounded rate of return during specified periods that equates the initial amount invested to the ending redeemable value of such investment according to the following formula:

P(1 + T){superscript n}	=	ERV

Where:	P	=	hypothetical initial payment of $1,000
	T	=	average annual total return
	n	=	period covered by computation expressed in years
	ERV	=	ending redeemable value of a hypothetical $1,000 payment made at the beginning of the 1-, 5-, or 10-year periods at the end of the 1-, 5-, or 10-year periods (or fractional portion).

     The calculation for average annual total returns before taxes is made assuming that (1) the maximum sales load (or other charges deducted from payments) is deducted from the initial

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$1,000 investment; and (2) all distributions by the Fund are reinvested at the price stated in the prospectus on the reinvestment dates during the period.

     The ending redeemable value (variable “ERV” in the formula) is determined by assuming complete redemption of the hypothetical investment and the deduction of all non-recurring charges and the applicable sales charge at the end of the measuring period.

Average Annual Total Returns (After Taxes on Distributions)

     Each Fund, when advertising average annual total return after taxes on distributions for a class of its shares, computes such return by determining the average annual compounded rate of return during specified periods that equates the initial amount invested to the ending value of such investment according to the following formula:

P(1 + T){superscript n}	=	ATVD

Where: P = T = n = ATVD =	a hypothetical initial payment of $1,000 average annual total return (after taxes on distributions) period covered by computation expressed in years ending value of a hypothetical $1,000 payment made at the beginning of the 1-, 5-, or 10-year periods at the end of the 1-, 5-, or 10-year periods (or fractional portion), after taxes on fund distributions but not after taxes on redemption.

     The calculation for average annual total returns after taxes on distributions is made assuming that (1) the maximum sales load (or other charges deducted from payments) is deducted from the initial $1,000 investment; and (2) all distributions by the Fund, less taxes due on such distributions, are reinvested at the price stated in the prospectus on the reinvestment dates during the period.

     The ending value (variable “ATVD” in the formula) is determined by assuming complete redemption of the hypothetical investment after deduction of all non-recurring charges and the applicable sales charge at the end of the measuring period. The Fund assumes that the redemption has no tax consequences.

     The Fund calculates the taxes due on any distributions by applying the applicable tax rates to each component of the distributions (i.e., ordinary income, short-term capital gain, long-term capital gain). The taxable amount and tax character of each distribution will be as specified by the Fund on the dividend declaration date, unless adjusted to reflect subsequent recharacterizations of distributions. Distributions are adjusted to reflect the Federal tax impact of the distribution on an individual taxpayer on the reinvestment date. The effect of applicable tax credits, such as the foreign tax credit, are taken into account in accordance with Federal tax law. The Fund calculates taxes due on any distributions using the highest individual marginal Federal income tax rates in effect on the reinvestment date. Note that the required tax rates may vary over the measurement period. The Fund has disregarded any potential tax liabilities other than Federal tax liabilities (e.g., state and local taxes); the effect of phaseouts of certain exemptions,

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deductions, and credits at various income levels; and the impact of the Federal alternative minimum tax.

     Average Annual Total Returns (After Taxes on Distributions and Redemption of Shares)

     Each Fund, when advertising average annual total return after taxes on distributions and redemption for a class of its shares, computes such return by determining the average annual compounded rate of return during specified periods that equates the initial amount invested to the ending value of such investment according to the following formula:

P(1 + T){superscript n}	=	ATVDR

Where: P =	a hypothetical initial payment of $1,000
T =	average annual total return (after taxes on distributions and redemption)
n =	period covered by computation expressed in years
ATVDR =	ending value of a hypothetical $1,000 payment made at the beginning of the 1-, 5-, or 10-year periods at the end of the 1-, 5-, or 10-year periods (or fractional portion), after taxes on fund distributions and redemption.

     The calculation for average annual total returns after taxes on distributions and redemption is made assuming that (1) the maximum sales load (or other charges deducted from payments) is deducted from the initial $1,000 investment; and (2) all distributions by the Fund, less taxes due on such distributions, are reinvested at the price stated in the prospectus on the reinvestment dates during the period.

     The Fund calculates the taxes due on any distributions as described above under Average Annual Total Returns (After Taxes on Distributions).

     The ending value (variable “ATVDR” in the formula) is determined by assuming complete redemption of the hypothetical investment after deduction of all non-recurring charges and the applicable sales charge at the end of the measuring period. The Fund calculates the capital gain or loss upon redemption by subtracting the tax basis from the redemption proceeds (after deducting any non-recurring charges). The Fund separately tracks the basis of shares acquired through the $1,000 initial hypothetical investment and each subsequent purchase through reinvested distributions. In determining the basis for a reinvested distribution, the Fund includes the distribution net of taxes assumed paid from the distribution. Tax basis is adjusted for any distributions representing returns of capital and any other tax basis adjustments that would apply to an individual taxpayer, as permitted by applicable Federal tax law.

     The amount and character (e.g., short-term or long-term) of capital gain or loss upon redemption is separately determined for shares acquired through the hypothetical $1,000 initial investment and each subsequent purchase through reinvested distributions. The Fund does not assume that shares acquired through reinvestment of distributions have the same holding period as the initial $1,000 investment. The tax character is determined by the length of the measurement period in the case of the initial $1,000 investment and the length of the period

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between reinvestment and the end of the measurement period in the case of reinvested distributions.

     The Fund calculates capital gain taxes (or the benefit resulting from tax losses) using the highest Federal individual capital gains tax rate for gains of the appropriate character in effect on the redemption date and in accordance with Federal tax law applicable on the redemption date. The Fund assumes that a shareholder has sufficient capital gains of the same character from other investments to offset any capital losses from the redemption so that the taxpayer may deduct the capital losses in full.

     The Fund may also quote unaveraged or cumulative total return for a class which reflects the change in value of an investment in that class over a stated period of time. Cumulative total returns will be calculated according to the formula indicated above but without averaging the rate for the number of years in the period.

Yield

     Yield refers to the income generated by an investment in a Fund over a given period of time. A yield quoted for a class of a Fund is computed by dividing the net investment income per share of that class earned during the period for which the yield is shown by the maximum offering price per share of that class on the last day of that period according to the following formula:

Yield	=	2 ((((a — b)/cd)+1)-1)[6]

Where with respect to a particular class of the Fund:

a	=	dividends and interest earned during the period.
b	=	expenses accrued for the period (net of reimbursements).
c	=	the average daily number of shares of the class outstanding during the period that were entitled to receive dividends.
d	=	the maximum offering price per share of the class on the last day of the period.

     Changes in yields primarily reflect different interest rates received by a Fund as its portfolio securities change. Yield is also affected by portfolio quality, portfolio maturity, type of securities held and operating expenses.

FINANCIAL STATEMENTS

     No Financial Statements for the Funds contained in this SAI are given, as these Funds have not been in operation prior to the date of this SAI. Financial Statements for the Advantus predecessor of each Fund are included in the Advantus Funds’ financial statements, which have been audited by KPMG LLP, independent accountants, whose report, along with each Predecessor Fund’s financial statements, is included in the annual report of the predecessor of each Fund, and are incorporated herein by reference. The annual reports and semi-annual reports

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contain additional performance information and will be made available upon request and without charge.

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APPENDIX A

     The following are descriptions of some of the ratings of securities which the Fund may use. The Fund may also use ratings provided by other nationally recognized statistical rating organizations in determining the securities eligible for investment.

DESCRIPTION OF BOND RATINGS

     Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. A Standard & Poor’s (S&P) corporate bond rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. This assessment of creditworthiness may take into consideration obligors such as guarantors, insurers or lessees.

     The debt rating is not a recommendation to purchase, sell or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor.

     The ratings are based on current information furnished to S&P by the issuer or obtained by S&P from other sources it considers reliable. S&P does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended or withdrawn as a result of changes in, or unavailability of, such information, or based on other circumstances.

     The ratings are based, in varying degrees, on the following considerations:

1.	Likelihood of default — capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation;

2.	Nature of and provisions of the obligation;

3.	Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

     AAA — Debt rated AAA has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

     AA — Debt rated AA also qualifies as high quality debt. Capacity to pay interest and repay principal is very strong, and debt rated AA differs from AAA issues only in a small degree.

     A — Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

     BBB — Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic

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conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

     BB, B, CCC, CC, C — Debt rated BB, B, CCC, CC and C is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and C the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major exposures to adverse conditions.

     BB — Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB- rating.

     B — Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB- rating.

     CCC — Debt rated CCC has a currently indefinable vulnerability to default, and is dependent upon favorable business, financial and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B- rating.

     CC — The rating CC is typically applied to debt subordinated to senior debt that is assigned an actual or implied CCC rating.

     C — The rating C is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC- debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

     CI — The rating CI is reserved for income bonds on which no interest is being paid.

     D — Debt rated D is in payment default. It is used when interest payments or principal payments are not made on a due date even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace periods. The D rating will also be used upon a filing of a bankruptcy petition if debt service payments are jeopardized.

     Plus (+) or Minus (-) — To provide more detailed indications of credit quality, the ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

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     NR — Indicates that no public rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy.

     Debt Obligations of issuers outside the United States and its territories are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthiness of the obligor but do not take into account currency exchange and related uncertainties.

     Bond Investment Quality Standards: Under present commercial bank regulations issued by the Comptroller of the Currency, bonds rated in the top four categories (AAA, AA, A, BBB, commonly known as investment grade ratings) are generally regarded as eligible for bank investment. In addition, the laws of various states governing legal investments may impose certain rating or other standards for obligations eligible for investment by savings banks, trust companies, insurance companies and fiduciaries generally.

     Moody’s Corporation. A brief description of the applicable Moody’s Corporation (Moody’s) rating symbols and their meanings follows:

     Aaa — Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as gilt edge. Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

     Aa — Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuations of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

     A — Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

     Baa — Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Some bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

     NOTE: Bonds within the above categories which possess the strongest investment attributes are designated by the symbol 1 following the rating.

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     Ba — Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during good and bad times over the future. Uncertainty of position characterizes bonds in this class.

     B — Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

     Caa — Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

     Ca — Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

     C — Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Description of Preferred Stock Ratings

     Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. An S&P preferred stock rating is an assessment of the capacity and willingness of an issuer to pay preferred stock dividends and any applicable sinking fund obligations. A preferred stock rating differs from a bond rating inasmuch as it is assigned to an equity issue, which issue is intrinsically different from, and subordinated to, a debt issue. Therefore, to reflect this difference, the preferred stock rating symbol will normally not be higher than the debt rating symbol assigned to, or that would be assigned to, the senior debt of the same issuer.

     The preferred stock ratings are based on the following considerations:

1.	Likelihood of payment — capacity and willingness of the issuer to meet the timely payment of preferred stock dividends and any applicable sinking fund requirements in accordance with the terms of the obligation;

2.	Nature of, and provisions of, the issue;

3.	Relative position of the issue in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

     AAA — This is the highest rating that may be assigned by Standard & Poor’s to a preferred stock issue and indicates an extremely strong capacity to pay the preferred stock obligations.

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     AA — A preferred stock issue rated AA also qualifies as a high-quality fixed income security. The capacity to pay preferred stock obligations is very strong, although not as overwhelming as for issues rated AAA.

     A — An issue rated A is backed by a sound capacity to pay the preferred stock obligations, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

     BBB — An issue rated BBB is regarded as backed by an adequate capacity to pay the preferred stock obligations. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to make payments for a preferred stock in this category than for issues in the ‘A’ category.

     BB, B, CCC — Preferred stock rated BB, B, and CCC are regarded, on balance, as predominantly speculative with respect to the issuer’s capacity to pay preferred stock obligations. BB indicates the lowest degree of speculation and CCC the highest degree of speculation. While such issues will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

     CC — The rating CC is reserved for a preferred stock issue in arrears on dividends or sinking fund payments but that is currently paying.

     C — A preferred stock rated C is a non-paying issue.

     D — A preferred stock rated D is a non-paying issue with the issuer in default on debt instruments.

     NR — This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy.

     Plus (+) or minus (-) — To provide more detailed indications of preferred stock quality, the rating from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

     A preferred stock rating is not a recommendation to purchase, sell, or hold a security inasmuch as it does not comment as to market price or suitability for a particular investor. The ratings are based on current information furnished to S&P by the issuer or obtained by S&P from other sources it considers reliable. S&P does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information, or based on other circumstances.

     Moody’s Investors Service, Inc. Because of the fundamental differences between preferred stocks and bonds, a variation of Moody’s familiar bond rating symbols is used in the

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quality ranking of preferred stock. The symbols are designed to avoid comparison with bond quality in absolute terms. It should always be borne in mind that preferred stock occupies a junior position to bonds within a particular capital structure and that these securities are rated within the universe of preferred stocks.

     Note: Moody’s applies numerical modifiers 1, 2 and 3 in each rating classification; the modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

     Preferred stock rating symbols and their definitions are as follows:

     aaa — An issue which is rated aaa is considered to be a top-quality preferred stock. This rating indicates good asset protection and the least risk of dividend impairment within the universe of preferred stocks.

     aa — An issue which is rated aa is considered a high-grade preferred stock. This rating indicates that there is a reasonable assurance the earnings and asset protection will remain relatively well-maintained in the foreseeable future.

     a — An issue which is rated a is considered to be an upper-medium grade preferred stock. While risks are judged to be somewhat greater than in the aaa and aa classification, earnings and asset protection are, nevertheless, expected to be maintained at adequate levels.

     baa — An issue which is rated baa is considered to be a medium-grade preferred stock, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.

     ba — An issue which is rated ba is considered to have speculative elements and its future cannot be considered well assured. Earnings and asset protection may be very moderate and not well safeguarded during adverse periods. Uncertainty of position characterizes preferred stocks in this class.

     b — An issue which is rated b generally lacks the characteristics of a desirable investment. Assurance of dividend payments and maintenance of other terms of the issue over any long period of time may be small.

     caa — An issue which is rated caa is likely to be in arrears on dividend payments. This rating designation does not purport to indicate the future status of payments.

     ca — An issue which is rated ca is speculative in a high degree and is likely to be in arrears on dividends with little likelihood of eventual payments.

     c — This is the lowest rated class of preferred or preference stock. Issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

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DESCRIPTION OF NOTE RATINGS

     Standard and Poor’s, a division of The McGraw-Hill Companies, Inc. An S&P note rating reflects the liquidity factors and market access risks unique to notes. Notes maturing in 3 years or less will likely receive a note rating. Notes maturing beyond 3 years will most likely receive a long-term debt rating. The following criteria will be used in making that assessment.

—Amortization schedule (the larger the final maturity relative to other maturities, the more likely the issue is to be treated as a note).

—Source of Payment (the more the issue depends on the market for its refinancing, the more likely it is to be treated as a note).

The note rating symbols and definitions are as follows:

SP-1 Strong capacity to pay principal and interest. Issues determined to possess very strong characteristics are given a plus (+) designation.

SP-2 Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3 Speculative capacity to pay principal and interest.

     Moody’s Investors Service, Inc. Moody’s Short-Term Loan Ratings – Moody’s ratings for state and municipal short-term obligations will be designated Moody’s Investment Grade (MIG). This distinction is in recognition of the differences between short-term credit risk and long-term risk. Factors affecting the liquidity of the borrower are uppermost in importance in short-term borrowing, while various factors of major importance in bond risk are of lesser importance over the short run. Rating symbols and their meanings follow:

     MIG 1 — This designation denotes best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

     MIG 2 — This designation denotes high quality. Margins of protection are ample although not so large as in the preceding group.

     MIG 3 — This designation denotes favorable quality. All security elements are accounted for but this is lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

     MIG 4 — This designation denotes adequate quality. Protection commonly regarded as required of an investment security is present and although not distinctly or predominantly speculative, there is specific risk.

DESCRIPTION OF COMMERCIAL PAPER RATINGS

     Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. An S&P commercial paper rating is a current assessment of the likelihood of timely payment of debt

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considered short-term in the relevant market. Ratings are graded into several categories, ranging from A-1 for the highest quality obligations to D for the lowest. Issuers rated A are further referred to by use of numbers 1, 2 and 3 to indicate the relative degree of safety. Issues assigned an A rating (the highest rating) are regarded as having the greatest capacity for timely payment. An A-1 designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation. An A-2 rating indicates that capacity for timely payment is satisfactory; however, the relative degree of safety is not as high as for issues designated A-1. Issues rated A-3 have adequate capacity for timely payment; however, they are more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations. Issues rated B are regarded as having only speculative capacity for timely payment. A C rating is assigned to short-term debt obligations with a doubtful capacity for payment. Debt rated D is in payment default, which occurs when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period.

     Moody’s Corporation commercial paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. Moody’s employs the designations of Prime 1, Prime 2 and Prime 3, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers. Issuers rated Prime 1 have a superior capacity for repayment of short-term promissory obligations and repayment capacity will normally be evidenced by (1) lending market positions in well established industries; (2) high rates of return on Funds employed; (3) conservative capitalization structures with moderate reliance on debt and ample asset protection; (4) broad margins in earnings coverage of fixed financial charges and high internal cash generation; and (5) well established access to a range of financial markets and assured sources of alternate liquidity. Issuers rated Prime 2 also have a strong capacity for repayment of short-term promissory obligations as will normally be evidenced by many of the characteristics described above for Prime 1 issuers, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation; capitalization characteristics, while still appropriate, may be more affected by external conditions; and ample alternate liquidity is maintained. Issuers rated Prime 3 have an acceptable capacity for repayment of short-term promissory obligations, as will normally be evidenced by many of the characteristics above for Prime 1 issuers, but to a lesser degree. The effect of industry characteristics and market composition may be more pronounced; variability in earnings and profitability may result in changes in the level of debt protection measurements and requirement for relatively high financial leverage; and adequate alternate liquidity is maintained.

     Fitch Ratings-National Short-term Credit Ratings

     F1-Indicates the strongest capacity for timely payment of financial commitments relative to other issuers or issues in the same country. Under Fitch Ratings’ national rating scale, this rating is assigned to the best credit risk relative to all others in the same country and is normally assigned to all financial commitments issued or guaranteed by the government. Where the credit risk is particularly strong, a + is added to the assigned rating.

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     F2-Indicates a satisfactory capacity for timely payment of financial commitments relative other issuers in the same country. However, the margin of safety is not as great as in the case of the higher ratings.

     F3-Indicates an adequate capacity for timely payment of financial commitments relative to other issuers or issues in the same country. However, such capacity is more susceptible to near-term adverse changes than for financial commitments in higher rated categories.

     B-Indicates an uncertain capacity for timely payment of financial commitments relative to other issuers or issues in the same country. Such capacity is highly susceptible to near-term adverse changes in financial and economic conditions.

     C-Indicates a highly uncertain capacity for timely payment of financial commitments relative to other issues in the same country. Capacity or meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

     D-Indicates actual or imminent payment default.

     Notes to Short-term national rating:

     + or — may be appended to a national rating to denote relative status within a major rating category. Such suffixes are not added to Short-term national ratings other than F1.

     Ratings Watch: Ratings are placed on Rating Watch to notify investors that there is a reasonable probability of a rating change and the likely direction of such change. These are designated as Positive, indicating a potential upgrade, Negative, for a potential downgrade, or Evolving, if ratings may be raised, lowered or maintained. Rating Watch is typically resolved over a relatively short period.

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APPENDIX B — FUTURES CONTRACTS

EXAMPLE OF FUTURES CONTRACT SALE

     The Fund would engage in a futures contract sale to maintain the income advantage from continued holding of a long-term security while endeavoring to avoid part or all of the loss in market value that would otherwise accompany a decline in long-term securities prices.

     Assume that the market value of a certain security in the Fund’s portfolio tends to move in concert with the futures market prices of long-term United States Treasury bonds (“Treasury bonds”). The Fund wishes to fix the current market value of this portfolio security until some point in the future. Assume the portfolio security has a market value of $100, and the Fund believes that, because of an anticipated rise in interest rates, the value will decline to $95. The Fund might enter into futures contract sales of Treasury bonds for a price of $98. If the market value of the portfolio security does indeed decline from $100 to $95, the futures market price for the Treasury bonds might also decline from $98 to $93. In that case, the $5 loss in the market value of the portfolio security would be offset by the $5 gain realized by closing out the futures contract sale.

     Of course, the futures market price of Treasury bonds might decline to more than $93 or to less than $93 because of the imperfect correlation between cash and futures prices mentioned above. The Fund could be wrong in its forecast of interest rates and the futures market price could rise above $98. In this case, the market value of the portfolio securities, including the portfolio security being protected, would increase. The benefit of this increase would be reduced by the loss realized on closing out the futures contract sale. If interest rate levels did not change prior to settlement date, the Fund, in the above example, would incur a loss of $2 if it delivered the portfolio security on the settlement date (which loss might be reduced by an offsetting transaction prior to the settlement date). In each transaction, nominal transaction expenses would also be incurred.

EXAMPLE OF FUTURES CONTRACT PURCHASE

     The Fund would engage in a futures contract purchase when it is not fully invested in long-term securities but wishes to defer for a time the purchase of long-term securities in light of the availability of advantageous interim investments, e.g., short-term securities whose yields are greater than those available on long-term securities. The Fund’s basic motivation would be to maintain for a time the income advantage from investing in the short-term securities; the Fund would be endeavoring at the same time to eliminate the effect of all or part of the increases in market price of the long-term securities that the Fund may purchase.

     For example, assume that the market price of a long-term security that the Fund may purchase, currently yielding 10%, tends to move in concert with futures market prices of Treasury bonds. The Fund wishes to fix the current market price (and thus 10% yield) of the long-term security until the time (four months away in this example) when it may purchase the

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security. Assuming the long-term security has a market price of $100, and the Fund believes that, because of an anticipated fall in interest rates, the price will have risen to $105 (and the yield will have dropped to about 9-1/2%) in four months, the Fund might enter into futures contracts purchases of Treasury bonds for a price of $98.

     At the same time, the Fund would assign a pool of investments in short-term securities that are either maturing in four months or earmarked for sale in four months, for purchase of the long-term security at an assumed market price of $100. Assume these short-term securities are yielding 15%. If the market price of the long-term bond does indeed rise from $100 to $105, the futures market price for Treasury bonds might also rise from $98 to $103. In that case, the $5 increase in the price that the Fund pays for the long-term security would be offset by the $5 gain realized by closing out the futures contract purchase.

     The Fund could be wrong in its forecast of interest rates; long-term interest rates might rise to above 10%, and the futures market price could fall below $98. If short-term rates at the same time fall to 10% or below, it is possible that the Fund would continue with its purchase program for long-term securities. The market prices of available long-term securities would have decreased. The benefit of this price decrease, and thus yield increase, will be reduced by the loss realized on closing out the futures contract purchase. If, however, short-term rates remained above available long-term rates, it is possible that the Fund would discontinue its purchase program for long-term securities.

     The yields on short-term securities in the portfolio, including those originally in the pool assigned to the particular long-term security, would remain higher than yields on long-term bonds. The benefit of this continued incremental income will be reduced by the loss realized on closing out the futures contract purchase. In each transaction, nominal transaction expenses would also be incurred.

TAX TREATMENT

     The amount of any gain or loss realized by the Fund on closing out a futures contract may result in a capital gain or loss for federal income tax purposes. Generally, futures contracts held by the Fund at the close of the Fund’s taxable year will be treated for federal income tax purposes as sold for their fair market value on the last business day of such year. Forty percent of any gain or loss resulting from such constructive sale will be treated as short-term capital gain or loss and 60 percent of such gain or loss will be treated as long-term capital gain or loss. The amount of any capital gain or loss actually realized by the Fund in a subsequent sale or other disposition of these futures contracts will be adjusted to reflect any capital gain or loss taken into account by the Fund in a prior year as a result of the constructive sale of the contract. Notwithstanding the rules described above, with respect to futures contracts which are part of futures contract sales, and in certain other situations, the Fund may make an election which may have the effect of exempting all or a part of those identified future contracts from being treated for federal income tax purposes as sold on the last business day of the Fund’s taxable year; all or part of any gain or loss otherwise realized by the Fund on any closing transaction may be deferred until all of the Fund’s positions with respect to the futures contract sales are closed; and, all or part of any gain or loss may be treated as short-term capital gain or loss. Under the Federal income tax provisions

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applicable to regulated investment companies, at least 90% of the Fund’s annual gross income must be derived from dividends, interest, payments with respect to loans of securities, and gains from the sale or other disposition of securities (“qualifying income”).

     Under the Internal Revenue Code of 1986, as amended (the “Code”), the Fund may include gains from forward contracts in determining qualifying income. In addition, in order that the Fund continue to qualify as a regulated investment company for Federal income tax purposes, less than 30% of its gross income for any year must be derived from gains realized on the sale or other disposition of securities held by the Fund for less than three months. For this purpose, the Fund will treat gains realized on the closing out of futures contracts as gains derived from the sale of securities. This treatment could, under certain circumstances, require the Fund to defer the closing out of futures contracts until after three months from the date the fund acquired the contracts, even if it would be more advantageous to close out the contracts prior to that time. However, under the Code, a special rule is provided with respect to certain hedging transactions which has the effect of allowing the Fund to engage in such short-term transactions in limited circumstances. Any gains realized by the Fund as a result of the constructive sales of futures contacts held by the Fund at the end of its taxable year, as described in the preceding paragraph, will in all instances be treated as derived from the sale of securities held for three months or more, regardless of the actual period for which the Fund has held the futures contracts at the end of the year.

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Appendix C-Proxy Voting Policies and Procedures for Subadvised Funds

Ivy Small Cap Value Fund

The following are the proxy voting policies and procedures of Ivy Small Cap Value Fund:

STATE STREET RESEARCH & MANAGEMENT COMPANY

PROXY VOTING POLICIES AND PROCEDURES

April 2003

Purpose and General Statement

     The purpose of these proxy voting policies and procedures are to set forth the principles, guidelines and procedures by which State Street Research & Management Company (“State Street Research”) votes the securities owned by its clients for which State Street Research exercises voting authority and discretion (the “Proxies”). These policies and procedures have been designed to ensure that Proxies are voted in the best interests of our clients in accordance with our fiduciary duties and rule 206(4)-6 under the Investment Advisers Act of 1940 (the “Advisers Act”). Our authority to vote the Proxies is established by investment management agreements or comparable documents with our clients, and our proxy voting guidelines have been tailored to reflect these specific contractual obligations. In addition, our proxy guidelines reflect the fiduciary standards and responsibilities for ERISA accounts set out in Department of Labor Bulletin 94-2. These policies and procedures do not apply to any client that has explicitly retained authority and discretion to vote its own proxies or delegated such authority and discretion to a third party; State Street Research takes no responsibility for the voting of any proxies on behalf of any such client. For those clients that have delegated such authority and discretion to State Street Research, these policies and procedures apply equally to registered investment companies and institutional accounts.

     These proxy voting policies and procedures are available to all clients of the firm upon request, subject to the provision that these policies and procedures are subject to change at any time without notice.

Policies Relating to Proxy Voting

     The guiding principle by which State Street Research votes on all matters submitted to security holders is the maximization of the ultimate economic value of our clients’ holdings. Furthermore, State Street Research is mindful that for ERISA and other employee benefit plans, the focus on the realization of economic value is solely for the benefit of plan participants and their beneficiaries. State Street Research does not permit voting decisions to be influenced in any manner that is contrary to, or dilutive of, the guiding principle set forth above. It is our policy to avoid situations where there is any conflict of interest or perceived conflict of interest affecting our voting decisions. Any conflicts of interest, regardless of whether actual or perceived, will be addressed in accordance with these policies and procedures.

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     It is the general policy of State Street Research to vote on all matters presented to security holders in any Proxy, and these policies and procedures have been designed with that in mind. However, State Street Research reserves the right to abstain on any particular vote or otherwise withhold its vote on any matter if in the judgment of State Street Research, the costs associated with voting such Proxy outweigh the benefits to clients or if the circumstances make such an abstention or withholding otherwise advisable and in the best interest of our clients, in the judgment of State Street Research.

     For clients that have delegated to State Street Research the discretionary power to vote the securities held in their account, State Street Research does not generally accept any subsequent directions on specific matters presented to security holders or particular securities held in the account, regardless of whether such subsequent directions are from the client itself or a third party. State Street Research views the delegation of discretionary voting authority as an “all-or-nothing” choice for its clients.

     In addition to the voting of Proxies, State Street Research personnel may, in their discretion, meet with members of a corporation’s management and discuss matters of importance to State Street Research’s clients and their economic interests. Such meetings are in addition to any activities undertaken by State Street Research with respect to the voting of Proxies.

     Absent any legal or regulatory requirement to the contrary, it is generally the policy of State Street Research to maintain the confidentiality of the particular votes that it casts on behalf of its clients. Any registered investment companies managed by State Street Research disclose the votes cast on their behalf in accordance with all legal and regulatory requirements. Any institutional client of State Street Research can obtain details of how the firm has voted the securities in its account by contacting the client’s designated service representative at State Street Research. State Street Research does not, however, generally disclose the results of voting decisions to third parties.

     Conflicts of Interest. The Proxy Policy Committee has responsibility to monitor proxy voting decisions for any conflicts of interests, regardless of whether they are actual or perceived. In addition, all associates are expected to perform their tasks relating to the voting of Proxies in accordance with the principles set forth above, according the first priority to the economic interests of the firm’s clients. If at any time any associate becomes aware of any potential or actual conflict of interest or perceived conflict of interest regarding the voting policies and procedures described herein or any particular vote on behalf of any client, he or she should contact any member of the Proxy Policy Committee or the firm’s General Counsel. If any associate is pressured or lobbied either from within or outside of State Street Research with respect to any particular voting decision, he or she should contact any member of the Proxy Policy Committee or the firm’s General Counsel. The full Proxy Policy Committee will use its best judgment to address any such conflict of interest and ensure that it is resolved in the best interest of the clients. The Proxy Policy Committee may cause any of the following actions to be taken in that regard:

•	vote the relevant Proxy in accordance with the vote indicated by the Guidelines;

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•	vote the relevant Proxy as an Exception (as defined below), provided that the reasons behind the voting decision are in the best interest of the client, are reasonably documented and are approved by the General Counsel; or

•	direct ISS to vote in accordance with its independent assessment of the matter.

Proxy Policy Committee

     The administration of these proxy policies and procedures is governed by a Proxy Policy Committee (the “Committee”) currently comprising five members. There are two fixed members of this Committee and three rotating members. The fixed members are the Director of Equity Research (or if there is none, an investment professional designated by the Chief Investment Officer—Equities) and the Counsel from the Legal Department responsible for proxy related matters. The remaining three members are investment professionals designated from time to time on a rotating basis by the Chief Investment Officer—Equities (“CIO”). Rotating members serve on the Committee for a term of one year. The Director of Equity Research (or the CIO’s designee, as applicable) serves as Chair of the Committee. The Committee may change its structure or composition from time to time.

     The Committee has regular meetings semi-annually, and may meet other times as deemed necessary by the Chair or any member of the Committee. At each regular meeting, the Committee will review the existing Proxy Voting Guidelines and recommend any changes to those guidelines. In addition, the Committee will review any “Special Votes” and “Exceptions” (each as described below) that have occurred since the previous meeting of the Committee.

     On all matters, the Committee will make its decisions by a vote of a majority of the members of the Committee. Any matter for which there is no majority agreement among members of the Committee shall be referred to the CIO and the firm’s General Counsel for a joint decision.

Proxy Voting Procedures

     State Street Research has retained Institutional Shareholder Services, Inc. (“ISS”) to vote proxies for the accounts of our clients. ISS prepares research reports on most matters submitted to a shareholder vote and also provides voting services to institutions such as State Street Research. ISS receives a daily electronic feed of all holdings in State Street Research voting accounts, and trustees and/or custodians for those accounts have been instructed to deliver all proxy materials that they receive directly to ISS. ISS monitors the accounts and their holdings to be sure that all proxies are received and voted for State Street Research client shares owned. As a result of the firm’s decision to use ISS, there is generally no physical handling of proxies by State Street Research personnel. State Street Research has a designated ISS contact person within the Corporate Actions group of Investment Administration and Operations (“IA&O”) who serves as liaison between State Street Research and ISS.

     The attached Proxy Voting Guidelines (the “Guidelines”) state the general view and expected vote of State Street Research under the majority of circumstances with respect to the issues listed in the Guidelines. The indicated vote in the Guidelines is the default position on any matter specifically

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addressed by the Guidelines, and for any such matter, absent prior instructions to the contrary from State Street Research, ISS will automatically vote in accordance with the Guidelines. However, the Guidelines are just that—guidelines; they are not strict rules that must be obeyed in all cases, and Proxies may be voted contrary to the vote indicated by the Guidelines if such a vote is in the clients’ best interests as described below with respect to “Exceptions.” State Street Research votes all securities based upon the guiding principle of seeking the maximization of economic value to our clients, and ultimately all votes are cast on a case-by-case basis, taking into consideration the contractual obligations under the advisory agreement or comparable document, and all other relevant facts and circumstances at the time of the vote.

     Well in advance of the deadline for any particular vote, ISS posts information regarding that vote on its secure web site. This information includes the upcoming voting deadline, the vote indicated by the Guidelines, if any, whether such vote is with or against management and any analysis that ISS has prepared on the vote. Personnel in IA&O access the web site daily and download this information. Issues that are not specifically addressed by the Guidelines, including major corporate actions such as mergers and acquisitions ( “Special Votes”) are not automatically voted by ISS but are referred by ISS to State Street Research for a voting decision.

     Through its web site, ISS notifies State Street Research of all upcoming Special Votes, and such matters are immediately forwarded by IA&O to the Equity Department Analyst who covers the issuer in question, or if there is no covering analyst for a particular issuer or if the covering analyst is not available prior to the deadline for the relevant Special Vote, to the portfolio manager with the largest holdings of that issuer. In most cases, the covering analyst or relevant portfolio manager will make the decision as to the appropriate vote for any particular Special Vote. In making such decision, he or she may rely on any of the information and/or research available to him or her, including any recommendation made by ISS, in his or her discretion. The analyst or portfolio manager, as applicable, will inform the Chair of the Committee and IA&O of any such voting decision, and if the Chair does not object to such decision, IA&O will instruct ISS to vote the shares in such manner. The Chair has the discretion at all times, including in cases where the Chair has any questions about a particular voting decision or the analyst or portfolio manager is unable to arrive at a decision, to intervene in any decision regarding a Special Vote. In such regard, the Chair may take any such action he or she deems appropriate, including requesting additional analysis on the Special Vote, overriding the decision of the analyst or portfolio manager, or calling a special meeting of the entire Proxy Policy Committee to review the issues and arrive at a decision. In all cases, regardless of whether the ultimate voting decision with respect to any Special Vote is made by the analyst, the portfolio manager, the Chair or the entire Committee, such decision must be based on the overriding principle of seeking the maximization of the ultimate economic value of our clients’ holdings. If for any reason, no voting decision is made with respect to any particular Special Vote, or if IA&O has not otherwise received any direction in accordance with these policies and procedures as to how to instruct ISS to vote our shares prior to the relevant voting deadline for any Special Vote, IA&O will instruct ISS to vote all of our shares in accordance with ISS’s independent assessment of the matter.

     If at any time a portfolio manager or covering analyst becomes aware that he or she desires to vote on a specific matter in a manner that is contrary to the vote that would be indicated based upon the Guidelines (an “Exception”), regardless of whether such indicated vote is with or against management, then such individual should contact the Chair of the Committee as soon as possible prior to the relevant voting deadline for such matter. In most cases, the Chair of the Committee, along with the covering analyst and relevant portfolio manager, will review the issue and collectively agree as to the appropriate vote. They may make their decision based upon any of the information and/or research available to them, including any recommendation made by ISS, in their discretion. If they are unable to arrive at an agreement as to how to vote, then the Chair may call a special meeting of the Proxy Policy Committee.

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     The full Committee will then review the issues and arrive at a decision based on the overriding principle of seeking the maximization of the ultimate economic value of our clients’ holdings.

Record Keeping

State Street Research maintains records of all proxies voted in accordance with Section 204-2 of the Advisors Act. As required and permitted by Rule 204-2(c) under the Advisors Act, the following records are maintained:

•	a copy of these policies and procedures;

•	proxy statements received regarding client securities are maintained by the firm or ISS unless such proxy statements are available on the Securities and Exchange Commission’s EDGAR database, in which case the firm relies on such electronic copies on EDGAR;

•	a record of each vote cast is maintained by ISS, and such records are accessable to designated State Street Research personnel at any time;

•	a copy of any document created by State Street Research that was material to making a decision how to vote proxies on behalf of a client or that memorializes the basis for that decision; and

•	each written client request for proxy voting records and the adviser’s written response to any (written or oral) client request for such records.

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STATE STREET RESEARCH & MANAGEMENT COMPANY

PROXY VOTING GUIDELINES

April 2003

Issue	SSRM Proxy Voting Guideline

Auditor Issues:

Shareholder proposals requiring companies to prohibit their auditors from engaging in non-audit services (or cap level of non-audit services)	Generally, follow ISS recommendation, which reviews on a case-by-case basis.

Audit fees vs. Non-audit fees	Generally, vote against auditors and withhold votes from audit committee members if non-audit fees are greater than audit fees, audit-related fees, and permitted tax fees combined.

Shareholder proposals requiring shareholders’ votes for audit firm ratification	Generally, in favor.

Shareholder proposals requesting companies to rotate audit firms periodically	Generally, in favor unless required rotation period is less than five years

Director Issues:

Staggered (Classified) Board	Generally, not in favor.

Management Proposal to Remove Directors	Generally, no objection.

Management Proposals for Filling Board Vacancies	Generally, no objection.

Nominating and Other Board Committees Composed of Independent Directors	Generally, in favor

Resolutions Requiring that at least a Majority, and up to 2/3, of the Board be Composed of Independent Directors	Generally, in favor.

Director Liability Amendment	Generally, no objection.

Directors Not Liable For Gross Negligence	Generally, not in favor.

Director Attendance	Minimum acceptable attendance is no less than 75% of all meetings without a valid excuse. Votes will be withheld from directors not meeting this standard.

Issue	SSRM Proxy Voting Guideline

Management proposals requesting reelection of insiders or affiliated directors who serve on audit, compensation, and nominating committees	Generally, withhold vote from any insiders or affiliated outsiders on audit, compensation or nominating committees.

Single-slate board elections (Canada)	Generally, not in favor.

Separation of chairman and chief executive posts	Generally, in favor.

Share and Voting Issues:

Additional Share Authorization	Generally, no objection.

Anti-Greenmail Resolutions	Generally, no objection.

Cumulative Voting	Generally, not in favor.

Preemptive Rights Removal	Generally, no objection.

Poison Pill	Generally, not in favor. (But do generally favor Canadian Poison Pills)

Dual Class Capitalization	Generally, not in favor.

Supermajority Requirements	Generally, not in favor.

Fair Price Amendments	Case-by-case review.

Shareholder Disenfranchisement	Generally, not in favor.

Secret/Confidential Voting	Generally, not in favor.

Management Issues:

Golden Parachutes	Generally, not in favor.

Incentive Stock Option Plans	Generally follow ISS recommendation, which reviews on a case by case basis.

Requiring all stock options to be performance-based	Generally, follow ISS recommendation, which reviews on a case-by-case basis.

Requiring the expensing of stock option awards	Generally, not in favor.

Shareholder proposals seeking to ban stock sales by executives by establishing holding periods	Generally, not in favor.

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Issue	SSRM Proxy Voting Guideline

Shareholder proposals requesting to ban executive stock options	Generally, not in favor

Shareholder proposal requiring companies to report on their executive retirement benefits (deferred compensation, split-dollar life insurance, SERPs, and pension benefits	Generally, in favor.

Shareholder proposal requiring shareholder approval of extraordinary pension benefits for senior executives under the company’s SERP	Generally, follow ISS recommendation, which reviews on a case-by-case basis.

IRS Reg. 162(m) Plans	Vote for if the plan specifies the types of goals to be used by the 162(m) Plan Committee.

Miscellaneous:

State of Incorporation Change	Vote for if there is no reduction of shareholder rights.

Shareholder proposal requiring offshore companies to reincorporate into the United States	Generally, not in favor.

Blanket Authority On Unspecified Business	Generally, not in favor.

Social/Political Issues	Vote against unless there is a measurable economic benefit to the Company.

Shareholder proposal requiring companies to give shareholders access to the proxy ballot for the purpose of nominating board members	Generally, follow ISS recommendation, which reviews on a case-by-case basis.

Postpone/reschedule meeting regarding board approved mergers	Vote for if we favor the merger, against if we oppose the transaction.

     If any article is unusually complicated or is a departure from simple issues, the article is always considered on a case-by-case basis.

     State Street Research will, where it deems it appropriate, monitor a company’s activities and/or undertake an active dialogue with corporate management and others to encourage the adoption of organizational policies and practices which we believe will be to the ultimate economic benefit of our clients including, if the client is an employee benefit plan, that plan’s participants and their beneficiaries.

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Ivy Bond Fund, Ivy Mortgage Securities Fund and Ivy Real Estate Securities Fund

The following are the proxy voting policies and procedures of Ivy Bond Fund, Ivy Mortgage Securities Fund and Ivy Real Estate Securities Fund:

Advantus Capital Management, Inc.
Advantus Compliance

PROXY PROCEDURES

Procedure Name:	Proxy Procedures — Advantus Mutual Funds, Series Fund, and Client Accounts
Process Ref. #:	Advantus 115
Author:	Gary Peterson
Contact Name:	Gary Peterson
Approval Date:	July 2003

SCOPE

Input:

Proxy from company

Outputs:

Proxy guidelines for Advantus and sub-advisers

Resources:

Advantus Compliance
Investment Policy Committee
Sub-advisers

     Interaction With Other Areas:

Custodian banks

PURPOSE

The purpose of this proxy voting policy and procedure is to set forth the principles, guidelines and procedures by which Advantus Capital Management (“Advantus Capital”) votes the securities owned by its clients for which Advantus Capital exercises voting authority and discretion (the “Proxies’). The procedure has been designed to ensure the Proxies are voted in the best interest of the clients in accordance with our fiduciary duties and rule 206(4)-6 under the Investment Advisers Act of 1940 and the Investment Company Act of 1940. These policies and procedures do not apply to any client that explicitly retained authority and discretion to vote its own proxies or delegated such authority and discretion to a third party. Advantus Capital takes no responsibility for the voting of any proxies on behalf of such clients. For those clients that have delegated such authority and discretion to Advantus Capital, this policy and procedure apply equally to registered investment companies and client accounts.

PROCEDURE

Task/Action	Responsibility
ADVANTUS MUTUAL FUNDS AND SERIES FUND	Custodian Bank
For the Advantus Mutual Funds and Advantus Series Fund equity portfolios where Advantus actively manages the Fund portfolio, Advantus has elected the custodian bank (Wells Fargo) to vote proxies on behalf of the client. Proxies are directly sent to the custodian bank. Wells Fargo votes the proxies according their proxy guidelines and philosophy. Wells Fargo Bank employs Institutional Shareholder Services (ISS) as its proxy voting agent, responsible for analyzing proxies and recommending a voting position consistent with the Wells Fargo Proxy Guidelines. See the attached Exhibit A of the Wells Fargo Bank Proxy Guidelines and Philosophy.

If the Advantus portfolio manager of an equity fund requires a proxy to be voted in a certain manner that is in the best interest of the shareholder or client, inform Advantus Compliance who will work with custodian bank to ensure the proxy is voted according to the direction provided by the portfolio manager.	Advantus Portfolio Managers

For the Advantus Mutual Funds and Advantus Series equity portfolios that are managed by an interim adviser or sub-advised by an outside investment manager, the proxies are voted according to the respective advisers’ proxy guidelines. See the attached Exhibits B – F.	Interim Adviser/Sub-adviser

Provide oversight role to ensure that material conflicts of interest are avoided between the interests of the fund shareholder on the one hand, and the investment adviser, custodian bank (Wells Fargo), and the sub-advisers. Investment Policy Committee on a periodic basis will request from the custodian bank and the sub-advisers all potential conflicts of interest encountered in their proxy voting process and will review accordingly for conflicts of interest.	Advantus Investment Policy Committee

If a shareholder has requested a copy of the Advantus Funds proxy voting policies and procedures or proxy voting record, provide a copy to the shareholder within three business days.	Shareholder Services – Retail Mutual Funds VAL and MOA servicing – Series Fund

ADVANTUS CLIENTS
Advantus Capital does not manage equity portfolios for external clients. Minnesota Life and its affiliates have equity portfolios that are managed by Advantus Capital or by sub-advisers. For equity portfolios that are managed by Advantus, Advantus has elected the custodian bank (Wells Fargo) to vote proxies on behalf of the client. Proxies are directly sent to	Custodian Bank

the custodian bank. Wells Fargo votes the proxies according their proxy guidelines and philosophy. Wells Fargo Bank employs Institutional Shareholder Services (ISS) as its proxy voting agent, and recommending a voting position consistent with the Wells Fargo Proxy Guidelines. See the attached Exhibit A of the Wells Fargo Bank Proxy Guidelines and Philosophy.

If the Advantus portfolio manager of an equity fund requires a proxy to be voted in a certain manner that is in the best interest of the shareholder or client, inform Advantus Compliance who will work with custodian bank to ensure the proxy is voted according to the direction provided by the portfolio manager.	Advantus Portfolio Managers

For the equity portfolios that are sub-advised by an outside investment manager, the proxies are voted according to the sub-adviser proxy guidelines.	Sub-adviser

If Minnesota Life or its affiliates request copy of Advantus Capital’s proxy voting policies and procedures or the proxy voting record, provide a copy to the requestor within three business days.	Advantus Compliance

Wells Fargo Bank Proxy Guidelines and Philosophy

For 2003

INTRODUCTION

Wells Fargo Trust has adopted a system-wide philosophy statement and guidelines for voting of proxies for fiduciary and agency accounts where we have sole voting authority or joint voting authority (with other fiduciaries or co-actors).

The voting of proxies is the responsibility of the Wells Fargo Proxy Committee, which is appointed each year by TOC. A monthly review and approval of voting activity is the responsibility of the Trust Investment Committee (TIC).

Most Wells Fargo fiduciary entities have appointed Wells Fargo Bank (WFB) as their agent to vote proxies, following the standard Wells Fargo guidelines to assure consistent application of the philosophy and voting guidelines and for efficiency of operations and processing since we share a single system and processing capability.

PROXY POLICY STATEMENT

A.	Proxies relating to fiduciary accounts must be voted for the exclusive benefit of the trust beneficiary. Proxy votes should be cast based upon an analysis of the impact of any proposal on the economic value of the stock during the time the stock is intended to be held by a fiduciary account.

B.	Because the acquisition and retention of a security reflects confidence in management’s ability to generate acceptable returns for the shareholder, certain proxy issues involving corporate governance should be voted as recommended by management. These issues are listed in the proxy guidelines incorporated in this document.

C.	We encourage the Board of Directors to request powers which can be used to enhance the economic value of the stock by encouraging negotiation with a potential acquirer or by discouraging coercive and undervalued offers:

1.	The decision as to whether or not a Board of Directors should be granted these powers will be based upon:

•	an evaluation of the independence of the Board in its attempt to maximize shareholder value and,

•	upon an evaluation that the specific power being requested is reasonable in light of our objective to maximize the economic value of the stock and is not, in itself, abusive.

Proxy issues that will be evaluated and voted in accordance with this standard are listed in the guidelines.

2.	We will evaluate proposals where a Board of Directors has requested a change in their powers of corporate governance that increase the powers of the Board with respect to potential acquisition transactions as follows:

a.	An evaluation will be made of the Board’s independence and performance as determined by a review of relevant factors including:

1)	Length of service of senior management

2)	Number/percentage of outside directors

3)	Consistency of performance (EPS) over the last five years

4)	Value/growth of shares relative to industry/market averages

5)	Clear evidence of management and/or strategy changes implemented by the Board which are designed to improve company performance and shareholder value

b.	If the Board is viewed to be independent and the financial performance of the Company has been good:

1)	An evaluation will be made as to the appropriateness of the power or change being requested, if properly exercised, to enhance the economic value of the stock.

2)	If the provision itself is not viewed to be unnecessary or abusive (irrespective of the manner in which it may be exercised), then the proxy will be voted in favor of such proposal.

c.	If the Board is not viewed as independent, or the performance of the Company has not been good, or if the proposal is determined to be inappropriate, unnecessary, unusual, or abusive, the proxy will be voted against such proposal.

     d.     If the Proxy Committee deems it appropriate, the Company may be offered the opportunity to present the Board’s and management’s position to the Committee.

D.	Our process for evaluating shareholder proposals will be as follows:

1.	If the proposal relates to issues that do not have a material economic impact on the value of the stock, the proxy will be voted as recommended by management.

2.	If the proposal has a potential economic impact on the value of the stock, the analysis outlined in paragraph C.2 above will be made. If the Board is viewed as independent and the financial performance of the Company has been good, then the proxy will be voted as recommended by management.

3.	Standard shareholder proposals will be voted as indicated on Exhibit C.

E.	The Proxy Committee will ensure that adequate records are maintained which reflect (i) how and pursuant to which guidelines proxies are voted, (ii) that proxies and holdings are being reconciled, and (iii) whether reasonable efforts are being made to obtain any missing proxies.

F.	This Proxy Policy Statement may be disclosed to any current or prospective trust customer or beneficiary. Disclosure of proxy voting in specific accounts shall be made when requested by the plan sponsor, beneficiary, grantor, owner, or any other person with a beneficial interest in the account.

G.	Wells Fargo Bank employs Institutional Shareholder Services (ISS) as its proxy voting agent, responsible for analyzing proxies and recommending a voting position consistent with the Wells Fargo Proxy Guidelines. On issues where the Wells Fargo Proxy Guidelines are silent, Wells Fargo Bank will defer to the ISS Proxy Guidelines, particularly in the case of global proxy issues. The Wells Fargo Proxy Committee is responsible for the final decision on the voting of all proxies for Wells Fargo Bank.

H.	The Wells Fargo Proxy Committee has taken the following steps to ensure that material conflicts of interest are avoided between the interests of the client (fund shareholders and trust beneficiaries), on the one hand, and the investment adviser, corporation, principal underwriter, or an affiliated person of the trust account, fund, its investment adviser or principal underwriter, on the other hand.

1.	The Wells Fargo Proxy Committee requires that all proxies relating to fiduciary accounts must be voted for the exclusive benefit of the fund shareholder and trust beneficiary.

2.	The Wells Fargo Proxy Committee has adopted system-wide, written proxy guidelines and procedures for voting proxies to ensure consistency in voting proxies across all accounts.

3.	Wells Fargo has hired ISS as our proxy-voting agent in analyzing and recommending a voting position on all proxies (based on the Wells Fargo Proxy Guidelines) to ensure independence and consistency in analysis, interpretation and implementation of the proxy voting process.

4.	Wells Fargo hires an independent fiduciary to direct the Wells Fargo Proxy Committee on voting instructions for the Wells Fargo proxy.

5.	Proxy guidelines, which are implemented on a case-by-case basis, are evaluated consistently across proxies on the basis of rigid, quantifiable thresholds.

6.	The Wells Fargo organization has a wall of confidentiality between the commercial bank and its lending activities and the fiduciary responsibilities within the trust world.

7.	Proxy voting recommendations are not shared with senior management of Wells Fargo prior to casting our proxy vote, plus senior management has expressly requested that they not be informed on proxy voting issues.

8.	The Wells Fargo Proxy Committee has final authority in exercising our fiduciary responsibility of voting proxies.

9.	The Wells Fargo proxy voting record is available for review by the client.

Uncontested Election of Directors or Trustees

WFB will generally vote for all uncontested director or trustee nominees. The Nominating Committee is in the best position to select nominees who are available and capable of working well together to oversee management of the company.	FOR

WFB will withhold votes for a director if the nominee fails to attend at least 75% of the board and committee meetings without a valid excuse.	WITHHOLD
Ratification of Auditors

WFB will vote against auditors and withhold votes from audit committee members if non-audit fees are greater than audit fees, audit-related fees, and permitted tax fees, combined. WFB will follow the disclosure categories being proposed by the SEC in applying the above formula.	AGAINST/ WITHHOLD

With the above exception, WFB will generally vote for proposals to ratify auditors unless:	FOR

• an auditor has a financial interest in or association with the company, and is therefore not independent, or	AGAINST

• there is reason to believe that the independent auditor has rendered an opinion that is neither accurate nor indicative of the company’s financial position.	AGAINST

WFB will vote against proposals that require auditors to attend annual meetings as auditors are regularly reviewed by the board audit committee, and such attendance is unnecessary.	AGAINST

WFB will consider shareholder proposals requiring companies to prohibit their auditors from engaging in non-audit services on a case-by-case basis (or cap level of non-audit services).	CASE-BY-CASE

WFB will vote for shareholder proposals requesting a shareholder vote for audit firm ratification.	FOR

WFB will vote against shareholder proposals asking for audit firm rotation. This practice is viewed as too disruptive and too costly to implement for the benefit achieved.	AGAINST

For foreign corporations, WFB will consider on a case-by-case basis if the auditors are being changed without an explanation, or if the nonaudit-related fees are substantial or in excess of standard audit fees, as the importance of	CASE-BY-CASE

maintaining the independence of the audit function is important.

Specifically for Japan, WFB will consider voting against the appointment of independent internal statutory auditors if they have served the company in any executive capacity, or can be considered affiliated in any way. Japan enacted laws in 1993, which call for the establishment of a three-member audit committee of independent auditors.	AGAINST

Specifically for Japan, WFB will classify any proposed amendment to companies’ articles of incorporation lengthening the internal auditors’ term in office to four years from three years as a negative provision. Since this is mandated by law, this amendment would not warrant an automatic vote recommendation against.

Directors and Auditor’s Reports

For foreign corporations, WFB will generally vote for proposals to approve directors’ and auditors’ reports, unless:	FOR

• there are concerns about the accuracy of the accounts presented or the auditing procedures used;	AGAINST

• the company is not responsive to shareholder questions about specific items that should be publicly disclosed.	AGAINST

The directors’ report usually includes a review of the company’s performance during the year, justification of dividend levels and profits or losses, special events such as acquisitions or disposals, and future plans for the company. Shareholders can find reference to any irregularities or problems with the company in the auditors report.

Company Name Change/Purpose

WFB will vote for proposals to change the company name as management and the board is best suited to determine if such change in company name is necessary.	FOR

However, where the name change is requested in connection with a reorganization of the company, the vote will be based on the merits of the reorganization.	CASE-BY-CASE

In addition, WFB will generally vote for proposals to amend the purpose of the company. Management is in the best position to know whether the description of what the company does is accurate, or whether it needs to be updated by deleting, adding or revising language.	FOR

Employee Stock Purchase Plans/401(k) Employee Benefit Plans

WFB will vote for proposals to adopt, amend or increase authorized shares for employee stock purchase plans and 401(k) plans for employees as properly structured plans enable employees to purchase common stock at a slight discount and thus own a beneficial interest in the company, provided that the total cost of the company’s plan is not above the allowable cap for the company.	FOR

Similarly, WFB will generally vote for proposals to adopt or amend thrift and savings plans, retirement plans, pension plans and profit plans.	FOR

Approve Other Business

WFB will generally vote for proposals to approve other business. This transfer of authority allows the corporation to take certain ministerial steps that may arise at the annual or special meeting.	FOR

However, WFB retains the discretion to vote against such proposals if adequate information is not provided in the proxy statement, or the measures are significant and no further approval from shareholders is sought.	AGAINST

Independent Board Chairman

WFB will vote against proposals requiring that the positions of chairman and CEO be held separately.	AGAINST

Separation of the two positions may not be in shareholders’ best interests if the company has a limited roster of executive officers, or a recently organized company may need to combine these positions temporarily. It should also be noted that we support independence and would support a lead independent director. However, separating the chairman and CEO in most companies would be too disruptive to the company.

Specifically in the U.K., WFB will vote against a director nominee who is both chairman and CEO if there is no adequate justification provided by the company.	AGAINST

Independent Board of Directors/Board Committees

WFB will vote for proposals requiring that two-thirds of the board be independent directors, unless the board is effectively in compliance with the request based on WFB’s definition of independence. An independent board faces fewer conflicts and is best prepared to protect stockholders’ interests.	FOR

WFB will vote for proposals requesting that the board audit, compensation and/or nominating committees be composed of independent directors, only. Committees should be composed entirely of independent directors in order to avoid conflicts of interest.	FOR

WFB will withhold votes from any insiders or affiliated outsiders on audit, compensation or nominating committees. WFB will withhold votes from any insiders or affiliated outsiders on the board if any of these key committees has not been established.	WITHHOLD

Specifically in Canada, WFB will insert strong language in our analyses to highlight our disapproval of the ‘single-slate’ approach and call on companies to unbundle the director nominees up for election/reelection.

Specifically in France, Management may propose a different board structure. The French Commercial Code gives companies three options in respect to their board structure. WFB will examine these proposals on a case-by-case basis.	CASE-BY-CASE

Specifically in Japan, in cases where a company has committed some fraudulent or criminal act, WFB will vote against the representative director(s) and individuals personally implicated in the wrongdoing.	AGAINST

In addition, WFB will vote against proposals asking the board to address the issue of board diversity.	AGAINST

WFB will vote against proposals from shareholders requesting an independent compensation consultant.	AGAINST

Minimum Stock Requirements by Directors

WFB will vote against proposals requiring directors to own a minimum number of shares of company stock in order to qualify as a director, or to remain on the board. Minimum stock ownership requirements can impose an across-the-board requirement that could prevent qualified individuals from serving as directors.	AGAINST

Indemnification and Liability Provisions for Directors and Officers

WFB will vote for proposals to allow indemnification of directors and officers, when the actions taken were on behalf of the company and no criminal violations occurred. WFB will also vote in favor of proposals to purchase liability insurance covering liability in connection with those actions. Not allowing companies to indemnify directors and officers to the degree possible under the law would limit the ability of the company to attract qualified individuals.	FOR

Alternatively, WFB will vote against indemnity proposals that are overly-broad. For example, WFB will oppose proposals to indemnify directors for acts going beyond mere carelessness, such as gross negligence, acts taken in bad faith, acts not otherwise allowed by state law or more serious violations of fiduciary obligations.	AGAINST

For foreign corporations, WFB will vote against providing indemnity insurance to auditors as payment of such fees by the company on behalf of the auditor calls into question the objectivity of the auditor in carrying out the audit.	AGAINST

Board or Management Acts

For foreign corporations, WFB will vote for the discharge of the board and management unless:	FOR

• there are serious questions about actions of the board or management for the year in question;	AGAINST

• legal action is being taken against the board by shareholders.	AGAINST

Discharge is a tacit vote of confidence in the company’s corporate management and policies and does not necessarily eliminate the possibility of future shareholder action, although it does make such action more difficult to pursue.

Nominee Statement in the Proxy

WFB will vote against proposals that require board nominees to have a statement of candidacy in the proxy, since the proxy statement already provides adequate information pertaining to the election of directors.	AGAINST

Limitation on Number of Boards a Director May Sit On

WFB will vote against proposals to limit the number of boards a director may sit on. Placing an arbitrary limit on the number of boards on which a director may serve constitutes unwarranted interference and is not critical to the performance of the company.	AGAINST

Director Tenure/Retirement Age

WFB will vote against proposals to limit the tenure or retirement age of directors as such limitations based on an arbitrary number could prevent qualified individuals from serving as directors.	AGAINST

Board Powers/Procedures/Qualifications

WFB will consider on a case-by-case basis proposals to amend the corporation’s By-laws so that the Board of Directors shall have the power, without the assent or vote of the shareholders, to make, alter, amend, or rescind the By-laws, fix the amount to be reserved as working capital, and fix the number of directors and what number shall constitute a quorum of the Board. In determining these issues, WFB will rely on the proxy voting Guidelines.	CASE-BY-CASE

Loans to Officers

WFB will consider on a case-by-case basis proposals to authorize the corporation to make loans or to guarantee the obligations of officers of the	CASE-BY-CASE

corporation or any of its affiliates.

Adjourn Meeting to Solicit Additional Votes

WFB will examine proposals to adjourn the meeting to solicit additional votes on a case-by-case basis. As additional solicitation may be costly and could result in coercive pressure on shareholders, WFB will consider the nature of the proposal and its vote recommendations for the scheduled meeting.	CASE-BY-CASE

Contested Election of Directors or Trustees
Reimbursement of Solicitation Expenses

WFB will consider contested elections on a case-by-case basis, considering the following factors: long-term financial performance of the target company relative to its industry; management’s track record; background of the proxy contest; qualifications of director or trustee nominees (both slates); evaluation of what each side is offering shareholders as well as the likelihood that the proposed objectives and goals can be met; and stock ownership positions.	CASE-BY-CASE

In addition, decisions to provide reimbursement for dissidents waging a proxy contest are made on a case-by-case basis as proxy contests are governed by a mix of federal regulation, state law, and corporate charter and bylaw provisions.	CASE-BY-CASE

Board Structure: Staggered vs. Annual Elections WFB will consider the issue of classified boards on a case by case basis. In some cases, the division of the board into classes, elected for staggered terms, can entrench the incumbent management and make them less responsive to shareholder concerns. On the other hand, in some cases, staggered elections may provide for the continuity of experienced directors on the Board.	CASE-BY-CASE

For foreign corporations, WFB will vote for the elimination of protected board seats, as all directors should be accountable to shareholders.	FOR

Removal of Directors

WFB will consider on a case-by-case basis proposals to eliminate shareholders’ rights to remove directors with or without cause or only with approval of two-thirds or more of the shares entitled to vote.	CASE-BY-CASE

However, a requirement that a 75% or greater vote be obtained for removal of directors is abusive and will warrant a vote against the proposal.	AGAINST

Board Vacancies

WFB will vote against proposals that allow the board to fill vacancies without shareholder approval as these authorizations run contrary to basic shareholders’ rights.	AGAINST

Alternatively, WFB will vote for proposals that permit shareholders to elect directors to fill board vacancies.

Cumulative Voting

WFB will vote on proposals to permit or eliminate cumulative voting on a case-by-case basis, in accordance with its proxy voting guidelines. However, if the board is elected annually we will not support cumulative voting.	CASE-BY-CASE

Shareholders’ Right To Call A Special Meeting
Shareholder Ability to Act by Written Consent

Proposals providing that stockholder action may be taken only at an annual or special meeting of stockholder and not by written consent, or increasing the shareholder vote necessary to call a special meeting, will be voted on a case by case basis in accordance with the proxy voting guidelines.	CASE-BY-CASE

Board Size

WFB will vote for proposals that seek to fix the size of the board, as the ability for management to increase or decrease the size of the board in the face of a proxy contest may be used as a takeover defense.	FOR

However, if the company has cumulative voting, downsizing the board may decrease a minority shareholder’s chances of electing a director.	AGAINST

By increasing the size of the board, management can make it more difficult for dissidents to gain control of the board. Fixing the size of the board also prevents a reduction in the board size as a means to oust independent directors or those who cause friction within an otherwise homogenous board.

Shareholder Rights Plan (Poison Pills)

WFB will generally vote for proposals that request a company to submit its poison pill for shareholder ratification.	FOR

Alternatively, WFB will analyze proposals to redeem a company’s poison pill, or requesting the ratification of a poison pill on a case-by-case basis.	CASE-BY-CASE

Specifically for Canadian companies, WFB will consider on a case-by-case basis poison pill plans that contain a permitted bid feature as they require shareholder ratification of the pill and a sunset provisions whereby the pill expires unless it is renewed, and they specify that an all cash bid for all shares (or more recently majority of shares) that includes a fairness opinion and evidence of financing does not trigger the bill but forces a special meeting at which the offer is put to a shareholder vote. Also, WFB will also consider the balance of powers granted between the board and shareholders by the poison pill provisions.	CASE-BY-CASE

Poison pills are one of the most potent anti-takeover measures and are generally adopted by boards without shareholder approval. These plans harm shareholder value and entrench management by deterring stock acquisition offers that are not favored by the board.

Fair Price Provisions

WFB will consider fair price provisions on a case-by-case basis, evaluating factors such as the vote required to approve the proposed mechanism, the vote required to approve the proposed acquisition, the vote required to repeal the fair price provision, and the mechanism for determining the fair price.	CASE-BY-CASE

WFB will vote against fair price provisions with shareholder vote requirements of 75% or more of disinterested shares.	AGAINST

Greenmail

WFB will generally vote in favor of proposals limiting the corporation’s authority to purchase shares of common stock (or other outstanding securities) from a holder of a stated interest (5% or more) at a premium unless the same offer is made to all shareholders. These are known as “anti-greenmail” provisions. Greenmail discriminates against rank-and-file shareholders and may have an adverse effect on corporate image.	FOR

If the proposal is bundled with other charter or bylaw amendments, WFB will analyze such proposals on a case-by-case basis. In addition, WFB will analyze restructurings that involve the payment of pale greenmail on a case-by-case basis.	CASE-BY-CASE

Voting Rights

WFB will vote for proposals that seek to maintain or convert to a one-share, one-vote capital structure as such a principle ensures that management is accountable to all the company’s owners.	FOR

Alternatively, WFB will vote against any proposals to cap the number of votes a shareholder is entitled to. Any measure that places a ceiling on voting may entrench management and lessen its interest in maximizing shareholder value. Dual Class/Multiple-Voting Stock	AGAINST

WFB will vote against proposals that authorize, amend or increase dual class or multiple-voting stock which may be used in exchanges or recapitalizations. Dual class or multiple-voting stock carry unequal voting rights which differ from those of the broadly traded class of common stock.	AGAINST

Alternatively, WFB will vote for the elimination of dual class or multiple-voting stock which carry different rights than the common stock.	FOR

For foreign corporations, WFB will vote for proposals that create preference shares, provided the loss of voting rights is adequately compensated with a higher dividend and the total amount of preference share capital is not greater than 50% of the total outstanding. Preference shares are a common and legitimate form of corporate financing and can enhance shareholder value.	FOR

Supermajority Vote Provisions

WFB will generally consider on a case-by-case basis proposals to increase the shareholder vote necessary to approve mergers, acquisitions, sales of assets etc. and to amend the corporation’s charter or by-laws. The factors considered are those specified in the proxy guidelines.	CASE-BY-CASE

However, a supermajority requirement of 75% or more is abusive and WFB will vote against proposals that provide for them.	AGAINST

Supermajority vote provisions require voting approval in excess of a simple majority of the outstanding shares for a proposal. Companies may include supermajority lock-in provisions, which occur when changes are made to a corporation’s governing documents, and once approved, a supermajority vote is required to amend or repeal the changes.

Confidential Voting

WFB will vote for proposals to adopt confidential voting. Vote Tabulations	FOR

WFB will vote against proposals asking corporations to refrain from counting abstentions and broker non-votes in their vote tabulations and to eliminate the company’s discretion to vote unmarked proxy ballots. Vote counting procedures are determined by a number of different standards, including state law, the federal proxy rules, internal corporate policies, and mandates of the various stock exchanges.	AGAINST

Specifically in Japan, WFB will vote against management proposals amending their articles to relax their quorum requirement for special resolutions (including mergers, article amendments, and option plans) from one-half to one-third of issued capital (although such resolutions would still require two-thirds majority of votes cast)	AGAINST

Equal Access to the Proxy

WFB will vote against proposals that would allow significant company shareholders equal access to management’s proxy material in order to evaluate and propose voting recommendations on proxy proposals and director nominees, and in order to nominate their own candidates to the board.	AGAINST

Disclosure of Information

WFB will vote against shareholder proposals requesting fuller disclosure of company policies, plans, or business practices. Such proposals rarely enhance shareholder return and in many cases would require disclosure of confidential business information.	AGAINST

Annual Meetings

WFB will vote for proposals to amend procedures or change date or location of the annual meeting. Decisions as to procedures, dates or locations of meetings are best placed with management.	FOR

Alternatively, WFB will vote against proposals from shareholders calling for a change in the location or date of annual meetings as no date or location proposed will be acceptable to all shareholders.	AGAINST

WFB will generally vote in favor of proposals to reduce the quorum necessary for shareholders’ meetings, subject to a minimum of a simple majority of the company’s outstanding voting shares.	FOR

Shareholder Advisory Committees/Independent Inspectors WFB will vote against proposals seeking to establish shareholder advisory committees or independent inspectors. The existence of such bodies dilutes the responsibility of the board for managing the affairs of the corporation.	AGAINST

Technical Amendments to the Charter of Bylaws

WFB will generally vote in favor of charter and bylaw amendments proposed solely to conform with modern business practices, for simplification, or to comply with what management’s counsel interprets as applicable law.	FOR

However, amendments that have a material effect on shareholder’s rights will be considered on a case-by-case basis.	CASE-BY-CASE

Bundled Proposals

WFB will vote for bundled or “conditional” proxy proposals on a case-by-case basis, as WFB will examine the benefits and costs of the packaged items, and determine if the effect of the conditioned items are in the best interests of shareholders.	CASE-BY-CASE

Common Stock Authorizations/Reverse Stock Splits/Forward Stock Splits

WFB will consider requests for increases in authorized common stock on a case-by-case basis. Factors to be considered include the company’s industry and performance. These stock increases may be for a proposed stock split, issuance of shares for acquisitions, or for general business purposes.	CASE-BY-CASE

Also to be considered is whether the purpose of the proposed increase is to	AGAINST

strengthen takeover defenses, in which case WFB will vote against the proposal. Such increases give management too much power and are beyond what a company would normally need during the course of a year. They may also allow management to freely place the shares with an allied institution or set the terms and prices of the new shares.

For reverse stock splits, WFB will generally vote for proposals to implement the split provided the number of authorized common shares is reduced to a level that does not represent an unreasonably large increase in authorized but unissued shares. The failure to reduce authorized shares proportionally to any reverse split has potential adverse anti-takeover consequences. However, such circumstances may be warranted if delisting of the company’s stock is imminent and would result in greater harm to shareholders than the excessive share authorization.	FOR

WFB will generally vote in favor of forward stock splits.	FOR

Dividends	FOR

WFB will vote for proposals to allocate income and set dividends.

WFB will also vote for proposals that authorize a dividend reinvestment program as it allows investors to receive additional stock in lieu of a cash dividend.	FOR

However, if a proposal for a special bonus dividend is made that specifically rewards a certain class of shareholders over another, WFB will vote against the proposal.

WFB will also vote against proposals from shareholders requesting management to redistribute profits or restructure investments. Management is best placed to determine how to allocate corporate earnings or set dividends.	AGAINST

In addition, WFB will vote for proposals to set director fees.	FOR

Reduce the Par Value of the Common Stock	FOR

WFB will vote for proposals to reduce the par value of common stock.

Preferred Stock Authorization

WFB will generally vote for proposals to create preferred stock in cases where the company expressly states that the stock will not be used as a takeover defense or carry superior voting rights, or where the stock may be used to consummate beneficial acquisitions, combinations or financings.	FOR

Alternatively, WFB will vote against proposals to authorize or issue preferred stock if the board has asked for the unlimited right to set the terms and	AGAINST

conditions for the stock and may issue it for anti-takeover purposes without shareholder approval (blank check preferred stock).

In addition, WFB will vote against proposals to issue preferred stock if the shares to be used have voting rights greater than those available to other shareholders.	AGAINST

WFB will vote for proposals to require shareholder approval of blank check preferred stock issues for other than general corporate purposes (white squire placements).	FOR

Finally, WFB will consider on a case-by-case basis proposals to modify the rights of preferred shareholders and to increase or decrease the dividend rate of preferred stock.	CASE-BY-CASE

Reclassification of Shares

WFB will consider proposals to reclassify a specified class or series of shares on a case-by-case basis.	CASE-BY-CASE

Preemptive Rights

WFB will generally vote for proposals to eliminate preemptive rights. Preemptive rights are unnecessary to protect shareholder interests due to the size of most modern companies, the number of investors and the liquidity of trading.	FOR

In addition, specifically for foreign corporations, WFB will vote for issuance requests with preemptive rights to a maximum of 100% over current issued capital. In addition, WFB will vote for issuance requests without preemptive rights to a maximum of 20% of currently issued capital. These requests are for the creation of pools of capital with a specific purpose and cover the full range of corporate financing needs.	FOR

Share Repurchase Plans

WFB will vote for share repurchase plans, unless:	FOR

• there is clear evidence of past abuse of the authority; or	AGAINST

• the plan contains no safeguards against selective buy-backs.	AGAINST

Corporate stock repurchases are a legitimate use of corporate funds and can add to long-term shareholder returns

Executive and Director Compensation Plans

WFB will analyze on a case-by-case basis proposals on executive or director compensation plans, with the view that viable compensation programs reward the creation of stockholder wealth by having a high payout sensitivity to increases in shareholder value. Such proposals may seek shareholder approval	CASE-BY-CASE

to adopt a new plan, or to increase shares reserved for an existing plan.

WFB will review the potential cost and dilutive effect of the plan. After determining how much the plan will cost, ISS (Institutional Shareholder Services) evaluates whether the cost is reasonable by comparing the cost to an allowable cap. The allowable cap is industry-specific, market cap-base, and pegged to the average amount paid by companies performing in the top quartile of their peer groups. If the proposed cost is below the allowable cap, WFB will vote for the plan.	FOR

Among the plan features that may result in a vote against the plan are:	CASE-BY CASE

• plan administrators are given the authority to reprice or replace underwater options;	AGAINST

WFB will evaluate shareholder proposals requiring performance-based stock options on a case-by-case basis.	CASE-BY CASE

WFB will vote against shareholder proposals asking the company to expense stock options. WFB is not opposed to the concept. However, we currently lack an appropriate accounting treatment for it at present.	AGAINST

WFB will generally vote against shareholder proposals to ban future stock option grants to executives. This may be supportable in extreme cases where a company is a serial repricer, has a huge overhang, or has a highly dilutive, broad-based (non-approved) plans and is not acting to correct the situation.	AGAINST

WFB will vote against shareholder proposals asking companies to adopt full tenure holding periods for their executives. Indications are that such holding periods encourage executives to leave the company.	AGAINST

For certain OBRA-related proposals, WFB will vote for plan provisions that (a) place a cap on annual grants or amend administrative features, and (b) add performance criteria to existing compensation plans to comply with the provisions of Section 162(m) of the Internal Revenue Code.	CASE-BY-CASE

In addition, director compensation plans may also include stock plans that provide directors with the option of taking all or a portion of their cash compensation in the form of stock. WFB will consider these plans based on their voting power dilution.	CASE-BY-CASE

WFB will generally vote for retirement plans for directors.	FOR

Specifically in Japan, WFB will vote against option plans/grants to directors or employees of “related companies,” even though they meet our	AGAINST

criteria for dilution and exercise price, without adequate disclosure and justification.	AGAINST

Specifically in the U.K., WFB will vote against directors who have service contracts of three years, which exceed best practice and any change-in-control provisions. Management may propose director nominees who have service contracts that exceed the Combined Code’s recommendation of one-year. (The exceptions to the code would be in cases of new recruits with longer notice or contract periods, which should, however, be reduced after the initial period.)	CASE-BY-CASE

WFB will evaluate compensation proposals (Tax Havens) requesting share option schemes or amending an existing share option scheme on a case-by-case basis.	FOR

Stock options align management interests with those of shareholders by motivating executives to maintain stock price appreciation. Stock options, however, may harm shareholders by diluting each owner’s interest. In addition, exercising options can shift the balance of voting power by increasing executive ownership.	CASE-BY-CASE

Bonus Plans	FOR

WFB will vote for proposals to adopt annual or long-term cash or cash-and-stock bonus plans on a case-by-case basis. These plans enable companies qualify for a tax deduction under the provisions of Section 162(m) of the IRC. Payouts under these plans may either be in cash or stock and are usually tied to the attainment of certain financial or other performance goals. WFB will consider whether the plan is comparable to plans adopted by companies of similar size in the company’s industry and whether it is justified by the company’s performance.	FOR

For foreign companies, proposals to authorize bonuses to directors and statutory auditors who are retiring from the board will be considered on a case-by-case basis

Deferred Compensation Plans	AGAINST

WFB will generally vote for proposals to adopt or amend deferred compensation plans as they allow the compensation committee to tailor the plan to the needs of the executives or board of directors, unless

• the proposal is embedded in an executive or director compensation plan that is contrary to guidelines	FOR

Disclosure on Executive or Director Compensation

Cap or Restrict Executive or Director Compensation

WFB will generally vote for shareholder proposals requiring companies to report on their executive retirement benefits (deferred compensation, split-dollar life insurance, SERPs, and pension benefits	CASE-BY-CASE

WFB will evaluate shareholder proposals requiring shareholder approval of extraordinary pension benefits for senior executives under the company’s SERP on a case-by-case basis	AGAINST

WFB will generally vote against proposals that (a) seek additional disclosure of information on executive or director pay, or (b) seek to limit executive and director pay	CASE-BY-CASE

Golden and Tin Parachutes

WFB will vote for proposals that seek shareholder ratification of golden or tin parachutes as shareholders should have the opportunity to approve or disapprove of these severance agreements

Alternatively, WFB will examine on a case-by-case basis proposals that seek to ratify or cancel golden or tin parachutes. Effective parachutes may encourage management to consider takeover bids more fully and may also enhance employee morale and productivity. Among the arrangements that will be considered on their merits are:

• arrangements guaranteeing key employees continuation of base salary for more than three years or lump sum payment of more than three times base	CASE-BY-CASE

salary plus retirement benefits;	CASE-BY-CASE

• guarantees of benefits if a key employee voluntarily terminates;

• guarantees of benefits to employees lower than very senior management; and

• indemnification of liability for excise taxes

By contrast, WFB will vote against proposals that would guarantee benefits in a management-led buyout

Reincorporation

WFB will evaluate a change in a company’s state of incorporation on a case-by-case basis. WFB will analyze the valid reasons for the proposed move, including restructuring efforts, merger agreements, and tax or incorporation fee savings. WFB will also analyze proposed changes to the company charter and differences between the states’ corporate governance laws	AGAINST

States have adopted various statutes intended to encourage companies to incorporate in the state. These may include state takeover statutes, control share acquisition statutes, control share cash-out statutes, freezeout provisions, fair price provisions, and disgorgement provisions. WFB will examine reincorporations on a case-by-case in light of these statutes and in light of the corporate governance features the company has adopted to determine whether the reincorporation is in shareholders’ best interests	FOR CASE-BY-CASE

In addition, WFB will also examine poison pill endorsements, severance pay and labor contract provisions, and anti-greenmail provisions in the context of a state’s corporate governance laws on a case-by-case basis

WFB will evaluate shareholder proposals requiring offshore companies to reincorporate into the United States on a case-by-case basis

Reincorporation proposals may have considerable implications for shareholders, affecting the company’s takeover defenses and possibly its corporate structure and rules of governance	CASE-BY-CASE

Stakeholder Laws

WFB will vote against resolutions that would allow the Board to consider stakeholder interests (local communities, employees, suppliers, creditors, etc.) when faced with a takeover offer

Similarly, WFB will vote for proposals to opt out of stakeholder laws, which permit directors, when taking action, to weight the interests of constituencies other than shareholders in the process of corporate decision making. Such laws allow directors to consider nearly any factor they deem relevant in discharging their duties	CASE-BY-CASE

Mergers/Acquisitions and Corporate Restructurings

WFB will consider proposals on mergers and acquisitions on a case-by-case basis. WFB will determine if the transaction is in the best economic interests of the shareholders. WFB will take into account the following factors:	FOR

• anticipated financial and operating benefits;

• offer price (cost versus premium);

• prospects for the combined companies;

• how the deal was negotiated;

• changes in corporate governance and their impact on shareholder rights

In addition, WFB will also consider whether current shareholders would control a minority of the combined company’s outstanding voting power, and whether a reputable financial advisor was retained in order to ensure the protection of shareholders’ interests	FOR

On all other business transactions, i.e. corporate restructuring, spin-offs, asset sales, liquidations, and restructurings, WFB will analyze such proposals on a case-by-case basis and utilize the majority of the above factors in determining what is in the best interests of shareholders. Specifically, for liquidations, the cost versus premium factor may not be applicable, but WFB may also review the compensation plan for executives managing the liquidation,

Appraisal Rights

WFB will vote for proposals to restore, or provide shareholders with rights of appraisal

Rights of appraisal provide shareholders who are not satisfied with the terms of certain corporate transactions (such as mergers) the right to demand a judicial review in order to determine the fair value of their shares

Mutual Fund Proxies

WFB will usually vote mutual fund proxies as recommended by management. Proposals may include, and are not limited to, the following issues:

• eliminating the need for annual meetings of mutual fund shareholders;

• entering into or extending investment advisory agreements and management contracts;

• permitting securities lending and participation in repurchase agreements;

• changing fees and expenses; and

• changing investment policies

An investment advisory agreement is an agreement between a mutual fund and its financial advisor under which the financial advisor provides investment advice to the fund in return for a fee based on the fund’s net asset size. Most

agreements require that the particular fund pay the advisor a fee constituting a small percentage of the fund’s average net daily assets. In exchange for this consideration, the investment advisor manages the fund’s account, furnishes investment advice, and provides office space and facilities to the fund. A new investment advisory agreement may be necessitated by the merger of the advisor or the advisor’s corporate parent	AGAINST

Fundamental investment restrictions are limitations within a fund’s articles of incorporation that limit the investment practices of the particular fund. As fundamental, such restrictions may only be amended or eliminated with shareholder approval. Non-fundamental investment restrictions may be altered by action of the board of trustees

Distribution agreements are agreements authorized by guidelines established under the Investment Company Act of 1940 and, in particular, Rule 12b-1 thereunder, between a fund and its distributor, which provide that the distributor is paid a monthly fee to promote the sale of the fund’s shares

Reorganizations of funds may include the issuance of shares for an acquisition of a fund, or the merger of one fund into another for purposes of consolidation

The mutual fund industry is one of the most highly regulated industries, as it is subject to: individual state law under which the company is formed; the federal Securities Act of 1933; the federal Securities Exchange Act of 1934; and the federal Investment Company Act of 1940.

Social and Environmental Proposals

WFB will generally vote against social and environmental proposals by shareholders as their impact on share value can rarely be anticipated with any degree of confidence. Proposals that limit the business activity or capability of the company or result in significant costs do not benefit shareholder value

Social and environmental issues that may arise include:

• Energy and Environment

• Repressive Regimes and Foreign Labor Practices (South Africa, Northern Ireland, China)

• Military Business

• Maquiladora Standards & International Operations Policies

• World Debt Crisis

• Equal Employment Opportunity & Discrimination

• Animal Rights

• Product Integrity and Marketing

• Human Resources Issues

• Political and Charitable Contributions

TEMPLETON INVESTMENT COUNSEL, LLC

PROXY VOTING POLICIES & PROCEDURES

RESPONSIBILITY OF ADVISER TO VOTE PROXIES

Templeton Investment Counsel, LLC (hereinafter “Adviser”) has delegated its administrative duties with respect to voting proxies to the Proxy Group within Franklin Templeton Companies, LLC (the “Proxy Group”), a wholly-owned subsidiary of Franklin Resources, Inc. Franklin Templeton Companies, LLC provides a variety of general corporate services to its affiliates, including but not limited to legal and compliance activities. Proxy duties consist of analyzing proxy statements of issuers whose stock is owned by any client (including both investment companies and any separate accounts managed by Adviser) that has either delegated proxy voting administrative responsibility to Adviser or has asked for information on the issues to be voted. The Proxy Group will process proxy votes on behalf of, and Adviser votes proxies solely in the interests of, separate account clients, Adviser-managed mutual fund shareholders, or, where employee benefit plan assets are involved, in the interests of the plan participants and beneficiaries (collectively, “Advisory Clients”) that have properly delegated such responsibility or will inform Advisory Clients that have not delegated the voting responsibility but that have requested voting advice about Adviser’s views on such proxy votes. The Proxy Group also provides these services to other advisory affiliates of Adviser.

HOW ADVISER VOTES PROXIES

Fiduciary Considerations

All proxies received by the Proxy Group will be voted based upon Adviser’s instructions and/or policies. To assist it in analyzing proxies, Adviser subscribes to Institutional Shareholder Services (“ISS”), an unaffiliated third party corporate governance research service that provides in-depth analyses of shareholder meeting agendas, vote recommendations, recordkeeping and vote disclosure services. Although ISS’ analyses are thoroughly reviewed and considered in making a final voting decision, Adviser does not consider recommendations from ISS or any other third party to be determinative of Adviser’s ultimate decision. As a matter of policy, the officers, directors and employees of Adviser and the Proxy Group will not be influenced by outside sources whose interests conflict with the interests of Advisory Clients.

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Conflicts of Interest

All conflicts of interest will be resolved in the interests of the Advisory Clients. Adviser is an affiliate of a large, diverse financial services firm with many affiliates and makes its best efforts to avoid conflicts of interest. However, a situation may arise where one affiliate makes a voting decision on a company’s proxy without the knowledge that another affiliate manages that company’s retirement plan or other assets. In situations where Adviser perceives a material conflict of interest, Adviser may disclose the conflict to the relevant Advisory Clients; defer to the voting recommendation of the Advisory Clients, ISS or those of another independent third party provider of proxy services; send the proxy directly to the relevant Advisory Clients for a voting decision; or take such other action in good faith (in consultation with counsel) which would protect the interests of the Advisory Clients.

Weight Given Management Recommendations

One of the primary factors Adviser considers when determining the desirability of investing in a particular company is the quality and depth of that company’s management. Accordingly, the recommendation of management on any issue is a factor which Adviser considers in determining how proxies should be voted. However, Adviser does not consider recommendations from management to be determinative of Adviser’s ultimate decision. As a matter of practice, the votes with respect to most issues are cast in accordance with the position of the company’s management. Each issue, however, is considered on its own merits, and Adviser will not support the position of a company’s management in any situation where it determines that the ratification of management’s position would adversely affect the investment merits of owning that company’s shares.

THE PROXY GROUP

The Proxy Group is part of the Franklin Templeton Companies, LLC Corporate Legal Department and is overseen by legal counsel. Full-time staff members are devoted to proxy voting administration and providing support and assistance where needed. On a daily basis, the Proxy Group will review each proxy upon receipt as well as any agendas, materials and recommendations that they receive from ISS or other sources. The Proxy Group maintains a log of all shareholder meetings that are scheduled for companies whose securities are held by Adviser’s managed funds and accounts. For each shareholder meeting, a member of the Proxy Group will consult with the research analyst that follows the security and provide the analyst with the meeting notice, agenda, ISS analyses, recommendations and any other available information. Adviser’s research analyst and relevant portfolio manager(s) are responsible for making the final voting decision based on their review of the agenda, ISS analysis, their knowledge of the company and any other information readily available. The Proxy Group must obtain voting instructions from Adviser’s research analyst, relevant portfolio manager(s) and/or legal counsel prior to submitting the vote.

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GENERAL PROXY VOTING GUIDELINES

Adviser has adopted general guidelines for voting proxies as summarized below. Although these guidelines are to be followed as a general policy, in all cases each proxy will be considered based on the relevant facts and circumstances. These guidelines cannot provide an exhaustive list of all the issues that may arise nor can Adviser anticipate all future situations. Corporate governance issues are diverse and continually evolving and Adviser devotes significant time and resources to monitor these changes.

ADVISER’S PROXY VOTING POLICIES AND PRINCIPLES

Adviser’s proxy voting positions have been developed based on years of experience with proxy voting and corporate governance issues. These principles have been reviewed by various members of Adviser’s organization, including portfolio management, legal counsel, and Adviser’s officers. The following guidelines reflect what Adviser believes to be good corporate governance and behavior:

Board of Directors: The election of directors and an independent board are key to good corporate governance. Directors are expected to be competent individuals and they should be accountable and responsive to shareholders. Adviser supports an independent board of directors, and prefers that key committees such as audit, nominating, and compensation committees be comprised of independent directors. Adviser will generally vote against management efforts to classify a board and will generally support proposals to declassify the board of directors. Adviser will consider withholding votes from directors who have attended less than 75% of meetings without a valid reason. While generally in favor of separating Chairman and CEO positions, Adviser will review this issue on a case-by-case basis taking into consideration other factors including the company’s corporate governance guidelines and performance. Adviser evaluates proposals to restore or provide for cumulative voting on a case-by-case basis and considers such factors as corporate governance provisions as well as relative performance.

Ratification of Auditors: In light of several high profile accounting scandals, Adviser will closely scrutinize the role and performance of auditors. On a case-by-case basis, Adviser will examine proposals relating to non-audit relationships and non-audit fees. Adviser will also consider, on a case-by-case basis, proposals to rotate auditors, and will vote against the ratification of auditors when there is clear and compelling evidence of accounting irregularities or negligence attributable to the auditors.

Management & Director Compensation: A company’s equity-based compensation plan should be in alignment with the shareholders’ long-term interests. Adviser evaluates plans on a case-by-case basis by considering several factors to determine whether the plan is fair and

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reasonable. Adviser reviews the ISS quantitative model utilized to assess such plans. Adviser will generally oppose plans that have the potential to be excessively dilutive, and will almost always oppose plans that are structured to allow the repricing of underwater options, or plans that have an automatic share replenishment “evergreen” feature. Adviser will generally support employee stock option plans in which the purchase price is at least 85% of fair market value, and when potential dilution is 10% or less.

Severance compensation arrangements will be reviewed on a case-by-case basis, although Adviser will generally oppose “golden parachutes” that are considered excessive. Adviser will normally support proposals that require that a percentage of directors’ compensation be in the form of common stock, as it aligns their interests with those of the shareholders. Adviser will review on a case-by-case basis any shareholder proposals to adopt policies on expensing stock option plans, and will continue to closely monitor any future developments in this area.

Anti-Takeover Mechanisms and Related Issues: Adviser generally opposes anti-takeover measures since they tend to reduce shareholder rights. However, as with all proxy issues, Adviser conducts an independent review of each anti-takeover proposal. On occasion, Adviser may vote with management when the research analyst has concluded that the proposal is not onerous and would not harm Advisory Clients’ interests as stockholders. Adviser generally supports proposals that require shareholder rights plans (“poison pills”) to be subject to a shareholder vote. Adviser will closely evaluate shareholder rights’ plans on a case-by-case basis to determine whether or not they warrant support. Adviser will generally vote against any proposal to issue stock that has unequal or subordinate voting rights. In addition, Adviser generally opposes any supermajority voting requirements as well as the payment of “greenmail.” Adviser usually supports “fair price” provisions and confidential voting.

Changes to Capital Structure: Adviser realizes that a company’s financing decisions have a significant impact on its shareholders, particularly when they involve the issuance of additional shares of common or preferred stock or the assumption of additional debt. Adviser will carefully review, on a case-by-case basis, proposals by companies to increase authorized shares and the purpose for the increase. Adviser will generally not vote in favor of dual-class capital structures to increase the number of authorized shares where that class of stock would have superior voting rights. Adviser will generally vote in favor of the issuance of preferred stock in cases where the company specifies the voting, dividend, conversion and other rights of such stock and the terms of the preferred stock issuance are deemed reasonable. Adviser will review proposals seeking preemptive rights on a case-by-case basis.

Mergers and Corporate Restructuring: Mergers and acquisitions will be subject to careful review by the research analyst to determine whether they would be beneficial to shareholders. Adviser will analyze various economic and strategic factors in making the final decision on a merger or acquisition. Corporate restructuring proposals are also subject to a thorough examination on a case-by-case basis.

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Social and Corporate Policy Issues: As a fiduciary, Adviser is primarily concerned about the financial interests of its Advisory Clients. Adviser will generally give management discretion with regard to social, environmental and ethical issues although Adviser may vote in favor of those issues that are believed to have significant economic benefits or implications.

Global Corporate Governance: Adviser manages investments in countries worldwide. Many of the tenets discussed above are applied to Adviser’s proxy voting decisions for international investments. However, Adviser must be flexible in these worldwide markets and must be mindful of the varied market practices of each region As experienced money managers, Adviser’s analysts are skilled in understanding the complexities of the regions in which they specialize and are trained to analyze proxy issues germane to their regions.

PROXY PROCEDURES

The Proxy Group is fully cognizant of its responsibility to process proxies and maintain proxy records pursuant to SEC rules and regulations. In addition, Adviser understands its fiduciary duty to vote proxies; and that proxy voting decisions may affect the value of shareholdings. Therefore, Adviser will attempt to process every vote it receives for all domestic and foreign proxies. However, there may be situations in which Adviser cannot vote proxies. For example, if the cost of voting a foreign proxy outweighs the benefit of voting, the Proxy Group may refrain from processing that vote. Additionally, the Proxy Group may not be given enough time to process the vote. For example, the Proxy Group, through no fault of their own, may receive a meeting notice from the company too late, or may be unable to obtain a timely translation of the agenda. In addition, if Adviser has outstanding sell orders, the proxies for those meetings may not be voted in order to facilitate the sale of those securities. Although Adviser may hold shares on a company’s record date, should it sell them prior to the company’s meeting date, Adviser ultimately may decide not to vote those shares.

Adviser may vote against an agenda item where no further information is provided, particularly in non-U.S. markets. For example, if “Other Business” is listed on the agenda with no further information included in the proxy materials, Adviser may vote against the item to send a message to the company that if it had provided additional information, Adviser may have voted in favor of that item. Adviser may also enter an “abstain” vote on the election of certain directors from time to time based on individual situations, particularly where Adviser is not in favor of electing a director and there is no provision for voting against such director.

The following describes the standard procedures that are to be followed with respect to carrying out Adviser’s proxy policy:

1. All proxy materials received will be recorded immediately by the Proxy Group in a database to maintain control over such materials.

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2. The Proxy Group will review and compile information on each proxy upon receipt of any agendas, materials, reports, recommendations from ISS or other information. The Proxy Group will then forward this information to the appropriate research analyst and/or legal counsel for review and voting instructions.

3. In determining how to vote, Adviser’s analysts and relevant portfolio manager(s) will consider the general guidelines described in its proxy policy, their in-depth knowledge of the company, any readily available information and research about the company and its agenda items, and the recommendations put forth by ISS or other independent third party providers of proxy services.

4. The Proxy Group is responsible for maintaining the documentation that supports Adviser’s voting position. Such documentation will include, but is not limited to, any information provided by ISS or other proxy service providers, and, especially as to non-routine, materially significant or controversial matters, memoranda describing the position it has taken, why that position is in the best interest of its Advisory Clients (including separate accounts such as ERISA accounts as well as mutual funds), an indication of whether it supported or did not support management and any other relevant information. Additionally, the Proxy Group may include documentation obtained from the research analyst, portfolio manager and/or legal counsel.

5. After the proxy is completed but before it is returned to the issuer and/or its agent, the Proxy Group may review those situations including special or unique documentation to determine that the appropriate documentation has been created, including conflict of interest screening.

6. The Proxy Group will attempt to submit Adviser’s vote on all proxies to ISS for processing at least three days prior to the meeting for U.S. securities and 10 days prior to the meeting for foreign securities. However, in certain foreign jurisdictions it may be impossible to return the proxy 10 days in advance of the meeting. In these situations, the Proxy Group will use its best efforts to send the proxy vote to ISS in sufficient time for the vote to be lodged.

7. The Proxy Group prepares reports for each client that has requested a record of votes cast. The report specifies the proxy issues that have been voted for the client during the requested period and the position taken with respect to each issue. The Proxy Group sends one copy to the client, retains a copy in the client’s file and forwards a copy to the appropriate portfolio manager. While many Advisory Clients prefer quarterly or annual reports, the Proxy Group will provide reports for any timeframe requested by a client

8. If the Proxy Group learns of a vote on a material event that will affect a security on loan, the Group will notify Adviser and obtain instructions regarding whether Adviser

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desires the Franklin Templeton Services, LLC Fund Treasury Department to contact the custodian bank in an effort to retrieve the securities. If so requested by Adviser, the Proxy Group shall use its best efforts to call such loans or use other practicable and legally enforceable means to ensure that Adviser is able to fulfill its fiduciary duty to vote proxies for Advisory Clients with respect to such loaned securities.

9. The Proxy Group is responsible for maintaining appropriate proxy voting records. Such records will include, but are not limited to, a copy of all materials returned to the issuer and/or its agent, the documentation described above, listings of proxies voted by issuer and by client, and any other relevant information. The Proxy Group may use an outside service such as ISS to support this function. All records will be retained for at least five years, the first two of which will be on-site. Advisory Clients may request copies of their proxy voting records by calling the Proxy Group at 1-954-847-2268, or by sending a written request to: Franklin Templeton Companies, LLC, 500 East Broward Boulevard, Suite 1500, Fort Lauderdale, FL 33394, Attention: Proxy Group. Advisory Clients may review Adviser’s proxy voting policies and procedures on-line at www.franklintempleton.com and may request additional copies by calling the number above. In addition, the Proxy Group is responsible for ensuring that the proxy voting policies, procedures and records of the Adviser are available as required by law and is responsible for overseeing the filing of such policies, procedures and mutual fund voting records with the SEC.